Filed Pursuant to Rule 424(b)(3)

Registration Number 333-197303

Proxy Statement/Prospectus

Proxy Statement for Aslin Group, Inc.

Special Meeting

Prospectus of First Business Financial Services, Inc.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

First Business Financial Services, Inc., which we refer to as “First Business” or “we”, and Aslin Group, Inc., which we refer to as “Aslin Group,” have entered into an Agreement and Plan of Merger dated as of May 22, 2014 (which we refer to sometimes as the “Merger Agreement”), which provides for the combination of the two companies.  Under the Merger Agreement, a wholly-owned subsidiary of First Business will merge with and into Aslin Group, with Aslin Group remaining as the surviving entity and thereby becoming a wholly-owned subsidiary of First Business (which transaction we refer to as the “merger”).  Immediately after the merger, under the Merger Agreement, Aslin Group will merge with and into First Business, with First Business remaining as the surviving entity (which transaction we refer to as the “second merger”).  The merger and the second merger are together referred to as the “mergers”.  As a result of the mergers, Aslin Group’s wholly-owned subsidiary, Alterra Bank, will become a wholly-owned subsidiary of First Business.

Before we complete the mergers, the stockholders of Aslin Group must approve the Merger Agreement and the transactions contemplated thereby.  A special meeting of Aslin Group stockholders will be held on September 17, 2014 for that purpose.

At the effective time of the merger, each share of Aslin Group common stock issued and outstanding immediately prior to the effective time (other than shares of Aslin Group common stock owned by First Business or its subsidiaries, or shares of Aslin Group common stock held by stockholders that have validly exercised appraisal rights under the under Section 262 et seq. of the Delaware General Corporation Law with respect to such shares) will cease to be outstanding and will be converted into the right to receive per share consideration valued at $14,435.59, which will be payable in (i) an amount of cash equal to $6,496.02 (the “Cash Amount”), and (ii) a number shares of First Business common stock having a value of $7,939.57 (the “Stock Amount”).  The number of shares of First Business common stock that each share of Aslin Group common stock will have the right to receive as the Stock Amount will equal $7,939.57 divided by the Bloomberg VWAP (as defined below) of First Business common stock; provided, however, that if the number of shares as so calculated (1) is greater than 233.5154, such number will be reduced to 233.5154, or (2) is less than 155.6766, such number will be increased to 155.6766.  As a result, if the Bloomberg VWAP of the First Business common stock is less than $34.00, the value of the Stock Amount will be less than $7,939.57, and if the Bloomberg VWAP exceeds $51.00, the value of the Stock Amount will be greater than $7,939.57.  The aggregate merger consideration payable to Aslin Group’s stockholders will be $30,105,423, and the maximum number of shares of First Business common stock that may be issued to Aslin Group’s stockholders in the merger is 486,996, based on 2,085.5 shares of Aslin Group stock anticipated to be outstanding as of the effective time of the merger.  Cash will be paid in lieu of issuing fractional shares of First Business common stock.  “Bloomberg VWAP” is defined as the volume-weighted average closing price of First Business common stock on NASDAQ according to the Bloomberg VWAP Price and Volume Dashboard during the 10 consecutive trading days ending on and including the third trading day immediately before the date the merger closes.

We expect the mergers, taken together, to be a tax-free transaction for Aslin Group stockholders except as provided in “Material United States Federal Income Tax Consequences of the Mergers”.

The market price of First Business common stock will fluctuate before the merger.  You should obtain a current stock price quotation for First Business common stock.  First Business common stock is traded on The NASDAQ Global Select Market under the symbol “FBIZ”.

Aslin Group’s board of directors has unanimously determined that the combination of Aslin Group and First Business is in the best interests of Aslin Group stockholders based upon its analysis, investigation and deliberation, and Aslin Group’s board of directors unanimously recommends that the Aslin Group stockholders vote “FOR” the approval of the Merger Agreement and the transactions contemplated thereby.  Stockholders of Aslin Group are also being asked to vote on a proposal to approve certain payments and benefits to Pamela Berneking, President and Chief Executive Officer of Alterra Bank.  The proposal requires the affirmative vote of more than 75% of the issued and outstanding shares of Aslin Group common stock as of the record date, excluding those shares held by Ms. Berneking.  Approval of these payments is not a condition of the merger.  Aslin Group’s board of directors unanimously recommends (except for Ms. Berneking, who abstained from the recommendation) that the Aslin Group stockholders vote “FOR” the approval of the proposal regarding the payments and benefits to Ms. Berneking.

You should read this entire proxy statement/prospectus, including the appendices and the documents incorporated by reference into the document, carefully because it contains important information about the merger and the related transactions.  In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 12.

The shares of First Business common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Stock is subject to investment risks, including loss of value.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger described in this proxy statement/prospectus or the First Business common stock to be issued in the merger, or passed upon the adequacy or accuracy of this proxy statement/prospectus.  Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated August 11, 2014.

This document incorporates by reference important business and financial information about First Business that is not included in or delivered with this document.  See “Incorporation of Certain Documents by Reference” beginning on page 75 of the document for a list of documents that First Business has incorporated by reference into this document.  These documents are available to you without charge upon written or oral request made to:

First Business Financial Services, Inc.
401 Charmany Drive
Madison, Wisconsin 53719
Attention: Corporate Secretary
(608) 238-8008

To obtain timely delivery of these documents, you must request the information no later than September 10, 2014, in order to receive them before Aslin Group’s special meeting of stockholders.

ASLIN GROUP, INC.
11300 Tomahawk Creek Parkway, Suite 100
Leawood, KS 66211

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 17, 2014

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Aslin Group, Inc. which we refer to as “Aslin Group”, will be held at Aslin Group’s principal executive offices located at 11300 Tomahawk Creek Parkway, Suite 100, Leawood, Kansas, at  10:00 am Central Time, on September 17, 2014, for the following purposes:

1.              To approve the Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” dated as of May 22, 2014, between First Business Financial Services, Inc., Aslin Group, and AGI Acquisition Corp., and the transactions contemplated thereby. This proposal is referred to as the “Merger Proposal”.

2.              To approve certain payments and benefits to Pamela Berneking, President and Chief Executive Officer of Alterra Bank.  This proposal is referred to as the “280G Proposal”.  Approval of the 280G Proposal is not a condition of the merger.

Aslin Group will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of such meeting.

The Merger Proposal and the 280G Proposal are described in more detail in the attached proxy statement/prospectus, which you should read carefully in its entirety before you vote.  A copy of the Merger Agreement is attached as Appendix A to the proxy statement/prospectus.

The record date for the special meeting is August 10, 2014.  All holders of record of Aslin Group common stock at the close of business on the record date will be notified of the special meeting.  Only holders of record of Aslin Group common stock at the close of business on August 10, 2014, will be entitled to vote at the special meeting and any adjournments or postponements thereof.  Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf.  Such proxy need not be a holder of Aslin Group common stock.

Your vote is very important.  To ensure your representation at the special meeting, please complete and return the enclosed proxy card.  Please vote promptly whether or not you expect to attend the special meeting.  Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

Aslin Group’s board of directors has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby, and recommends that you vote “FOR” approval of the Merger Proposal and the 280G Proposal.

BY ORDER OF THE CHAIRMAN OF THE BOARD OF DIRECTORS

Malcolm M. Aslin

Chairman and Chief Executive Officer

August 11, 2014

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the merger and the special meeting.  They may not include all the information that is important to the stockholders of Aslin Group.  Each stockholder of Aslin Group should read this entire proxy statement/prospectus carefully, including the appendices and other documents referred to in this proxy statement/prospectus.

Q:                      Why am I receiving these materials?

A:                       Aslin Group is sending these materials to its stockholders to help them decide how to vote their shares of Aslin Group common stock with respect to the proposed merger and the other matters to be considered at the special meeting described below.

The merger cannot be completed unless Aslin Group stockholders approve the Merger Agreement.  Aslin Group is holding a special meeting of stockholders to vote on the Merger Agreement as described in “Special Meeting of Stockholders”.  Information about the special meeting and the merger is contained in this proxy statement/prospectus.

This proxy statement/prospectus constitutes a prospectus of First Business and a proxy statement of Aslin Group.  It is a proxy statement because the board of directors of Aslin Group is soliciting proxies from Aslin Group’s stockholders.  It is a prospectus because First Business will issue shares of its common stock in exchange for shares of Aslin Group common stock in the merger.

Q:                      What will Aslin Group stockholders receive in the merger?

A:                       Under the terms of the Merger Agreement, Aslin Group stockholders will receive their pro rata share of the total consideration, which consists of (i) $13,547,449.71 in cash, and (ii) shares of First Business common stock that, valued at the volume-weighted average closing price of First Business common stock on The NASDAQ Global Select Market, which we refer to as “NASDAQ”, according to the Bloomberg VWAP (as defined below), ranging between $34.00 per share and $51.00 per share, will have a total value of $16,557,973.24.  “Bloomberg VWAP” is defined as the volume-weighted average closing price of First Business common stock on NASDAQ according to the Bloomberg VWAP Price and Volume Dashboard during the 10 consecutive trading days ending on and including the third trading day immediately before the date the merger closes.

Q:                      What will an Aslin Group stockholder receive for each share of Aslin Group common stock?

A:                       At the effective time of the merger, each share of Aslin Group common stock issued and outstanding immediately prior to the effective time (other than shares of Aslin Group common stock owned by First Business or its subsidiaries, or shares of Aslin Group common stock held by stockholders that have validly exercised appraisal rights under Section 262 et seq. of the Delaware General Corporation Law, which we refer to as the “DGCL,” with respect to such shares) will cease to be outstanding and will be converted into the right to receive per share consideration valued at $14,435.59, which will be payable in (i) an amount of cash equal to $6,496.02, and (ii) a number shares of First Business common stock having a value of $7,939.57.  The number of shares of First Business common stock that each share of Aslin Group common stock will have the right to receive as the Stock Amount will equal $7,939.57 divided by the Bloomberg VWAP of the First Business common stock; provided, however, that if the number of shares as so calculated (1) is greater than 233.5154, such number will be reduced to 233.5154, or (2) is less than 155.6766, such number will be increased to 155.6766.  As a result, if the Bloomberg VWAP of the First Business common stock is less than $34.00, the value of the Stock Amount will be less than $7,939.57, and if the Bloomberg VWAP exceeds $51.00, the value of the Stock Amount will be greater than $7,939.57.  Cash will be paid in lieu of issuing fractional shares of First Business common stock.  See “The Merger” beginning on page 24 for a more detailed discussion of the per-share merger consideration.

Q:                      How are outstanding Aslin Group stock options, restricted stock and warrants addressed in the Merger Agreement?

A:                       On the effective date of the merger, all outstanding unvested stock options, restricted stock and warrants issued by Aslin Group will vest.  Immediately prior to the completion of the merger, all options and warrants will have been exercised, and Aslin Group will have received the entire exercise price for the stock options and warrants. The shares of Aslin Group common stock issued upon the exercise of the warrants and options will be exchanged for shares of First Business common stock pursuant to the Merger Agreement.

Q:                      When do First Business and Aslin Group expect to complete the merger?

A:                       First Business and Aslin Group expect to complete the merger after all conditions to the merger in the Merger Agreement are satisfied or waived, including after stockholder approvals are received at the special meeting of Aslin Group stockholders and all required regulatory approvals are received.  First Business and Aslin Group currently expect to complete the merger in late 2014.  It is possible, however, that as a result of factors outside of either company’s control, the merger may be completed at a later time, or may not be completed at all.

Q:                      How will the merger consideration received by Aslin Group stockholders affect First Business shareholders?

A:                       As a result of First Business’ issuance of new shares to Aslin Group stockholders in combination with the cash being paid by First Business, current First Business shareholders will experience dilution in terms of percentage of ownership.  Following the closing of the merger, current First Business shareholders will own approximately 91% of the outstanding common stock of First Business, and current Aslin Group stockholders will own approximately 9% of the outstanding common stock of First Business.  These percentages are for illustration purposes only and are based upon an assumed Bloomberg VWAP of the First Business common stock of $42.50, and will increase or decrease based on the actual Bloomberg VWAP of the First Business common stock as described in more detail on page 24.

Q:                      What am I being asked to vote on?

A:                       Aslin Group stockholders are being asked to vote on the following proposals:

1.              Approval of the Merger Proposal.

2.              Approval of the 280G Proposal.  Approval of the 280G Proposal is not a condition of the merger.

Q:                      How does the board of directors of Aslin Group recommend that I vote?

A:                       Aslin Group’s board of directors unanimously recommends that Aslin Group stockholders vote “FOR” the proposals described in this proxy statement/prospectus (except for Ms. Berneking who abstained with respect to the recommendation of the 280G Proposal).

For a discussion of interests in Aslin Group’s directors and executive officers in the merger that may be different from, or in addition to, the interests of Aslin Group stockholders generally, see “The Merger—Interests of Aslin Group Directors and Executive Officers in the Merger,” beginning on page 36.

Q:                      What do I need to do now?

A:                       After carefully reading and considering the information contained in this proxy statement/prospectus, Aslin Group stockholders should complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible so that their shares will be represented at Aslin Group’s special meeting.

Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:                      How do I cast my vote?

A:                       If you are a stockholder of record of Aslin Group as of the record date for the special meeting, you may vote by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.  You may also cast your vote in person at Aslin Group’s special meeting.

Q:                      When and where is the special meeting?

A:                       The special meeting of Aslin Group stockholders will be held at Aslin Group’s principal executive offices located at 11300 Tomahawk Creek Parkway, Suite 100, Leawood, Kansas, at 10:00 am Central Time, on September 17, 2014.  All stockholders of Aslin Group as of the record date, or their duly appointed proxies, may attend the special meeting.

Q:                      What vote is required to approve each proposal to be considered at the special meeting?

A:                       Approval of the Merger Proposal requires the affirmative vote of a majority of all of the outstanding shares of Aslin Group, which we refer to as the “Requisite Vote”.  The affirmative vote of more than 75% of the issued and outstanding shares of Aslin Group common stock as of the record date, excluding those shares held by Pamela Berneking, is required to approve the 280G Proposal.  Abstentions are not considered votes cast, but are included in determining whether there is a quorum present.

Q:                      What if I abstain from voting or do not vote?

A:                       For the purposes of the special meeting, an abstention, which occurs when an Aslin Group stockholder attends the special meeting, either in person or by proxy, but abstains from voting, will have the same effect as a vote against the Merger Proposal and the 280G Proposal.

Q:                      May I change my vote or revoke my proxy after I have delivered my proxy or voting instruction card?

A:                       Yes.  You may change your vote at any time before your proxy is voted at the applicable special meeting:

•                  by sending a notice of revocation to the corporate secretary of Aslin Group;

•                  by sending a completed proxy card bearing a later date than your original proxy card; or

•                  by attending the special meeting and voting in person and requesting to change your vote; however, your attendance alone will not revoke any proxy.

If you choose the first method, you must take the described action no later than the beginning of the special meeting.  If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the special meeting.  If you have instructed a bank, broker or other nominee to vote your shares of Aslin Group common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Q:                     What happens if I sell my shares after the applicable record date but before the applicable special meeting?

A:                       The applicable record date for the special meeting is earlier than both the date of such meeting and the date that the merger is expected to be completed.  If you transfer your Aslin Group common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive any merger consideration for the transferred shares.  You will only be entitled to receive the merger consideration for shares that you own at the effective time of the merger.

Q:                      What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:                       If you hold shares directly as a record holder and also through a nominee, you may receive more than one proxy statement/prospectus and/or set of voting instructions relating to the applicable special meeting.  Each of these should be voted or returned separately to ensure that all of your shares are voted.

Q:                      What are the federal income tax consequences of the merger?

A:                       The mergers, taken together, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  It is a condition to the closing of the merger that Stinson Leonard Street LLP, counsel to Aslin Group, will have delivered an opinion to Aslin Group to the same effect at or prior to the effective time of the merger.

You may recognize gain, but you will not recognize loss, upon the exchange of your shares of Aslin Group common stock for shares of First Business common stock and cash.  If the sum of the fair market value of the First Business common stock and the amount of cash you receive in exchange for your shares of Aslin Group common stock exceeds the cost basis of your shares of Aslin Group common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange.  Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Aslin Group common stock.  Depending on certain facts specific to you, any gain could instead be characterized as dividend income.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, see “Material United States Federal Income Tax Consequences of the Mergers” beginning on page 49.

Tax matters are very complicated, and the consequences of the merger to any particular stockholder will depend on that stockholder’s particular facts and circumstances.  Accordingly, you are urged to consult your own tax advisor to determine your tax consequences from the merger.

Q:                      Do I have appraisal or dissenters’ rights?

A:                       Aslin Group stockholders are entitled to appraisal rights under Section 262 et seq. of the DGCL.  If you wish to assert appraisal rights, you must deliver to Aslin Group before the vote is taken written notice of your intent to demand payment for your shares if the proposed action is effectuated and you must not vote in favor of the proposed action.  The procedure for dissenting is described in more detail in “The Merger” section under the heading “Appraisal Rights”.

First Business shareholders are not entitled to any dissenters’ or appraisal rights.

Q:                      Should I send in my stock certificates now?

A:                       No.  Please do not send your stock certificates with your proxy card.  If you are a holder of Aslin Group common stock, prior to the effective time of the merger, you will receive written instructions from Computershare Investor Services, Inc., the exchange agent in connection with the merger, regarding how to exchange your stock certificates for First Business common stock.

First Business shareholders will not be required to exchange or take any other action regarding their stock certificates in connection with the merger.  First Business shareholders holding stock certificates should keep their stock certificates both now and after the merger is completed.

Q:                      Whom should I contact if I have any questions about the proxy materials or the special meeting?

A:                       If you have any questions about the merger or any of the proposals to be considered at the special meeting, need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Aslin Group.

Aslin Group, Inc., Attn: Corporate Secretary
11300 Tomahawk Creek Parkway, Suite 100
Leawood, KS 66211
Telephone: (913) 681-2223

SUMMARY

This summary highlights selected information from this proxy statement/prospectus.  It may not contain all of the information that is important to you.  We urge you to carefully read the entire document and the other documents to which we refer you in order to fully understand the merger and the related transactions.  See “Where You Can Find More Information” on page 74 of this proxy statement/prospectus.  Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies

First Business Financial Services, Inc.

First Business is a registered bank holding company incorporated in 1986 under the laws of the State of Wisconsin and is engaged in the commercial banking business through its wholly-owned banking subsidiaries, First Business Bank and First Business Bank — Milwaukee (the “First Business Banks”).  All of its operations are conducted through the First Business Banks and certain subsidiaries of First Business.  The First Business Banks operate as business banks focusing on delivering a full line of commercial banking products and services tailored to meet the specific needs of small- and medium-sized businesses, business owners, executives, professionals and high net worth individuals.  First Business does not utilize a branch network to attract retail clients.

First Business’ common stock is traded on The NASDAQ Global Select Market under the symbol “FBIZ”.

First Business’ principal executive office is located at 401 Charmany Drive, Madison, Wisconsin, and its telephone number is (608) 238-8008.  First Business’ internet address is www.firstbusiness.com.  Additional information about First Business is included under “First Business,” “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” included elsewhere in this proxy statement/prospectus.

Aslin Group, Inc.

Aslin Group is a bank holding company headquartered in Leawood, Kansas.  Aslin Group’s principal business activities are conducted through its full-service, commercial bank subsidiary, Alterra Bank, a Kansas state-chartered bank with deposits insured by the FDIC.  Alterra Bank has two facilities in Kansas.  Like First Business, Alterra Bank operates an entrepreneurial business banking franchise, providing financing to small to middle market businesses seeking commercial term loans, commercial real estate loans and commercial lines of credit, as well as offering private banking services to individuals.  In addition, Alterra Bank is the number one most active U.S. Small Business Administration lender in the Kansas City SBA district.  As of June 30, 2014 on a consolidated basis, Aslin Group had total assets of $226.7 million, total deposits of $195.0 million and stockholders’ equity of $21.6 million.

Aslin Group’s common stock is not listed on an exchange or quoted on any automated services, and there is no established trading market for shares of Aslin Group common stock.

Aslin Group’s principal office is located at 11300 Tomahawk Creek Parkway, Suite 100, Leawood, KS 66211, and its telephone number at that location is (913) 681-2223.  Aslin Group’s internet address is www.alterrabank.com.  Additional information about Aslin Group is included under “Aslin Group” included elsewhere in this proxy statement/prospectus.

AGI Acquisition Corp.

AGI Acquisition Corp., which we refer to as “Acquisition Sub,” is a Delaware corporation that was formed to facilitate transactions contemplated by the Agreement and Plan of Merger dated as of May 22, 2014 (the “Merger Agreement”), and is a wholly-owned subsidiary of First Business.  Acquisition Sub will not conduct any activities other than those contemplated by the Merger Agreement.

The Mergers

The Merger Agreement provides that, subject to its terms and conditions and in accordance with Delaware law, Acquisition Sub will merge with and into Aslin Group, with Aslin Group being the surviving corporation in the merger and thereby becoming a wholly-owned subsidiary of First Business.  This transaction is referred to in this proxy statement/prospectus as the “merger”.  Immediately following the merger and as part of a single integrated transaction, Aslin Group will be merged with and into First Business, with First Business being the surviving corporation in that second-step merger, referred to as the “second merger”.  The merger and the second merger are together referred to as the “mergers”.

First Business and Aslin Group expect the mergers contemplated by the Merger Agreement, taken together, to be a tax-free transaction for Aslin Group stockholders except as provided in “Material United States Federal Income Tax Consequences of the Mergers”.

Merger Consideration

At the effective time of the merger, each share of Aslin Group common stock issued and outstanding immediately prior to the effective time (other than shares of Aslin Group common stock owned by First Business or its subsidiaries, or shares of Aslin Group common stock held by stockholders that have validly exercised appraisal rights under the DGCL with respect to such shares) will cease to be outstanding and will be converted into the right to receive per share consideration valued at $14,435.59, which will be payable in (i) an amount of cash equal to $6,496.02, and (ii) a number shares of First Business common stock having a value of $7,939.57.  The number of shares of First Business common stock that each share of Aslin Group common stock will have the right to receive as the Stock Amount will equal $7,939.57 divided by the Bloomberg VWAP of the First Business common stock; provided, however, that if the number of shares as so calculated (1) is greater than 233.5154, such number will be reduced to 233.5154, or (2) is less than 155.6766, such number will be increased to 155.6766.  As a result, if the Bloomberg VWAP of the First Business common stock is less than $34.00, the value of the Stock Amount will be less than $7,939.57, and if the Bloomberg VWAP exceeds $51.00, the value of the Stock Amount will be greater than $7,939.57.  Cash will be paid in lieu of issuing fractional shares of First Business common stock.

Recommendation of Aslin Group’s Board of Directors

Aslin Group’s board of directors recommends that holders of Aslin Group common stock vote “FOR” the Merger Proposal and 280G Proposal.  For further discussion of Aslin Group’s reasons for the merger and the recommendations of Aslin Group’s board of directors, see “The Merger—Background of the Merger” and “The Merger—Aslin Group’s Reasons for the Merger and Recommendation of Aslin Group’s Board of Directors”.

Interests of Aslin Group Directors and Executive Officers in the Merger

Certain of Aslin Group’s directors and executive officers have interests in the merger as individuals in addition to, or different from, their interests as stockholders of Aslin Group, including, but not limited to, (i) potential payments under their employment agreements, (ii) continuation of employment after the merger, and (iii) accelerated vesting of options and restricted stock.

In connection with the merger, First Business has entered into employment-related agreements with certain executive officers of Aslin Group and Alterra Bank, including Pamela Berneking, Kent Brown, Doug Hoelscher, Jason Moxness, and Tim Gervy.

Certain directors and officers of Aslin Group have options that entitle them to purchase, in the aggregate, up to 45.5 shares of Aslin Group’s common stock and 66 shares of Aslin Group’s common stock are subject to a warrant held by Malcolm M. Aslin, the Chairman and CEO of Aslin Group.  Any outstanding options that are not vested will become immediately vested in connection with the merger.  Under the terms of the Merger Agreement, all such outstanding options already vested or vesting as a result of a change in control pursuant to any incentive compensation plan, including the Aslin Group 2010 Equity Incentive Plan, will be exercised as of the effective time of the merger or will expire, and the shares issuable upon exercise thereof will be exchanged for shares of First Business common stock pursuant to the Merger Agreement.

In addition, certain officers of Aslin Group hold restricted shares of Aslin Group common stock.  All of the 30.75 outstanding unvested shares of Aslin Group restricted stock will vest on the effective date of the merger, and will also be converted into cash and shares of First Business common stock pursuant to the Merger Agreement.

For further discussion of the interests of Aslin Group’s directors and executive officers in the merger, see “The Merger— Interests of Aslin Group Directors and Executive Officers in the Merger”.

Stockholder Voting Agreement

In order to induce First Business to enter into the Merger Agreement, certain stockholders of Aslin Group who own, in the aggregate, approximately 63 percent of the outstanding shares of Aslin Group common stock as of the record date, have each agreed that at any meeting of the stockholders of Aslin Group or in connection with any written consent of the stockholders of Aslin Group, such stockholder will vote all shares of Aslin Group common stock held of record or beneficially owned by such stockholder (to the extent the stockholder has the right to vote or direct the voting of such shares) in favor of the Merger Agreement and take certain other actions.  See “Aslin Group Special Meeting of Stockholders — Stockholder Voting Agreement”.

Appraisal Rights

The Aslin Group stockholders are entitled to appraisal rights under Section 262 et seq. of the DGCL.  Those rights, if properly exercised, will allow a stockholder who does not wish to accept the consideration provided for by the Merger Agreement instead to obtain payment of the fair value of the stockholder’s shares of Aslin Group common stock.  If you wish to assert appraisal rights, you must deliver to Aslin Group before the vote is taken written notice of your intent to demand payment for your shares if the proposed action is effectuated and you must not vote in favor of the proposed action.  The procedure for dissenting is described in more detail in “The Merger” section under the heading “Appraisal Rights”.

First Business shareholders are not entitled to any appraisal or dissenters’ rights.

Regulatory Matters

Each of First Business and Aslin Group has agreed to use its reasonable best efforts to obtain all regulatory approvals required to complete the merger and the other transactions contemplated by the Merger Agreement.  These approvals include approval from the Board of Governors of the Federal Reserve System, which is referred to as the “Federal Reserve”, and the Office of the State Bank Commissioner of Kansas, which is referred to as the “Kansas Bank Commissioner”.  First Business has filed all applications and notifications necessary to obtain these regulatory approvals.  There can be no assurance that such approvals will be received on a timely basis or at all, or as to the ability of First Business and Aslin Group to obtain the approvals on satisfactory terms or that there will be no litigation challenging such approvals.  See “Terms of the Merger Agreement — Regulatory Matters”.

Conditions to Completion of the Merger

Currently, First Business and Aslin Group expect to complete the merger in late 2014.  As more fully described in this proxy statement/prospectus and in the Merger Agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived.  We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the Merger Agreement can be terminated by either party at any time before completion of the merger under certain circumstances, including, without limitation:

•                  by mutual written consent;

•                  if the merger has not been consummated by March 31, 2015, unless certain conditions are met;

•                  if a governmental authority has taken action to restrain, enjoin or otherwise prohibit the mergers; or

•                  if the Requisite Vote is not obtained, with certain exceptions.

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the Merger Agreement can be terminated by Aslin Group at any time before completion of the merger under certain circumstances, including, without limitation:

•                  upon certain types of breach of the Merger Agreement by First Business;

•                  if any of the closing conditions to the obligations of Aslin Group to effect the merger have not been satisfied or waived;

•                  if Aslin Group opts to enter into a definitive agreement with respect to a Superior Offer (as defined in the Merger Agreement), after complying with its obligations related to the non-solicitation of alternative business combination transactions; or

•                  if there has been a First Business material adverse effect.

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the Merger Agreement can be terminated by First Business at any time prior to completion of the merger under certain circumstances, including, without limitation:

•                  upon certain types of breach of the Merger Agreement by Aslin Group;

•                  if there is a Change of Recommendation (as defined in the Merger Agreement) or if Aslin Group materially violates or breaches its non-solicitation obligations relating to alternative business combination transactions;

•                  if any of the closing conditions to the obligations of First Business to effect the merger have not been satisfied or waived; or

•                  if there has been a Aslin Group material adverse effect.

Expenses and Termination Fees

The Merger Agreement provides that, in the event of termination of the Merger Agreement (i) by First Business if there is a Change of Recommendation or if Aslin Group shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions, (ii) by Aslin Group in order to enter into a definitive agreement with respect to an unsolicited Superior Offer (as defined in the Merger Agreement), or (iii) by either party if the Requisite Vote of Aslin Group’s stockholders is not obtained at the Aslin Group stockholders’ meeting and there has been a Change of Recommendation, then Aslin Group will pay a termination fee of $1.2 million to First Business within two business days after such termination.

Except for the registration fee and other fees paid to the Securities and Exchange Commission, referred to as the “SEC”, in connection with the merger, which will be paid by First Business, and any termination fee, which will be paid by Aslin Group, all fees and expenses incurred in connection with the merger (including the costs and expense of printing and mailing this proxy statement/prospectus) will be paid by the party incurring such fees or expenses.

Matters to Be Considered at the Special Meeting

Aslin Group stockholders will be asked to vote on the following proposals:

1.              Approval of the Merger Proposal.

2.              Approval of the 280G Proposal.

Approval of the Merger Proposal is required for the completion of the merger.  Approval of the 280G Proposal is not a condition of the merger.  Aslin Group’s board of directors recommends that Aslin Group stockholders vote “FOR” the proposals described in this proxy statement/prospectus.  For further discussion of the special meeting, see “Special Meeting of Stockholders”.

Rights of Aslin Group Stockholders Will Change as a Result of the Merger

The rights of Aslin Group stockholders are governed by Delaware law and Aslin Group’s certificate of incorporation and bylaws, and the rights of First Business shareholders are governed by Wisconsin law and First Business’ articles of incorporation and bylaws.  Upon the completion of the merger, Aslin Group stockholders will no longer have any direct interest in Aslin Group.  Aslin Group stockholders will only participate in the combined company’s future earnings and potential growth through their ownership of First Business common stock.  All of the other incidents of direct stock ownership in Aslin Group will be extinguished upon completion of the merger.  Following the merger, the rights of former Aslin Group stockholders will be governed by Wisconsin law and First Business’ articles of incorporation and bylaws.  Therefore, Aslin Group stockholders will have different rights once they become First Business shareholders.  See “Comparison of Rights of Holders of First Business and Aslin Group Common Stock”.

Price Range of Common Stock and Dividends

First Business common stock is listed on The NASDAQ Global Select Market under the symbol “FBIZ”.  The following table sets forth, for the periods indicated, the high and low reported sale prices per share of First Business common stock on the NASDAQ and cash dividends declared per share of First Business common stock.

	High	Low	Dividend Declared
2014
First Quarter	$48.14	$36.79	$0.21
Second Quarter	49.13	39.96	0.21
Third Quarter (through August 5, 2014)	47.845	40.52	0.21
2013
First Quarter	$27.99	$22.84	$0.14
Second Quarter	30.10	25.51	0.14
Third Quarter	33.95	29.03	0.14
Fourth Quarter	38.65	29.97	0.14
2012
First Quarter	$19.00	$14.81	$0.07
Second Quarter	23.50	16.20	0.07
Third Quarter	24.51	20.00	0.07
Fourth Quarter	26.30	22.38	0.07

First Business’ ability to pay dividends to its shareholders may be affected by both general corporate law considerations and policies of the Federal Reserve applicable to bank holding companies. As a Wisconsin corporation, First Business is subject to the limitations of the Wisconsin Business Corporation Law, which prohibit it from paying dividends if such payment would: (i) render it unable to pay its debts as they become due in the usual course of business, or (ii) result in its assets being less than the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of any shareholders with preferential rights superior to those shareholders receiving the dividend.

As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company should eliminate, defer or significantly reduce dividends to shareholders if: (i) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the bank holding company’s capital needs and overall current and prospective financial condition; or (iii) such bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

Aslin Group’s common stock is not listed on an exchange or quoted on any automated services, and there is no established trading market for shares of Aslin Group common stock.  Also, all outstanding shares of Aslin Group common stock are subject to a Shareholders’ Agreement restricting the transfer of such shares (although the Shareholders’ Agreement is inapplicable to the merger and will terminate in accordance with its terms as a result of the merger). As a result, Aslin Group does not have sufficient data to estimate a market value of shares of Aslin Group common stock.  The holders of shares of Aslin Group common stock are entitled to dividends when, as and if declared by the board of directors, subject to the restrictions imposed by law, including the requirements of the Federal Reserve summarized above.  Since its formation in 2009, Aslin Group has never paid a dividend.  Under the Merger Agreement, Aslin Group is prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock prior to the effective date of the Merger Agreement.

Selected Historical Financial Data of First Business

The table below presents selected First Business historical financial data for the five years ended December 31, 2013, which are derived from its previously filed audited consolidated financial statements for those years and historical financial data for the six months ended June 30, 2014 and June 30, 2013, which are derived from its unaudited consolidated financial statements for those three months.

You should read the following table together with the historical financial information that First Business has presented in its prior SEC filings.  First Business has incorporated this material into this document by reference.  See “Incorporation of Certain Documents by Reference” on page 75.

	As of and for the Six Months Ended June 30		As of and for the Year Ended December 31,
	(unaudited)
	2014	2013	2013	2012	2011	2010	2009
	(Dollars In Thousands, Except Per Share Data)
INCOME STATEMENT:
Interest income	$26,966	$26,461	$53,810	$54,766	$56,217	$56,626	$56,356
Interest expense	5,367	6,039	11,705	16,885	20,756	24,675	28,322
Net interest income	21,599	20,422	42,105	37,881	35,461	31,951	28,034
Provision for loan and lease losses	89	134	(959)	4,243	4,250	7,044	8,225
Non-interest income	4,679	4,127	8,442	8,699	7,060	6,743	6,450
Non-interest expense	15,596	14,619	29,188	28,076	25,977	25,465	23,810
Endowment to First Business Charitable Foundation	—	—	1,300	—	—	—	—
Goodwill impairment	—	—	—	—	—	2,689	—
Net (gain) loss on foreclosed properties	4	49	(117)	585	420	206	691
Income tax expense	3,747	3,370	7,389	4,750	3,449	2,349	717
Net income	$6,842	$6,377	$13,746	$8,926	$8,425	$941	$1,041

Yield on earning assets	4.43%	4.53%	4.52%	4.86%	5.22%	5.39%	5.57%
Cost of funds	1.06%	1.24%	1.18%	1.75%	2.20%	2.57%	3.03%
Interest rate spread	3.37%	3.29%	3.34%	3.11%	3.02%	2.82%	2.53%
Net interest margin	3.55%	3.50%	3.54%	3.36%	3.29%	3.04%	2.77%
Return on average assets	1.07%	1.04%	1.10%	0.75%	0.75%	0.09%	0.10%
Return on average equity	12.15%	12.42%	13.12%	12.65%	14.03%	1.67%	1.90%

ENDING BALANCE SHEET:
Total assets	$1,306,503	$1,276,069	$1,268,655	$1,226,108	$1,177,165	$1,107,057	$1,117,436
Securities, AFS & HTM	187,076	194,498	180,118	200,596	170,386	153,379	122,286
Loans and leases, net	993,721	932,713	967,050	896,560	836,687	860,935	839,807
Deposits	1,166,697	1,142,979	1,129,855	1,092,254	1,051,312	988,298	984,374

	As of and for the Six Months Ended June 30		As of and for the Year Ended December 31,
	(unaudited)
	2014	2013	2013	2012	2011	2010	2009
	(Dollars In Thousands, Except Per Share Data)
FHLB advances and other borrowings	7,936	11,936	11,936	12,405	40,292	41,504	57,515
Junior subordinated notes	10,315	10,315	10,315	10,315	10,315	10,315	10,315
Stockholders’ equity	115,648	103,238	109,275	99,539	64,214	55,335	54,393

FINANCIAL CONDITION ANALYSIS:
Allowance for loan and lease losses to year-end loans	1.39%	1.60%	1.42%	1.69%	1.66%	1.85%	1.65%
Allowance to non-accrual loans and leases	98.84%	135.24%	87.68%	109.05%	65.03%	42.37%	50.76%
Net charge-offs to average loans and leases	-0.01%	0.07%	0.06%	0.35%	0.74%	0.57%	0.69%
Non-accrual loans to gross loans and leases	1.41%	1.18%	1.61%	1.55%	2.56%	4.37%	3.26%
Average equity to average assets	8.84%	8.37%	8.39%	5.96%	5.32%	5.11%	5.19%

STOCKHOLDERS’ DATA:
Basic earnings per common share(1)	$1.73	$1.63	$3.50	$3.30	$3.23	$0.37	$0.41
Diluted earnings per common share(1)	1.72	1.62	3.49	3.29	3.23	0.37	0.41
Book value per share at end of period	$29.31	$26.35	27.71	25.41	24.46	21.30	21.42
Tangible book value per share at end of period	$29.31	$26.35	27.71	25.41	24.46	21.29	20.34
Dividend declared per share	0.42	0.28	0.56	0.28	0.28	0.28	0.28
Dividend payout ratio	24.42%	17.28%	16.06%	8.51%	8.67%	75.68%	68.29%
Shares outstanding	3,945,220	3,918,347	3,943,997	3,916,667	2,625,569	2,597,820	2,539,306

(1) Basic and diluted earnings per share reflect earnings per common share as calculated under the two-class method due to the existence of participating securities.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including First Business’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the matters addressed under the caption “Cautionary Note Regarding Forward-Looking Statements,” Aslin Group stockholders should consider the matters described below carefully in determining whether to vote to approve the Merger Proposal.

Risk Factors Relating to the Merger

Because the market price of First Business common stock may fluctuate, you cannot be sure of the value of each share of First Business common stock that you will receive.

Upon completion of the merger, each share of Aslin Group common stock (other than shares of Aslin Group common stock owned by First Business or its subsidiaries, or shares of Aslin Group common stock held by stockholders that have validly exercised appraisal rights under the DGCL with respect to such shares) will be converted into the right to receive merger consideration consisting of shares of First Business common stock and cash, pursuant to the terms of the Merger Agreement.  The value of each share of First Business common stock to be received by Aslin Group stockholders will be based on the volume-weighted average closing price of First Business common stock on NASDAQ according to the Bloomberg VWAP Price and Volume Dashboard during the 10 consecutive trading days ending on and including the third trading day immediately prior to the date the merger closes, ranging between $34.00 per share and $51.00 per share. The volume-weighted average closing price may vary from the closing price of First Business common stock on the date we announced the merger, on the date that this proxy statement/prospectus was mailed to First Business shareholders and Aslin Group stockholders, on the date of the special meeting of the Aslin Group stockholders, on the date the merger is completed, and at any time after the merger is completed. If the Bloomberg VWAP of the First Business common stock is less than $34.00, the value of the Stock Amount will be less than $7,939.57, and if the Bloomberg VWAP exceeds $51.00, the value of the Stock Amount will be greater than $7,939.57. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the companies’ respective businesses, operations and prospects, and regulatory considerations, among other things.  Many of these factors are beyond the control of First Business.  Aslin Group stockholders should obtain current market quotations for shares of First Business common stock before voting their shares at the special meeting.

First Business may fail to realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on First Business’ ability to successfully combine the First Business and Aslin Group organizations.  If First Business is not able to achieve this objective, the anticipated benefits of the merger may not be realized fully or at all or may take longer than expected to be realized.

First Business and Aslin Group have operated and, until the completion of the merger, will continue to operate, independently.  It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of Aslin Group or inconsistencies in standards, controls, procedures and policies.  It is also possible that clients, customers, depositors and counterparties of Aslin Group could choose to discontinue their relationships with the combined company post-merger because they prefer doing business with Aslin Group or for any other reason, which would adversely affect the future performance of the combined company.  These transition matters could have an adverse effect on each of First Business and Aslin Group during the pre-merger period and for an undetermined period of time after the completion of the merger.

The results of operations of First Business after the mergers may be affected by factors different from those currently affecting the results of operations of First Business and Aslin Group.

The businesses of First Business and Aslin Group differ in certain respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common stock may be affected by factors different from those currently affecting the independent results of operations of First Business and Aslin Group.  For a discussion of the business of First Business and certain factors to be considered in connection with First Business’ business, see “First Business” and the documents incorporated by reference in this proxy statement/prospectus and referred to under “Incorporation of Certain Documents by Reference”.  For a discussion of the business of Aslin Group and certain factors to be considered in connection with Aslin Group’s business, see “Information Concerning Aslin Group”.

The Merger Agreement limits Aslin Group’s ability to pursue an alternative transaction and requires Aslin Group to pay a termination fee under certain circumstances relating to alternative acquisition proposals.

The Merger Agreement prohibits Aslin Group from initiating, soliciting or taking any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer with respect to any acquisition transaction, or engaging in any negotiations concerning, an acquisition proposal, subject to exceptions set forth in the Merger Agreement.  The Merger Agreement also provides for the payment by Aslin Group to First Business of a termination fee of $1,200,000 if the Merger Agreement is terminated as a result of a breach of those provisions. These provisions may discourage a potential competing acquirer that might have an interest in acquiring Aslin Group from considering or proposing such an acquisition.  See “The Merger Agreement—Termination; Termination Fee” included elsewhere in this proxy statement/prospectus.

The merger is subject to the receipt of consents and approvals from governmental entities that may impose conditions that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, approvals must be obtained from the Board of Governors of the Federal Reserve System and the Office of the State Bank Commissioner of Kansas.  These governmental entities may impose conditions on the granting of such approvals and consents.  Although First Business and Aslin Group do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger.  In addition, each of First Business and Aslin Group has agreed to take certain actions prior to the closing of the merger.  Such actions may entail costs and may adversely affect First Business, Aslin Group, or the combined company following the merger.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which could materially and adversely affect the business, financial condition and results of operations of First Business or Aslin Group.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of the Aslin Group stockholders.  If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed.  In addition, First Business and Aslin Group may terminate the Merger Agreement under certain circumstances even if the Merger Agreement is approved by Aslin Group stockholders.  If First Business and Aslin Group do not complete the merger, the trading price of First Business common stock may decline to the extent that the current price reflects a market assumption that the merger will be completed.  In addition, neither company would realize any of the expected benefits of having completed the merger.  If the merger is not completed and Aslin Group’s board of directors seeks another merger or business combination, Aslin Group stockholders cannot be certain that Aslin Group will be able to find a party willing to offer equivalent or more attractive consideration than the consideration First Business has agreed to provide in the merger.  If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of operations of First Business or Aslin Group.  For more information on closing conditions to the Merger Agreement, see “The Merger Agreement—Conditions to the Merger” included elsewhere in this proxy statement/prospectus.

The combined company expects to incur substantial expenses related to the merger.

The combined company expects to incur substantial expenses in connection with completing the merger.  Although First Business and Aslin Group have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses.  Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.  Due to these factors, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the completion of the merger.  As a result of these expenses, both First

Business and Aslin Group expect to take charges against their earnings before and after the completion of the merger.  The charges taken in connection with the merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at the present time.

Shares of First Business common stock to be received by Aslin Group stockholders as a result of the merger will have rights different from the shares of Aslin Group common stock.

Upon completion of the merger, the rights of former Aslin Group stockholders who receive First Business common stock in the merger and thereby become First Business shareholders will be governed by the articles of incorporation and bylaws of First Business.  The rights associated with Aslin Group common stock are different from the rights associated with First Business common stock.  See “Comparative Rights of Stockholders” beginning on page 56 for a discussion of the different rights associated with First Business common stock.

Certain Aslin Group directors and officers may have interests in the merger different from the interests of Aslin Group stockholders.

In considering the recommendation of the board of directors of Aslin Group, Aslin Group stockholders should be aware that certain directors and executive officers of Aslin Group and Alterra Bank have interests in the merger that may differ from, or may be in addition to, the interests of Aslin Group stockholders generally.  The board of directors of Aslin Group was aware of these interests and considered them, among other matters, when it adopted the Merger Agreement and in making its recommendations that the Aslin Group stockholders approve the Merger Proposal.  These interests include:

•                  In connection with the merger, First Business has entered into employment-related agreements with various employees of Alterra Bank, including Pamela Berneking, who is also a director of Aslin Group.

•                  Upon completion of the merger, Pamela Berneking will continue as President and CEO of Alterra Bank.

•                  Certain Aslin Group directors and officers are entitled acceleration of vesting of stock options and shares of restricted stock immediately prior to the effective time of the Merger Agreement.

For a more complete description of the interests of Aslin Group directors and executive officers in the merger, see “The Merger—Interests of Aslin Group’s Directors and Executive Officers in the Merger”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information incorporated by reference into this document, contains or may contain forward-looking statements about First Business, Aslin Group and the combined company which are within the meaning of the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of First Business, Aslin Group and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, those risks discussed above.  Further information on other factors which could affect the financial results of First Business after the merger are included in the SEC filings incorporated by reference into this document.  See “Incorporation of Certain Documents by Reference” on page 75.

ASLIN GROUP SPECIAL MEETING OF STOCKHOLDERS

General

Aslin Group’s board of directors is using this proxy statement/prospectus to solicit proxies from the holders of shares of Aslin Group common stock for use at the special meeting.

Together with this proxy statement/prospectus, Aslin Group is also sending you a notice of the special meeting and a form of proxy that is solicited by Aslin Group’s board of directors.  The special meeting will be held on September 17, 2014 at 11300 Tomahawk Creek Parkway, Suite 100, Leawood, KS 66211, at 10:00 am Central Time. On August 11, 2014, Aslin Group commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.

Purpose of Special Meeting

At the special meeting, Aslin Group stockholders will be asked to:

1.             Approve the Merger Proposal.

2.             Approve the 280G Proposal.  Approval of the 280G Proposal is not a condition of the Merger.

Recommendation of Aslin Group’s Board of Directors

Aslin Group’s board of directors recommends that you vote “FOR” the proposals described in this proxy statement/prospectus. See “The Merger— Aslin Group Reasons for the Merger and Aslin Group Board Recommendation” on page 34.

Record Date and Quorum

The record date for determining the holders of Aslin Group stock entitled to receive notice of and to vote at the special meeting is the close of business on August 10, 2014.

As of the record date for the special meeting, there were 1,974 shares of Aslin Group common stock outstanding and entitled to vote at the special meeting held by 22 holders of record.  Each share of Aslin Group common stock entitles the holder to one vote at the special meeting on each proposal to be considered at the special meeting.

The representation (in person or by proxy) of holders of at least a majority of the votes entitled to be cast on each of the matters to be voted on at the special meeting constitutes a quorum for action on that matter at the special meeting.  All shares of Aslin Group common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.

Stockholder Voting Agreement

In order to induce First Business to enter into the Merger Agreement, certain stockholders of Aslin Group who own, in the aggregate, approximately 63 percent of the outstanding shares of Aslin Group common stock as of the record date have each agreed in a Stockholder Voting Agreement, referred to as the “Voting Agreement”, that at any meeting of the stockholders of Aslin Group or in connection with any written consent of the stockholders of Aslin Group, each such stockholder will vote all shares of Aslin Group common stock held of record or beneficially owned by such stockholder (to the extent the stockholder has the right to vote or direct the voting of such shares) (a) in favor of the Merger Agreement and each of the other actions contemplated by the Merger Agreement to be taken by Aslin Group, and (b) against any proposal relating to any other acquisition proposal and against any action or agreement that would impede the Voting Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Aslin Group under the Merger Agreement or which would result in any of the closing conditions of the Merger Agreement not being fulfilled.

Each stockholder who is a party to the Voting Agreement has agreed that except as contemplated by the Voting Agreement and the Merger Agreement, such stockholder shall not, directly or indirectly:

•                  transfer any shares beneficially owned by such stockholder without the prior written consent of Aslin Group, subject to certain limited exceptions;

•                  enter into any option or other contract with respect to any transfer of any or all of such shares or any interest therein except as permitted by the Voting Agreement;

•                  grant any proxy, power-of-attorney or other authorization or consent in or with respect to such shares except to vote the shares in accordance with the terms of the Voting Agreement;

•                  deposit the shares into a voting trust or enter into a voting agreement or arrangement; or

•                  subject to the Voting Agreement, take any other action that would make any representation or warranty of such stockholder contained in the Voting Agreement untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such stockholder’s obligations under the Voting Agreement or the transactions contemplated thereby or by the Merger Agreement.

The stockholders who are a party to the Voting Agreement have also agreed:

•                  not to encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Aslin Group to, or otherwise take any other action to assist or facilitate, any other person or group (other than First Business or any affiliate or associate of First Business) concerning any acquisition proposal;

•                  to immediately cease any existing activities, discussions or negotiations conducted on or prior to the date of the Voting Agreement with respect to any acquisition proposal; and

•                  to immediately communicate to Aslin Group’s board of directors of the terms of any acquisition proposal (or any discussion, negotiation or inquiry with respect thereto) and the identity of the person making such acquisition proposal or inquiry which such stockholder may receive or of which such stockholder may become aware.

Notwithstanding the foregoing, in response to an unsolicited bona fide written Acquisition Proposal that did not result from Aslin Group’s breach of the Merger Agreement, each stockholder who is an officer or director of Aslin Group may take such actions (in such capacities) as are required to fulfill such officer’s or director’s fiduciary duties to Aslin Group and its stockholders, subject to the restrictions and conditions in the Merger Agreement.

The stockholders who are a party to the Voting Agreement also made certain representations and warranties to First Business.  Each stockholder who is a party to the Voting Agreement has waived any rights to exercise appraisal rights.

Each stockholder who is a party to the Voting Agreement has agreed to take all actions necessary to consummate and make effective the transactions contemplated by the Voting Agreement and the Merger Agreement.

The Voting Agreement will terminate upon the earlier of:

•                  the effective time of the merger; or

•                  the termination of the Merger Agreement.

Required Vote; Effects of Abstention or Failure to Vote

Required Vote to Approve the Merger Proposal.  The affirmative vote of a majority of the outstanding shares of Aslin Group common stock entitled to vote is required to approve the Merger Proposal.  Therefore, assuming that a quorum is present, your abstention or failure to vote will have the same effect as a vote cast against this proposal.

Required Vote to Approve the 280G Proposal.  The affirmative vote of more than 75% of the issued and outstanding shares of Aslin Group common stock as of the record date, excluding those shares held by Pamela Berneking, is required to approve the 280G Proposal.  Therefore, assuming that a quorum is present, your abstention or failure to vote will have the same effect as a vote cast against this proposal.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that an Aslin Group stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the special meeting in the manner it directs.  An Aslin Group stockholder may vote by proxy or in person at the special meeting.  If you hold your shares of the Aslin Group common stock in your name as a stockholder of record, to submit a proxy, you, as an Aslin Group stockholder, may vote by completing and signing the accompanying proxy and returning it to Aslin Group as soon as possible in the enclosed postage-paid envelope.  When the accompanying proxy is returned properly executed, the shares of Aslin Group stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the shares of Aslin Group common stock represented by the proxy will be voted as recommended by Aslin Group’s board of directors.  The proxy holders may use their discretion to vote on other matters properly before the special meeting.

If your shares are held in a street name, you should follow the instructions you receive from your broker in order to direct your broker how to vote, and you should also follow the instructions of your broker regarding revocation of proxies.

Every Aslin Group stockholder’s vote is important.  Accordingly, each Aslin Group stockholder should sign, date and return the enclosed proxy card, whether or not the Aslin Group stockholder plans to attend the special meeting in person.

Revocability of Proxies and Changes to an Aslin Group Stockholder’s Vote

An Aslin Group stockholder has the power to change its vote at any time before its shares of Aslin Group common stock are voted at the special meeting by:

•                  sending a notice of revocation to Aslin Group’s corporate secretary at 11300 Tomahawk Creek Parkway, Suite 100, Leawood, KS 66211 stating that you would like to revoke your proxy;

•                  sending a completed proxy card bearing a later date than your original proxy card; or

•                  attending the special meeting and voting in person if your shares of Aslin Group common stock are registered in your name rather than in the name of a broker, bank or other nominee, and you so request, although attendance at the special meeting will not by itself revoke a previously granted proxy.

If you choose the first method, you must take the described action no later than the beginning of the special meeting.  If you choose to send a completed proxy card bearing a date that is later than the date of your original proxy card, the new proxy card must be received before the beginning of the special meeting.  If you have instructed a bank, broker or other nominee to vote your shares of Aslin Group common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by Aslin Group.  Aslin Group will reimburse brokerage firms and other custodians, nominees and fiduciaries of reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of Aslin Group may solicit proxies personally by telephone without additional compensation.

Attending the Special Meeting

All Aslin Group stockholders as of the record date, or their duly appointed proxies, may attend the special meeting.

If you hold your shares of Aslin Group common stock in your name as a stockholder of record and you wish to attend the special meeting, please bring your proxy and valid picture identification to the special meeting.

If your shares of Aslin Group common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the record date, along with a legal proxy, executed in your favor, from the broker, bank or other nominee that is the holder of record of your shares.  You should also bring valid picture identification.

PROPOSALS

Proposal No. 1: Merger Proposal

As discussed throughout this proxy statement/prospectus, Aslin Group is asking its stockholders to approve the Merger Proposal.  Holders of Aslin Group common stock should read carefully this proxy statement/prospectus in its entirety, including the appendices, for more detailed information concerning the Merger Agreement and the merger.  In particular, holders of Aslin Group common stock are directed to the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus.

Aslin Group’s board of directors recommends that Aslin Group stockholders vote “FOR” the Merger Proposal.

Proposal No. 2: 280G Proposal

Aslin Group is submitting for its stockholders’ approval certain payments and benefits that Pamela Berneking, President and Chief Executive Officer of Alterra Bank is eligible to receive pursuant to certain agreements with Aslin Group or First Business, but only if approved by the stockholders of Aslin Group.

Background

Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively referred to as “Section 280G”) place limits on the amount of compensation and benefits that a corporation may provide to certain of its officers, highly compensated employees and significant stockholders in connection with a change in control of that corporation or its parent without incurring significant adverse tax consequences, as further described below. If such compensation and benefits exceed a certain amount, they are considered “parachute payments” subject to such adverse tax consequences unless (a) they are approved by stockholders holding more than 75% of the voting shares of the corporation undergoing the change in control immediately prior to the consummation of the merger as described below, and (b) prior to such vote, the material terms of the payments and benefits are disclosed to the stockholders entitled to vote.

The merger will constitute a change in control of Aslin Group, and certain payments and benefits to one of Alterra Bank’s officers and highly compensated employees, Pamela Berneking, that may be triggered in connection with or provided prior to or following the merger may constitute parachute payments under Section 280G.  Therefore, a portion of these potential payments and benefits to be received by Ms. Berneking in connection with the merger are being submitted to Aslin Group’s stockholders for approval.  Ms. Berneking has entered into a waiver agreement pursuant to which Ms. Berneking has agreed to forfeit certain payments and benefits; provided that if Aslin Group’s stockholders approve such payments and benefits in the manner described in Section 280G then such waived payments and benefits will be eligible to be provided to Ms. Berneking subject to the satisfaction of any other requirements applicable thereto.  If Aslin Group’s stockholders fail to approve the payments and benefits, then Ms. Berneking will not be able to receive or retain the waived payments and benefits.

Excess Parachute Payments

Under Section 280G, certain compensatory payments and benefits provided to any specified officer, highly compensated employee or significant stockholder of a corporation, also referred to as a “Disqualified Individual”, are treated as parachute payments if the total present value of the payments and benefits (as of the time of the ownership change) that are considered to be contingent on or closely related to a change in control of the corporation exceeds the threshold amount specified in the Code.  In general, the threshold amount for each Disqualified Individual is one dollar less than 300% of such Disqualified Individual’s average annual taxable compensation from his or her employer (or its predecessor entity or a related entity (in the case of Ms. Berneking, Alterra Bank)) for the last five completed calendar years preceding the year in which the change in control occurs (or, if fewer, for all completed calendar years in such Disqualified Individual’s period of employment, with compensation for any partial calendar year annualized).  Such average annual taxable compensation is referred to as the “Base Amount”.

If the threshold amount is exceeded, any parachute payments in excess of 100% of the Disqualified Individual’s Base Amount are treated as “excess parachute payments”.  Absent the approval of the stockholders of the contingent compensation or benefits which potentially could exceed the threshold amount, excess parachute payments are subject to the following tax penalties under Sections 280G and 4999 of the Code:

•                  Excess parachute payments are not deductible by the payor (in this case, Aslin Group, its subsidiaries or any of their successors, and First Business and its subsidiaries); and

•                  The Disqualified Individual must pay a nondeductible excise tax equal to 20% of the excess parachute payments.  This excise tax is in addition to regular income taxes.  Further, the payor (in this case, Aslin Group and/or First Business) may have a withholding and reporting obligation, depending on the type of payment.

Payments made under an agreement entered into within one year prior to a change in control are presumed to be contingent on the change in control.  In addition, the IRS regulations provide that an event occurring within the period beginning one year before and ending one year after the date of a change in control is presumed to be materially related to the change in control.  Pursuant to this rule, payments made upon a termination of employment or service that occurs within the one-year period following a change in control are generally treated as contingent payments. On the other hand, payments are not considered parachute payments if the taxpayer can show by clear and convincing evidence that they constitute reasonable compensation for personal services to be rendered by the Disqualified Individual or restrictive covenants that apply to the Disqualified Individual after the change in control or that they are otherwise not contingent on the change in control.

Stockholder Approval Exemption

Pursuant to a “Stockholder Approval Exemption” from the excess parachute payment rules provided by Section 280G(b)(5)(A)(ii) of the Code, a corporation undergoing a change in control that, immediately before the change in control, has no outstanding stock readily tradable on an established securities market or otherwise (i.e., a private corporation, like Aslin Group) is eligible to exclude disclosed payments and benefits from the excess parachute rules if (a) the payments and benefits are approved by the holders of stock possessing more than 75% of the voting power of all outstanding stock of the corporation entitled to vote immediately prior to the change in control, in a vote that is separate from, and not conditioned on, the vote to approve the change in control transaction and (b) before the vote, the material facts concerning the payments and benefits that, but for the Stockholder Approval Exemption, would be parachute payments, are adequately disclosed to all stockholders entitled to vote.  The stockholder vote must determine the right of the Disqualified Individual to receive or retain the payments and benefits.

For purposes of calculating 75% of the voting power, shares held by or attributed to Ms. Berneking are disregarded (i.e. they are excluded from both the numerator and the denominator).

If a stockholder of the corporation undergoing the change in control is an “entity shareholder” (within the meaning of Treasury Regulations Section 1.280G-1, Q&A-7(b)(3)) and a “substantial portion” of the assets of the entity shareholder consists (directly or indirectly) of the stock of such corporation (i.e., the total fair market value of the stock held by the entity stockholder in such corporation equals or exceeds one third of the total gross fair market value of all the assets of the entity without regard to any liabilities associated with such assets) and the value of such stock held by such entity shareholder is greater than or equal to 1% of the total value of all the outstanding stock of such corporation, then the stockholder approval by the entity shareholder must be made by a separate vote of the persons who, immediately prior to the consummation of the change in control, hold more than 75% of the voting power of the entity shareholder.

Description of Potential Parachute Payments

A detailed description of potential payments and benefits, referred to as the “Potential Parachute Payments”, that might be received by Ms. Berneking in connection with the merger is set forth below.  Ms. Berneking has executed a waiver pursuant to which she has agreed to waive that portion of the Potential Parachute Payments that exceeds $1.00 less than three times her Base Amount, referred to as the “Excess Payment”, thereby reducing the aggregate amount of the payments and benefits Ms. Berneking would be entitled to receive in connection with the merger to an amount equal to $1.00 less than three times her Base Amount, referred to as the “Safe Harbor Amount”, if the requisite 75% stockholder approval is not obtained.

For purposes of this section, various assumptions have been made, as set forth below. In general, the analysis below assumes that every payment or benefit that could reasonably constitute a parachute payment is treated as such for purposes of the stockholder disclosure and vote.  The estimated amounts set forth below are based upon calculations of the estimated maximum amounts that might be considered parachute payments and do not necessarily reflect amounts that actually will be received by Ms. Berneking.  The one exception is the valuation of the First Business restricted stock, referred to as the “Restricted Stock”, that Ms. Berneking will receive upon the closing of the merger, which has a date of grant value of $200,000.  The value of the Restricted Stock for purposes of computing whether there are excess parachute payments, however, is the value of the Restricted Stock on the date it vests.  Since this amount is unknowable at this time, and could be greater or less than the value on the date of grant, the Restricted Stock has been valued at $200,000 for purposes of the calculations contained herein. Accordingly, all of the estimated amounts set forth in this section are based upon the assumed value of $200,000 for the Restricted Stock on the vesting date and an estimated closing and effective date of the merger of October 1, 2014.

Acceleration of Vesting of Seller’s Restricted Shares upon Consummation of the Merger

The vesting of restricted shares of Aslin Group’s common stock, which we refer to as the “Aslin Group Restricted Shares”, will fully accelerate in connection with the consummation of the merger.  For purposes of Section 280G, the acceleration of vesting of the 1.25 Aslin Group Restricted Shares held by Ms. Berneking will be considered a parachute payment with a value determined pursuant to the regulations promulgated under Section 280G.

Applying the Section 280G rules, the value of the Potential Parachute Payments with respect to the Aslin Group Restricted Shares held by Ms. Berneking, based on the acceleration of vesting of such shares, assuming that the per-share consideration in the merger will equal $14,435.59 per share, is estimated to be $559.

For purposes of all calculations in this section, it is assumed that the merger will occur on October 1, 2014. A different merger date could impact the value of the Potential Parachute Payments, but not to a material extent.

Guaranteed Minimum Bonus under the Berneking Employment Agreement

Ms. Berneking and First Business have entered into an Employment Agreement dated April 22, 2014, which will govern her employment as President and Chief Executive Officer of Alterra Bank after the merger occurs, which we refer to as the “Berneking Employment Agreement”.  The Berneking Employment Agreement will become null and void and of no further effect if the merger does not occur.  The Berneking Employment Agreement provides that Ms. Berneking will receive a minimum bonus for calendar year 2015 equal to 10% of her base salary.  Under the Berneking Employment Agreement, Ms. Berneking’s base salary is $200,000, although the amount of her base salary will be reviewed at least annually beginning in January of 2015, so her base salary could increase.  At the currently agreed base salary, the minimum bonus would be $20,000.  The bonus will be paid in accordance with the terms of First Business’ annual incentive bonus program.  The calculations hereunder assume that payment will be made on March 15, 2016, so the present value of the minimum bonus as of the date of the merger is $19,893.

Retention Amount under the Berneking Employment Agreement

Pursuant to the Berneking Employment Agreement, Ms. Berneking will be awarded $200,000 of Restricted Stock under First Business’ 2012 Equity Incentive Plan, which we refer to as the “Equity Plan”, which will vest on the first to occur of (a) the third anniversary of the merger if Ms. Berneking is employed by Alterra Bank on that date or (b) a Change in Control of First Business, as defined in the Equity Plan. As discussed above, the Restricted Stock is valued for purposes of all calculations contained herein at its date of grant value of $200,000.  In approving the payments described herein, the stockholders of Aslin Group are approving the payment to Ms. Berneking of the Restricted Stock at a future value that could be considerably greater than $200,000.

Severance Arrangements

Pursuant to the Berneking Employment Agreement, upon a termination of Ms. Berneking’s employment by Alterra Bank without “cause” or by Ms. Berneking for “good reason” (each as defined in the Berneking Employment Agreement) during the three-year term of the Berneking Employment Agreement, Ms. Berneking would become entitled to receive, subject to certain requirements (including the requirement to sign and not revoke a release of claims in favor of Alterra Bank), a cash severance payment of 18 months of her then base salary, paid in accordance with the payment schedule set out in the Berneking Employment Agreement.  The Berneking Employment Agreement also provides that Ms. Berneking and First Business will contemporaneously enter into an Executive Change-in-Control Agreement, which we refer to as the “CIC Agreement”, which also provides for severance if Ms. Berneking’s employment is terminated without cause or for good reason, both as defined in the CIC Agreement. The severance is (a) a cash amount equal to two times Ms. Berneking’s base salary, (b) a cash amount equal to her target bonus opportunity for the plan year in which the termination of employment occurs, prorated for the number of days worked in such year, and (c) subsidized health insurance coverage for up to 18 months. The Berneking Employment Agreement provides that in the event Ms. Berneking is entitled to severance payments under both the Berneking Employment Agreement and the CIC Agreement, she will receive the greater amount, but not both.  The severance under the CIC Agreement is the greater amount, and was the severance used for purposes of computing excess parachute payments hereunder.  Given that Ms. Berneking’s base salary and target bonus, as well as the cost of subsidized health insurance at the time of a termination of employment is unknown, this section has used the base salary and target bonus set forth in the Berneking Employment Agreement, and the current value of 18 months of subsidized health insurance, even though it is unknown what such amounts will be when her employment terminates.  The amounts were present-valued based on the payment schedule set forth in the CIC Agreement, which provides that cash severance (base and bonus) is paid in four payments at six-month intervals commencing after the six-month anniversary of her termination of employment and the subsidized health insurance will commence upon her termination of employment.  Her date of termination was assumed to be December 31, 2014, which would maximize the bonus component of the cash severance payment.  The present value of the cash component of her severance is $452,646, which is the present value of $460,000 (two times her base salary of $200,000 plus a target bonus of 30% of base salary or $60,000) given the assumptions regarding her termination date, the timing of the payments and the applicable interest rates.  The value of the health insurance, not present-valued given the likelihood of medical premiums increasing over time, is $14,270.

Summary

Based upon the assumption described above, the estimated aggregate present value of Ms. Berneking’s Potential Parachute Payments is $687,368.  Because Ms. Berneking’s Base Amount is $181,257, Ms. Berneking could have parachute payments of $543,770 or less without triggering any of the Section 280G excise taxes.  By voting to approve the amount of the Potential Parachute Payments in excess of $543,770, the Aslin Group’s stockholders are assuring that Ms. Berneking will be eligible to receive such excess payments (the “Excess Payments”), which are estimated to be $143,598 of additional payments and benefits, based upon the assumptions contained herein.  Ms.

Berneking has waived her right to receive the Excess Payments, whatever their actual amount given the facts at the relevant times, if the Aslin Group’s stockholders do not approve the Excess Payments.

As described above, the $143,598 of Excess Payments is only an estimate given that there are many variables that are not known at the present time, including: (a) whether the Restricted Stock will vest, the vesting date, and the value of the Restricted Stock on the vesting date; (b) the date of Ms. Berneking’s termination of employment and the cause of termination; (c) whether Ms. Berneking will qualify for severance under the Berneking Employment Agreement or the CIC Agreement, and the amount of her severance, which is dependent on base salary, and in the case of the CIC Agreement, also target bonus amounts and health insurance subsidies, at a future date, and (d) future interest rates.

Voting Requirements and Board Recommendation

Ms. Berneking will be eligible to be paid or to receive the Excess Payments only if 75% of Aslin Group’s voting power, excluding the shares owned by Ms. Berneking, approve such Excess Payments.  If such approval is not obtained, Ms. Berneking will be entitled to receive or retain only that portion of her Potential Parachute Payments that totals $1.00 less than three times her Base Amount, or $543,770.  The consummation of the merger is not contingent upon the approval of the Excess Payments by Aslin Group’s stockholders.

The Board of Directors of Aslin Group unanimously recommends (except for Ms. Berneking, who abstained from the recommendation) that you vote “FOR” approval of Ms. Berneking’s Excess Payments, regardless of what their actual amount is subsequently determined to be.  By voting in favor of the Excess Payments, you are agreeing that Ms. Berneking is eligible to receive the Excess Payments whatever their ultimate amount (which may be more than the $143,598 which was determined based on the assumptions contained herein).

Other Matters to Come Before the Special Meeting

No other matters are intended to be brought before the special meeting by Aslin Group, and Aslin Group does not know of any matters to be brought before the special meeting by others.  If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter.

THE MERGER

The following is a discussion of the merger and the material terms of the Merger Agreement between First Business and Aslin Group.  You are urged to carefully read the Merger Agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein.  This summary may not contain all of the information about the Merger Agreement that is important to you.  Factual information about First Business and Aslin Group can be found elsewhere in this proxy statement/prospectus.  Additional factual information about First Business can be found in the public filings First Business makes with the SEC, as described in the section entitled “Where You Can Find More Information”.

Terms of the Merger

Transaction Structure.  First Business’ and Aslin Group’s boards of directors have each unanimously approved and adopted the Merger Agreement.  The Merger Agreement provides for the acquisition of Aslin Group by First Business through the merger of a direct wholly-owned subsidiary of First Business, with and into Aslin Group, with Aslin Group continuing as the surviving corporation.  Immediately following the merger and as part of a single integrated transaction, Aslin Group will be merged with and into First Business, with First Business being the surviving corporation in that second-step merger.

Merger Consideration.  At the effective time of the merger, each share of Aslin Group common stock issued and outstanding immediately prior to the effective time (other than shares of Aslin Group common stock owned by First Business or its subsidiaries, or shares of Aslin Group common stock held by stockholders that have validly exercised appraisal rights under the DGCL with respect to such shares) will cease to be outstanding and will be converted into the right to receive per share consideration valued at $14,435.59, which will be payable in (i) an amount of cash equal to $6,496.02, and (ii) a number shares of First Business common stock having a value of $7,939.57.  The number of shares of First Business common stock that each share of Aslin Group common stock will have the right to receive as the Stock Amount will equal $7,939.57 divided by the Bloomberg VWAP of the First Business common stock; provided, however, that if the number of shares as so calculated (1) is greater than 233.5154, such number will be reduced to 233.5154, or (2) is less than 155.6766, such number will be increased to 155.6766.  As a result, if the Bloomberg VWAP of the First Business common stock is less than $34.00, the value of the Stock Amount will be less than $7,939.57, and if the Bloomberg VWAP exceeds $51.00, the value of the Stock Amount will be greater than $7,939.57.  Cash will be paid in lieu of issuing fractional shares of First Business common stock. “Bloomberg VWAP” is defined as the volume-weighted average closing price of First Business common stock on NASDAQ according to the Bloomberg VWAP Price and Volume Dashboard during the 10 consecutive trading days ending on and including the third trading day immediately before the date the merger closes

As indicated in the previous paragraph, the number of shares of First Business common stock comprising the Stock Amount will vary based on the Bloomberg VWAP.  The following table illustrates, for a range of potentially applicable Bloomberg VWAPs, the number of shares of First Business common stock that would be exchanged for each share of Aslin Group common stock.  These numbers are calculated based on the assumption that 2,085.5 shares of Aslin Group common stock are outstanding immediately at the time of the merger.  This amount includes the shares of common stock that are expected to be issued upon the exercise of outstanding options and warrants on the effective date of the merger.

Stock Amount(1)

If the applicable First Business Bloomberg VWAP is:	The number of shares of First Business common stock that each share of Aslin Group common stock will have the right to receive will equal:
Less than or equal to $34.0002	233.5154
$42.5003	186.8134
Greater than or equal to $51.0004	155.6766

(1)         The Stock Amount will be based on the actual Bloomberg VWAP, which will be computed on the third trading day immediately before the date the merger closes; the Bloomberg VWAPs shown on this table are for illustration only.  Cash will be paid in lieu of issuing fractional shares of First Business common stock.

Based on the assumption that approximately 389,596 shares of First Business common stock will be issued to Aslin Group stockholders based on a $42.50 Bloomberg VWAP, Aslin Group stockholders would own approximately 8.99% of First Business’ common stock after the merger is completed, ignoring any shares of First Business common stock they may already own.

Letters of Transmittal

At least ten days prior to the completion of the merger, the exchange agent, Computershare Investor Services, Inc., will send a letter of transmittal and instructions for surrendering certificates in exchange for the merger consideration and any cash in lieu of fractional shares of First Business common stock (as described below) to each holder of record of certificates which, as of the date the exchange agent sends such letter of transmittal and instructions, represented shares of Aslin Group common stock, whose shares were converted into the right to receive the merger consideration.

If any Aslin Group stockholder properly surrenders certificates to the exchange agent at least five business days prior to the closing date of the merger, then the exchange agent will mail or wire (as applicable) the merger consideration to such stockholder on the closing date.  If any Aslin Group stockholder properly surrenders certificates to the exchange agent at any time after five business days prior to the closing date of the merger, then the exchange agent will promptly, but no later than five business days after the receipt of the certificates, mail or wire (as applicable) the merger consideration to such stockholder.

If a certificate for Aslin Group common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the Merger Agreement upon receipt of an affidavit as to that loss, theft or destruction and the posting of a bond at the expense of the stockholder to indemnify First Business and the exchange agent against any claim that may be made against it with respect to such certificate.

Cash in Lieu of Fractional Shares

No fractional shares of First Business common stock will be issued upon the surrender of certificates of Aslin Group common stock for exchange, and no dividend or distribution with respect to First Business common stock will be payable on or with respect to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of First Business.  In lieu of the issuance of any such fractional share, First Business will pay to each former stockholder of Aslin Group who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Bloomberg VWAP by (ii) the fraction of a share of First Business common stock which such holder would otherwise be entitled to receive, including any adjustments described above in the subsection titled “Merger Consideration”.

Dividends and Distributions

Until certificates representing shares of Aslin Group common stock are surrendered for exchange, any dividends or other distributions with a record date after the effective time of the merger with respect to First Business common stock into which such shares of Aslin Group common stock may have been converted will not be paid.  Following surrender of any such certificates, the record holder thereof will be entitled to receive, without interest, any dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of First Business common stock represented by such certificates and paid prior to the surrender date, and, at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of First Business common stock represented by such certificates with a record date after the effective time of the merger but before the surrender date and with a payment date after the surrender.

After the effective time of the merger, there will be no transfers on the stock transfer books of Aslin Group of any shares of Aslin Group common stock, other than to settle transfers that occurred prior to the effective time of the merger.  If certificates representing such shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares represented by that certificate have been converted.

Appraisal Rights

Under Section 262 of the DGCL, any holder of Aslin Group common stock who does not wish to accept the merger consideration may dissent from the merger and elect to exercise appraisal rights.  A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the merger), and receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL.  The full text of Section 262 of the DGCL is attached to this information statement/prospectus as Appendix B.  All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of Aslin Group common stock who asserts appraisal rights.

Section 262(d)(1) of the DGCL requires that, if a Merger Agreement was approved by a stockholder vote at a meeting, as opposed to stockholder consent under Section 228 of the DGCL, stockholders entitled to appraisal rights will be notified not less than 20 days prior to the meeting, and that appraisal rights are available for any or all shares of stock held by such stockholder.  A copy of Section 262 of the DGCL must be included with such notice.  As approval of the Merger Agreement by Aslin Group stockholders is being obtained at the meeting of the stockholders, this information statement/prospectus constitutes Aslin Group’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL.  The applicable statutory provisions are attached to this information statement/prospectus as Appendix B.  This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Appendix B.  Any holder of Aslin Group common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Appendix B carefully.  Failure to comply with the procedures of Section 262 of the DGCL, in a timely and proper manner, will result in the loss of appraisal rights.  If you lose your appraisal rights, you will be entitled to receive the merger consideration described in the Merger Agreement.

Stockholders wishing to exercise the right to dissent from the merger and seek an appraisal of their shares must do all of the following:

•                  The stockholder must deliver to Aslin Group a separate written demand for appraisal of his/her shares before the taking of the vote on the Merger Agreement at the meeting.

•                  The stockholder must not have voted in favor of the Merger Agreement and the transactions contemplated thereby.

•                  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger.  A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•                  The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.  The surviving company is under no obligation, and has no intention, to file any such petition.

Only a holder of record of shares of Aslin Group common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name.  A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates.  The demand must reasonably inform Aslin Group of the identity of the stockholder and that the stockholder intends to demand appraisal of his or her common stock.  Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares.  A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to Malcolm M. Aslin, Aslin Group, Inc., 11300 Tomahawk Creek Parkway, Suite 100, Leawood, Kansas 66211.

Within 10 days after the effective date of the merger, a second notice regarding the effective date of the merger will be sent by the surviving or resulting corporation to all such holders who have complied with Section 262(d)(1) and not voted in favor of the merger as of the date the merger has become effective.

Within 120 days after the effective time of the merger, but not later, either the surviving company or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Aslin Group common stock held by all dissenting stockholders.  The surviving company is under no obligation, and has no intention, to file any such petition.  Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which Aslin Group has received demands for appraisal, and the aggregate number of holders of those shares.  The surviving company must mail this statement to the stockholder within 10 days of receipt of the request.

If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings and any stockholder who fails to comply with such direction may be dismissed from such proceedings.  If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to such stockholder.  The Delaware Court of Chancery will thereafter determine the fair value of the shares of Aslin Group common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors.  The Delaware Supreme Court has stated that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings.  In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy.  The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the Merger Agreement.  If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the Merger Agreement.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances.  Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration.  A fairness opinion of an investment banking firm does not in any manner address fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving company a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving company, and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be conditioned on such terms as the Delaware Court of Chancery deems just.  If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the Merger Agreement.  In view of the complexity of the provisions of Section 262 of the DGCL, if you are an Aslin Group stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

This is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 et seq. of the DGCL, which is reproduced in its entirety as Appendix B to this proxy statement/prospectus.

Regulatory Approvals

Each of First Business and Aslin Group has agreed to use its reasonable best efforts to obtain all regulatory approvals required to complete the merger and the other transactions contemplated by the Merger Agreement.  These approvals include approval from the Board of Governors of the Federal Reserve System and the Office of the State Bank Commissioner of Kansas.  First Business has filed all applications and notifications to obtain these regulatory approvals.

Board of Governors of the Federal Reserve System.  The transactions contemplated by the Merger Agreement are subject to approval by the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended.

Office of the State Bank Commissioner of Kansas.  The transactions contemplated by the Merger Agreement are subject to approval by the Office of the State Bank Commissioner of Kansas.

There can be no assurance that such approvals will be received on a timely basis or at all, or as to the ability of First Business and Aslin Group to obtain the approvals on satisfactory terms or that there will be no litigation challenging such approvals.  There can be no assurances that U.S. or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result of such challenge.  The parties’ obligations to complete the transactions contemplated by the Merger Agreement are subject to a number of conditions, including the receipt of all requisite regulatory approvals.

Accounting Treatment

First Business will account for the merger using the acquisition method of accounting, in accordance with current accounting guidance and United States generally accepted accounting principles.  The result of this is that the recorded assets and liabilities of First Business will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of Aslin Group will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of First Business common stock to be issued to former Aslin Group stockholders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Aslin Group at the date of the merger, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Aslin Group being included in the operating results of First Business beginning from the date of completion of the merger.

Public Trading Market

First Business common stock is listed on The NASDAQ Global Select Market under the symbol “FBIZ”.  The First Business common stock issuable in the merger will be listed on The NASDAQ Global Select Market.

Resale of First Business Common Stock

All shares of First Business common stock received by Aslin Group stockholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, except for shares of First Business common stock received by any such holder who becomes an “affiliate” of First Business after completion of the merger, as defined in Rule 144 under the Securities Act.  This proxy statement/prospectus does not cover resales of shares of First Business common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Background of the Merger

The management of Aslin Group has from time to time explored and assessed, both internally and with outside advisors, and has discussed with the Aslin Group board of directors, various strategic options potentially available to Aslin Group.  These strategic discussions have focused on, among other things, available strategic transaction opportunities, the business and regulatory environment facing banks and financial institutions generally, and Aslin Group in particular, and the cost of additional capital for growth, as well as conditions and ongoing consolidation in the financial services industry.

As part of its ongoing strategic planning activities, First Business’ management and board of directors also considers acquisition opportunities, including the possible acquisition of another financial institution; regularly reviews the financial services industry environment, including the trend towards consolidation in the industry; and periodically discusses ways in which to enhance First Business’ shareholder value and competitive position.

In early 2013, management and the board of directors of Aslin Group considered the need for additional capital to support the planned growth of Alterra Bank.  The topic was discussed as part of the company’s budget and planning process and in the preparation of Aslin Group’s capital plan for 2014.  As a result of these discussions, Aslin Group’s management had discussions with a number of interested parties about a potential investment in Aslin Group.

Individual Investor.  In April of 2013, Aslin Group learned that a wealthy individual investor was interested in possibly investing in or acquiring Aslin Group and its subsidiary, Alterra Bank.  On May 20, 2013, the investor sent an unsolicited expression of interest letter to the board of directors of Aslin Group with a proposed cash purchase price per share for all outstanding shares.  On June 10, 2013, the CEO of Aslin Group responded to the investor with a detailed counter offer and proposed a higher purchase price.  At a board meeting held on July 22, 2013, the board of directors of Aslin Group appointed a committee of the board to negotiate with the investor.  For several weeks, the investor and members of the negotiating committee exchanged letters and emails regarding the valuation of Aslin Group and the terms of a potential acquisition.  They also negotiated and exchanged drafts of a confidentiality agreement and a letter of intent.

On August 20, 2013, Aslin Group and the investor entered into a Confidentiality, Non-Disclosure and Exclusivity Agreement, which included a 60-day exclusive negotiating period with the investor.  On August 21, 2013, the investor, Aslin Group and Alterra Bank entered into a letter of intent that included a purchase price per share that would be adjusted based upon the results of the investor’s due diligence on Alterra Bank’s loan portfolio.  During the next two months, the investor met with the President and Chief Executive Officer of Alterra Bank and conducted significant due diligence on Alterra Bank’s business and loan portfolio.  On September 12, 2013, the investor delivered a draft of a definitive merger agreement.  In October 2013, the negotiating committee held several teleconference meetings to discuss the price and terms offered by the investor.  Aslin Group and the investor negotiated through their counsel on pricing and certain material terms and conditions of the proposed acquisition.

The 60-day exclusive negotiating period expired on October 19, 2013, and the investor and the negotiating committee could not agree upon the purchase price for Aslin Group or the material terms and conditions of a proposed merger.  No merger agreement was ever signed and the letter of intent expired.  After an October 21, 2013 meeting with the investor, there were no ongoing communications or negotiations between Aslin Group and the investor.

At its October 21, 2013 meeting, the board of directors of Aslin Group again discussed the need for additional capital to support growth of Alterra Bank.  This discussion was concurrent with the development of Alterra Bank’s 2014 budget, which called for additional capital to be contributed by March 31, 2014.  Efforts to identify possible sources of that capital were led by the CEO of Aslin Group, who met with a number of existing and prospective stockholders in November and December of 2013.  Concurrently, management sought and received interest from possible buyers of subordinated debt as an alternative to an equity capital raise.

Late in the fourth quarter of 2013 and early in the first quarter of 2014, the CEO of Aslin Group had discussions and meetings with several out-of-state bank holding companies about a possible acquisition of Aslin Group and Alterra Bank.  Some of these discussions were facilitated via introductions made by a representative of Macquarie Capital (USA), Inc., which we refer to as Macquarie Capital. During this time, the CEO of Aslin Group discussed with two other investment bankers the expected valuation of Aslin Group, as well as possible strategic merger partners.  The board of directors of Aslin Group, however, made no decision to sell the company, and did not engage an investment advisor to market the company.

BHC A.  On December 12, 2013, the CEO of Aslin Group met with senior executives of an out-of-state bank holding company, which is referred to herein as “BHC A”.  Several telephone calls followed, and, on January 16, 2014, the CEO of Aslin Group and the President and Chief Executive Officer and another senior executive officer of BHC A met at Aslin Group’s headquarters in Leawood, Kansas.  At that meeting, BHC A delivered an indication of interest letter, dated January 15, 2014, to acquire all of the stock of Alterra Bank.  In a conference call held on January 27, 2014, the CEO of Aslin Group discussed the contents of the indication of interest letter with senior executives of BHC A.  Subsequently, a bank subsidiary of BHC A submitted a letter of intent, dated January 30, 2014, to acquire all of the outstanding capital stock of Aslin Group.  The CEO of Aslin Group responded with revised drafts of the letter of intent that provided for the proposed transaction to be structured as a cash-out merger of Aslin Group into an acquisition subsidiary of BHC A.  BHC A’s proposed acquisition of Aslin Group was not subject to any financing contingency.  In late January and early February 2014, the CEO of Aslin Group and the President and Chief Executive Officer of BHC A also negotiated the terms of a confidentiality agreement.

On February 4, 2014, Aslin Group and Alterra Bank entered into a confidentiality agreement with a bank subsidiary of BHC A.  During February 2014, management of Aslin Group and BHC A had discussions and meetings regarding Alterra Bank’s business and the proposed structure of a possible acquisition.  On February 19, 2014, four senior executives of BHC A met in Kansas City with the CEO of Aslin Group and the President and Chief Executive Officer of Alterra Bank to introduce her and to further discuss a potential strategic merger with Aslin Group.  On February 25, 2014, the President and Chief Executive Officer of Alterra Bank had all day meetings at the headquarters of BHC A.  As discussed further below, the board of directors of Aslin Group concluded that the price, terms and structure of BHC A’s offer (including fully-taxable cash consideration) were not as favorable to Aslin Group’s stockholders as the price, terms and structure offered by another interested party.  On or about March 4, 2014, the CEO of Aslin Group told BHC A that Aslin Group intended to pursue a transaction with another interested party.  No further significant discussions with BHC A occurred after March 5, 2014.

BHC B.  On December 27, 2013, the CEO of Aslin Group met with the CEO of another out-of-state bank holding company, which is referred to herein as “BHC B”.  On January 22, 2014, the CEO of Aslin Group met with senior executives of BHC B at the headquarters of Aslin Group.  On January 26, 2014, Aslin Group received an indication of interest letter from BHC B to acquire all of the outstanding stock of Alterra Bank.  BHC B’s proposed acquisition contained an express financing contingency.  BHC B also provided letters, both dated January 23, 2014, from two investment bankers who would advise BHC B and assist in a private placement of equity to partially finance the acquisition.  During late January 2014, the CEO of Aslin Group had calls with senior management of BHC B regarding its proposed valuation of Alterra Bank, and the amount of financing that would be required to consummate the transaction.  On February 4, 2014, the CEO of Aslin Group told BHC B that there were concerns about the financing contingency in BHC B’s offer, and Aslin Group was attempting to negotiate a transaction with another interested party.  No further significant discussions with BHC B occurred after February 4, 2014.

First Business.  On December 17, 2013, a representative of Macquarie Capital discussed Aslin Group and Alterra Bank with the CEO of First Business, and provided publicly available financial information on Aslin Group and Alterra Bank.  In January 2014, a representative of Macquarie Capital discussed with the CEO of Aslin Group First Business’ unique business banking model and his belief that Alterra Bank would strategically fit well with First Business.  Macquarie Capital arranged an introduction of the President and Chief Executive Officer and the Chairman of First Business to the CEO of Aslin Group.  On February 12, 2014, the President and Chief Executive Officer and the Chairman of First Business met with the CEO of Aslin Group in Bonita Springs, Florida to discuss a potential strategic combination of First Business and Aslin Group.  On February 17, 2014, the President and Chief Executive Officer of Alterra Bank and the President and Chief Executive Officer of First Business met via videoconference.

On February 19, 2014 a special meeting of the First Business board of directors was convened and management provided updates to the First Business board of directors on several items including the Aslin Group acquisition opportunity.  Management and representatives from Keefe, Bruyette & Woods, which is referred to herein as KBW, provided an overview of the opportunity, including Aslin Group and Alterra Bank background information and history, management backgrounds, preliminary deal terms, information about the Kansas City and surrounding markets, terms of comparable transactions and initial impressions.  At this meeting, the First Business board of directors authorized the issuance of a non-binding letter of intent which would allow management an opportunity to continue due diligence.

First Business delivered a letter of intent, dated February 20, 2014, to acquire Aslin Group.  Over the next two weeks Aslin Group and First Business exchanged revised drafts of the letter of intent, and also negotiated a non-disclosure agreement.

On February 27, 2014, a mutual non-disclosure agreement was signed by First Business, Aslin Group and Alterra Bank, pursuant to which all parties agreed to maintain the confidentiality of any evaluation material provided by the other party.  Also, on February 27, 2014, the President and Chief Executive Officer of Alterra Bank had all-day meetings with First Business at its headquarters in Madison, Wisconsin.  Aslin Group, whose key business information (unlike First Business’ business information) is not periodically and publicly reported, provided First Business with detailed audited financial statements, copies of material agreements and other business and organizational information.

On March 4, 2014, all members of the board of directors of Aslin Group participated in a joint conference call.  The President and Chief Executive Officer of Alterra Bank reported on her meetings with BHC A and First Business, expressed her views on the relative strengths of BHC A and First Business, and indicated the reasons for her preferences for a merger with First Business.  The board of directors analyzed the letters of intent submitted by BHC A and First Business, and the key terms of and conditions underlying both offers.  The board of directors noted that First Business’ proposed purchase price range was higher than the proposed purchase prices offered or discussed with the individual investor, BHC A and BHC B.  The board of directors discussed a number of factors favoring First Business’ offer, including:  First Business’ purchase price range, perceived strategic and cultural fit, benefits to customers and employees of continuing the business bank model, the continued existence (after the merger) of Alterra Bank under its own charter, First Business’ requirement that certain key employees of Alterra Bank sign employment agreements to continue working after the merger, and the high likelihood of closing a transaction with First Business.  The board of directors directed the CEO of Aslin Group to sign the letter of intent with First Business.

On March 7, 2014 at its regular board meeting, the First Business board of directors reestablished a Capital and Acquisitions Committee, which is referred to herein as the Committee, to review the proposed transaction and make recommendations to the board.  At that meeting, the board of directors of First Business authorized the President and Chief Executive Officer of First Business to sign a letter of intent to acquire Aslin Group.

On March 7, 2014, First Business, Aslin Group and Alterra Bank signed a letter of intent for First Business to acquire Aslin Group via a reverse triangular merger for a combination of stock and cash consideration.  The executed letter of intent contemplated a price range of $28.5 million to $30.0 million of aggregate consideration, with 55% of the consideration in the form of First Business common stock and 45% of the consideration in cash.  The letter of intent included a 60-day exclusivity period.

Over the course of the subsequent weeks, representatives of Aslin Group and First Business conducted mutual due diligence involving senior executives from both companies as well as their outside legal and financial advisors.  On March 12, 2014, the President and Chief Executive Officer of First Business came to Kansas City to meet with the President and Chief Executive Officer and senior leadership team of Alterra Bank.  During March 2014, the parties and their outside counsel began discussing the material terms on which a transaction could be reached, including the conditions to a potential transaction, and other significant provisions.  In the course of these conversations First Business indicated, among other things, that its indication of interest was contingent upon the execution of a stockholder voting agreement with certain significant stockholders of Aslin Group, and Aslin Group directors, certain employment agreements, and a noncompetition agreement with the CEO of Aslin Group.  On March 29, 2014, the parties executed an amendment to the letter of intent to extend the exclusivity period for an additional 30 days.  During April and May of 2014, the CEO of Aslin Group continued to update members of the board of directors of Aslin Group on the progress of due diligence and negotiations with First Business.

The Committee met with management and representatives of KBW on April 10, 2014, and again on April 22, 2014, to review and discuss the proposed transaction with Aslin Group.  At the April 22, 2014 meeting, the Committee reviewed a summary of potential merger agreement terms and authorized management to begin negotiating the terms of a merger agreement with Aslin Group.

On April 25, 2014, counsel to First Business delivered a first draft of Merger Agreement to Aslin Group.  Over the next three weeks, counsel for First Business and counsel for Aslin Group exchanged several drafts of the Agreement and Plan of Merger.  In addition to negotiating the definitive Merger Agreement, the parties also negotiated the related transaction documents, including the Stockholder Voting Agreement and a Non-Disclosure, Non-Solicitation and Non-Competition Agreement for the CEO of Aslin Group.  In addition, First Business negotiated conditional employment agreements with the President and Chief Executive Officer and four other officers of Alterra Bank to continue their employment with Alterra Bank after the consummation of the merger.  The CEO of Aslin Group and the President and Chief Executive Officer of First Business ultimately agreed to recommend to their respective boards of directors a transaction in which First Business would acquire Aslin Group for aggregate consideration of approximately $30 million, consisting of 55% First Business stock and 45% cash.  In connection with this price range, the holder of rights to acquire Aslin Group common stock would be expected to exercise their options or warrants prior to the closing.

On May 19, 2014, the board of directors of Aslin Group held a special meeting to consider the proposed transaction with First Business.  Also attending, in person or telephonically, were representatives of Stinson Leonard Street LLP, counsel to Aslin Group, and Macquarie Capital, financial advisor to Aslin Group.  Prior to the meeting, the board of directors received copies of the Merger Agreement and the related agreements, including the Stockholder Voting Agreement to be entered into by certain stockholders of Aslin Group, the non-compete agreement to be entered into by the CEO of Aslin Group and the employment agreements that First Business entered into with the five officers of Alterra Bank.  During the meeting, Aslin Group management detailed their due diligence review of First Business.  A representative of Macquarie Capital gave a report on the financial terms of the proposed transaction, information regarding peer companies and comparable transactions, and a net present value analysis of Aslin Group and First Business.  A representative of Stinson Leonard Street discussed with the board of directors the legal standards applicable to the board’s decisions and actions with respect to First Business’ merger proposal.

Following these reports and discussions, and discussion and analysis among the members of the Aslin Group board of directors, including consideration of the factors described under “The Merger—Reasons for the Merger and Aslin Group Board Recommendation,” the board of directors of Aslin Group determined that the merger, the Merger Agreement, and the transactions contemplated by the agreement were advisable for, fair to and in the best interests of Aslin Group and its stockholders, and the directors voted unanimously to adopt the Merger Agreement.

Macquarie Capital provided financial advisory services to Aslin Group during the first and second quarters of 2014, but a contract with Aslin Group was not finalized and signed until May 21, 2014.  The contract provided for a fixed transaction fee payable upon closing of the merger with First Business.  It also provided for a separate fairness opinion fee, if Aslin Group requested such an opinion.  The board of directors of Aslin Group did not request a fairness opinion from Macquarie Capital because the board was satisfied that the process leading up to the approval of the merger gave the directors adequate information to reach an informed business judgment regarding the merits of the merger and did not believe it was necessary to incur the cost of a fairness opinion.

On May 20, 2014, First Business’ board of directors met to consider the proposed transaction with Aslin Group.  Attending the meeting were representatives of First Business’ management, First Business’ legal counsel, Godfrey & Kahn, SC, and KBW, First Business’ financial advisor.  First Business’ management provided information regarding operational and financial considerations relating to the proposed consolidation of the businesses of First Business and Aslin Group, and provided a review of the overall due diligence process and results including the asset quality review of Alterra Bank’s loans and loan policies based on First Business’ due diligence review as well as a review conducted by an outside loan review firm.

Godfrey & Kahn reviewed the fiduciary duties and responsibilities of the board of directors in considering the proposed transaction, provided the board of directors with an overview of the legal due diligence conducted by it, and summarized the Merger Agreement and related agreements.  KBW reviewed certain financial aspects of the proposed transaction.

Following these presentations, reviews and a discussion among First Business’ board of directors, including consideration of the factors described under “The Merger—Reasons for the Merger and Aslin Group Board Recommendation,” First Business’ board of directors determined that it is in the best interest of First Business and its shareholders to proceed with the merger, and unanimously approved the Merger Agreement, and the transactions contemplated by the agreement.

On May 22, 2014, the Merger Agreement and related agreements were executed and delivered, and the transaction was announced on the morning of May 23, 2014, in a press release issued jointly by First Business and Aslin Group.

First Business’ Reasons for the Merger

In reaching its decision to approve the Merger Agreement, the board of directors considered a variety of factors, including the following:

•                  The merger will allow First Business to diversify its revenues and expand its presence in the thriving and complementary Kansas City metropolitan market which mirrors First Business’ established Midwestern markets in many ways demographically and economically and where First Business already operates its national equipment finance business;

•                  First Business’ belief that the merger will provide synergistic opportunities for First Business to expand Alterra Bank’s product and service offerings to include equipment finance, trust and investment services, factoring and asset based lending and that First Business will serve as a source of capital to fund Alterra Bank’s future growth;

•                  First Business’ belief that Alterra Bank, as the number one most active U.S. Small Business Administration lender in the Kansas City SBA district, will provide First Business with immediate access to talent, expertise and platforms in a commercial lending niche that it currently does not specialize in and which will be highly complementary to First Business’ current focus;

•                  First Business’ familiarity with and review of Aslin Group’s and Alterra Bank’s business, operations, management, markets, competitors, financial condition, earnings and prospects;

•                  Aslin Group’s and Alterra Bank’s solid track record of growth and profitability, stable credit quality and concentration in an attractive metropolitan area.  Since recapitalizing Alterra Bank in 2010, Aslin Group and Alterra Bank management significantly reduced legacy problem assets, restored profitability and significantly grew Alterra Bank’s loan portfolio.

•                  Alterra Bank’s competitive position, talented team, focus on commercial clients, complementary limited branch business model, deep local experience, entrepreneurial approach and impressive track record of growth;

•                  First Business’ belief that, after the merger, the combined company will be able to continue to generate strong revenue growth rates, while benefitting from limited but achievable costs savings;

•                  The complementary aspects of First Business’ and Alterra Bank’s businesses, including a disciplined focus on asset quality, entrepreneurial approach to business banking, a well-defined niche client profile and compatibility of the companies’ cultures, management and operating styles;

•                  Similarities in First Business’ and Alterra Bank’s respective loan portfolio and funding mixes and market demographics;

•                  The commitment by certain key executives including Alterra Bank’s President and CEO and key Alterra Bank client contract team members to continue their employment after consummation of the merger; and

•                  First Business’ belief that the merger would be completed in a timely manner and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the merger.

The foregoing discussion of the information and factors considered by First Business is not intended to be exhaustive, but includes the material factors considered by First Business’ board of directors. In reaching its determination to enter into the Merger Agreement, First Business did not assign any relative or specific weights to the foregoing factors.  First Business’ board of directors considered all these factors as a whole, including discussions with, and questioning of, First Business’ management and First Business’ financial and legal advisors, and overall considered the factors to be favorable to, and in support of, its determination.

Aslin Group Reasons for the Merger and Aslin Group Board Recommendation

In reaching the decision to approve a merger with First Business, the board of directors of Aslin Group considered a range of factors including, but not limited to, the following:

•                  Aslin Group’s belief that Alterra Bank’s historical and projected future growth would exceed the bank’s ability to generate and retain capital through earnings, and that Aslin Group would need to raise new capital in 2014, and additional capital in future years, to sustain the current and projected growth of Alterra Bank;

•                  Aslin Group’s expectation that the operating environment for Alterra Bank and community banks in general, and the current regulatory environment, will result in increased costs of operations, as well as increasing capital requirements and regulatory risk, thus reducing returns available to Aslin Group’s current stockholders and hindering Aslin Group’s ability to attract new capital on terms that would be attractive to the company and its current stockholders;

•                  After considering the cost of new capital to support growth of Alterra Bank, the board concluded that it was in the interest of Aslin Group’s stockholders to consider selling the company if a favorable transaction could be obtained;

•                  Aslin Group’s belief that the merger with First Business would provide Alterra Bank and its employees and customers with additional resources to meet the needs of entrepreneur-led companies and individuals in the greater Kansas City market, and additional capital for growth and expansion of Alterra Bank’s franchise;

•                  The culture and management practices of First Business appear to be compatible with those of Alterra Bank, thus enhancing the likelihood of closing;

•                  Based on the Aslin Group board of directors’ consideration of indications of interest from at least three other parties, as well as review of market data and trends in Midwestern bank mergers over the past year and consultations with Aslin Group’s financial advisor, the board of directors concluded that the price and terms offered by First Business were advisable for, fair to and in the best interest of Aslin Group and its stockholders;

•                  Aslin Group’s belief that the merger with First Business would result in significant synergies that would benefit customers and employees of Alterra Bank and the stockholders of Aslin Group;

•                  Based upon its review of the operating performance, credit quality and other due diligence related to First Business, Aslin Group’s board believed that the combined company would be able to provide the needed support for ongoing growth and expansion of Alterra Bank, including continuation of Alterra Bank’s niche business banking strategy;

•                  Aslin Group’s belief, for reasons including those listed above, that the merger would be well-received by employees and customers, and could be completed in a timely manner, thereby limiting risk of loss of key employees during the period that the merger is pending;

•                  Aslin Group stockholders would receive the stock of First Business in a tax-free exchange and would be able to participate in the future earnings and stock price appreciation of First Business after the merger;

•                  Aslin Group stockholders would have liquidity for their investment after the merger; and

•                  The board’s conclusion that the merger was fair to Aslin Group’s stockholders.

The foregoing information and description of factors considered by Aslin Group is not intended to be exhaustive, but includes the material factors considered and discussed by Aslin Group’s board of directors.  In reaching its determination to enter into the merger agreement, Aslin Group’s board of director did not assign any relative or specific weights to the foregoing factors.  Aslin Group’s board of directors considered all these factors as a whole, including discussions with, and questioning of, management of Aslin Group and Alterra Bank, and Aslin Group’s financial and legal advisors, and overall considered the factors to be favorable to, and in support of, its conclusion and recommendation.

Aslin Group’s board of directors determined that the merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Aslin Group and its stockholders.  Accordingly, the board of directors unanimously approved the Merger Agreement and unanimously recommends that Aslin Group’s stockholders vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby.

Management and Board of Directors of First Business after the Merger

Upon completion of the merger, the board of directors of First Business will consist of the directors serving on the board of directors of First Business prior to the effective time of the merger.

Pamela Berneking will be President and Chief Executive Officer of Alterra Bank after the merger.  The remaining current directors and senior officers of First Business are expected to continue in their current positions, other than as has been or may be publicly announced by First Business in the normal course.  Information about the current First Business directors and executive officers can be found in the documents listed under “Incorporation of Certain Documents by Reference” included elsewhere in this proxy statement/prospectus.

Interests of Aslin Group Directors and Executive Officers in the Merger

In considering the recommendations of the board of directors of Aslin Group, Aslin Group stockholders should be aware that certain directors and executive officers of Aslin Group and Alterra Bank have interests in the merger that may differ from, or may be in addition to, the interests of Aslin Group stockholders including, but not limited to potential payments under their employment agreements.  These interests are described in more detail and quantified below.  The board of directors of Aslin Group was aware of these interests and considered them, among other matters, when it adopted the Merger Agreement and in making its recommendations that the Aslin Group stockholders approve the Merger Proposal.

In connection with the merger, First Business has entered into employment-related agreements with various employees of Alterra Bank, including Pamela Berneking, President and Chief Executive Officer of Alterra Bank.  Descriptions of such agreements are as follows:

Offer Letters.  Kent Brown, Chief Lending Officer of Alterra Bank, Timothy Gervy, Chief Credit Officer of Alterra Bank, and Jason Moxness, Chief Banking Officer of Alterra Bank, have all executed offer letters with First Business (each an “Offer Letter”, together the “Offer Letters”).  Upon completion of the merger and pursuant to each Offer Letter, Messrs. Brown, Gervy and Moxness will continue to perform their current job responsibilities at their current salaries, which are $172,000, $172,000 and $150,000 per annum, respectively.  Messrs. Brown, Gervy and Moxness will also be entitled to participate during their employment in all Alterra Bank employee benefit plans, programs, practices or arrangements in which other Alterra Bank employees are eligible to participate.  Subject to certain vesting conditions in the Offer Letters, Messrs. Brown, Gervy and Moxness will be awarded a number of shares of restricted stock of First Business under the First Business 2012 Equity Incentive Plan (the “Equity Plan”).  Per the Offer Letters, the number of shares Messrs. Brown, Gervy and Moxness will receive will be determined as follows: $50,000, $25,000 and $45,000, respectively, all divided by the average closing price of First Business stock for the 10 trading days beginning five trading days before the effective time of the merger.

Doug Hoelscher, Chief Financial Officer of Alterra Bank, has also executed an agreement with First Business, where he will continue to serve as CFO of Alterra Bank for the six months after the effective time of the merger (the “Employment Period”) at his current salary.  Should Mr. Hoelscher remain employed for the entire six months of the Employment Period, he will receive a lump sum severance payment of six months base salary, which is $77,500, plus six months of his targeted incentive bonus payment, which is $19,375.

Berneking Employment Agreement.  Upon completion of the merger, Pamela Berneking will continue as President and CEO of Alterra Bank.  First Business has executed an employment agreement with Ms. Berneking (the “Berneking Employment Agreement”).  Under the Berneking Employment Agreement, Ms. Berneking will be paid a base salary of $200,000 per annum, which will be reviewed at least annually and may be increased from time to time subject to approval by the board of directors of First Business and its compensation committee.  For the calendar year of 2014, Ms. Berneking shall continue to participate in Alterra Bank’s annual incentive plan.  Starting the calendar year of 2015, Ms. Berneking will participate in the annual incentive bonus program approved by First Business’ compensation committee with performance metrics tailored to Alterra Bank, where her threshold bonus will be 10% of her base salary, her target bonus will be 30% of her base salary and her maximum bonus will be 60% of her base salary.  Under the Berneking Employment Agreement, Ms. Berneking will also be entitled to participate during her employment term in all Alterra Bank employee benefit plans, programs, practices or arrangements in which other Alterra Bank senior executives are eligible to participate from time to time.

Ms. Berneking is also entitled to participate during her employment term in all long-term incentive plans, including the Equity Plan.  Ms. Berneking will also be awarded a number of shares of restricted stock of First Business under the Equity Plan, determined as follows: $200,000 divided by the average closing price of First Business stock for the 10 trading days beginning five trading days before the effective time of the merger.  Such shares will cliff vest on the third anniversary of the merger if Ms. Berneking is still employed at that time.

Under the Berneking Employment Agreement, Ms. Berneking agreed that while she was employed by First Business or any of its affiliates and for a period of 18 months immediately following the termination of her employment for any reason, she would not either individually or on behalf of or through any third party, directly or indirectly: (1) solicit financial services business from, or conduct financial services business with, any client of First Business or its affiliates with which she had any contact during the period of one year prior to her cessation of employment or about whom she has “confidential information” (as that term is defined in the Berneking Employment Agreement); or (2) solicit, entice, persuade or encourage, or attempt to solicit, entice, persuade or encourage, any employee or consultant of First Business or any of its affiliates to terminate his or her employment with such entity.

Berneking Change in Control Agreement.  The Berneking Employment Agreement anticipates that First Business and Ms. Berneking will enter into an Executive Change-in-Control Severance Agreement (the “Berneking CIC Agreement”) contemporaneously with entering into the Berneking Employment Agreement.  First Business and Ms. Berneking entered into the Berneking CIC Agreement on July 7, 2014, effective as of the date of the Berneking Employment Agreement.  If the merger does not occur, the Berneking CIC Agreement will be null, void and of no further effect.

The material terms of the Berneking CIC Agreement are substantially similar to the material terms of the Executive Change-in-Control Severance Agreements between First Business and certain senior executives of First Business, other than the agreement with its Chief Executive Officer, which varies from the others.

The Berneking CIC Agreement provides that if a change in control of First Business, as defined in the Berneking CIC Agreement, occurs, and within 12 calendar months immediately thereafter, Ms. Berneking’s employment is terminated in a “qualifying termination”, she is entitled to severance benefits.  A “qualifying termination” means an involuntary termination of Ms. Berneking’s employment after the change in control without cause (or within six months prior to the change in control, if such involuntary termination is at the request of any party involved in the change in control transaction) or a voluntary termination after the change in control by Ms. Berneking for good reason.  Cause and good reason are both defined in the Berneking CIC Agreement.

The material components of the severance benefits are as follows:

•                  A cash amount equal to two times the greater of (a) Ms. Berneking’s then current base salary or (b) her base salary at the time of the change in control, payable in four equal semiannual installments, with the initial payment to occur on the first pay period following the six-month anniversary of the termination of employment, and the remaining payments to occur on each six-month anniversary thereafter until paid in full.

•                  A cash amount equal to the greater of (a) Ms. Berneking’s then-current target bonus opportunity or (b) her target bonus opportunity in effect at the time of change in control, prorated for the number of days she was employed during that year.  Payment of the prorated bonus is made in four quarterly installments at the same times as the multiple of base salary set forth above.

•                  For so long as Ms. Berneking is not eligible for group health insurance coverage from a subsequent employer, she is entitled to up to 18 months of group health insurance coverage, with her cost being equal to cost she paid as an employee, if allowable under the group health insurance plan currently in effect and anti-discrimination requirement applicable to health insurance.

The Berneking CIC Agreement also contains provisions for the non-solicitation of clients and protections of confidential information while Ms. Berneking is employed and for 24 months thereafter, and the non-solicitation of employees for 12 months after the earlier of (a) termination of her employment or (b) notice by Ms. Berneking that she is terminating employment.

Acceleration of Options and Restricted Stock.  Certain directors and officers of Aslin Group have options that entitle them to purchase, in the aggregate, up to 45.5 shares of Aslin Group’s common stock. Any outstanding options that are not vested will become immediately vested in connection with the merger. Under the terms of the Merger Agreement, all such outstanding options already vested or vesting as a result of a change in control pursuant to any incentive compensation plan, including the Aslin Group 2010 Equity Incentive Plan, will be exercised as of the effective time of the merger, and the shares issuable upon exercise thereof will be exchanged for cash and shares of First Business common stock pursuant to the Merger Agreement.

In addition, certain officers of Aslin Group hold restricted shares of Aslin Group common stock.  All of the 30.75 outstanding unvested shares of Aslin Group restricted stock will vest on the effective date of the merger, and will also be exchanged for cash and shares of First Business common stock pursuant to the Merger Agreement.

TERMS OF THE MERGER AGREEMENT

Effects of the Merger

As a result of the merger, Acquisition Sub, a wholly-owned subsidiary of First Business that was incorporated in connection with the merger, will merge with and into Aslin Group.  Following the first merger, Aslin Group will continue as the surviving corporation.  Immediately after the effective time of the first merger, Aslin Group shall be merged with and into First Business, with First Business continuing as the surviving corporation of the second merger.  The separate corporate existence of Aslin Group will cease as of the effective time of this second-step merger.

As a result of the first merger, there will no longer be any shares of Aslin Group common stock.  Aslin Group stockholders will receive cash and shares of First Business common stock as the merger consideration, and will only participate in the combined company’s future earnings and potential growth through their ownership of First Business common stock.  All of the other incidents of direct stock ownership in Aslin Group, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from Aslin Group, will be extinguished upon completion of the merger.

Effective Time of the Merger

The closing of the merger will occur at such time, date and location as may be mutually agreed by the parties, or on a date specified by either party upon five business days’ written notice after the last to occur of the following events: (a) receipt of all consents and approvals of governmental authorities legally required to consummate the mergers and the expiration of all statutory waiting periods; and (b) approval of the Merger Agreement and the merger by the stockholders of Aslin Group.  However, scheduling or commencing the closing will not constitute a waiver of the closing conditions in the Merger Agreement.  The merger will be completed legally at the date and time specified in the articles of merger to be filed by First Business with the Secretary of State of the State of Delaware.  As of the date of this proxy statement/prospectus, the parties expect that the merger will be effective in late 2014.  However, there can be no assurance as to when or if the merger will occur.

As described below, if the merger is not completed by March 31, 2015, the Merger Agreement may be terminated by either First Business or Aslin Group, unless the action or failure to act of the terminating party has been a principal cause of or resulted in the failure of the merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of the Merger Agreement.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger.  Aslin Group has agreed that, prior to the effective time of the merger, it will operate its business only in the usual, regular and ordinary course consistent with past practices.  Aslin Group has agreed to use commercially reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers prior to closing.

In addition to the general covenants above, Aslin Group has agreed that prior to the effective time of the merger, subject to specified exceptions, it will, and will require its subsidiaries to:

•                  use commercially reasonable efforts to maintain and keep the owned real property and the leased real property in as good repair and condition as of the date of the Merger Agreement, ordinary wear and tear excepted;

•                  use commercially reasonable efforts to keep in full force and effect director and officer liability insurance comparable in amount and scope of coverage to that maintained by it as of the date of the Merger Agreement;

•                  perform in all material respects all obligations required to be performed by it under all material contracts relating to or affecting its assets, properties, and business;

•                  comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws;

•                  maintain the “well capitalized” status of Alterra Bank;

•                  deliver written Phase I environmental site assessments for each piece of real property owned by Aslin Group or Aslin Group’s subsidiaries (excluding single family residences with an appraised value of less than $100,000) held by Aslin Group or any Aslin Group subsidiary as of the effective time;

•                  not take any action or fail to take any action which, individually or in the aggregate, can be expected to have an Aslin Group material adverse effect;

•                  use its reasonable best efforts to deliver all written consents prior to the effective time necessary to properly assign or transfer all material contracts to First Business;  and

•                  take any and all actions necessary to require that all stock options, restricted shares, or other awards already vested or vesting as a result of a change in control pursuant to any incentive compensation plan, either be exercised by the effective time or expire.

Additionally, Aslin Group has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to, without the prior approval of First Business:

•                  adopt, amend, renew or terminate any employment contract or employment arrangement or any other agreement, arrangement, plan or policy between Aslin Group or any Aslin Group subsidiary and one or more of its current or former directors, officers or employees, or increase in any manner the compensation or benefits of any director, officer or employee, except for normal increases for non-executive employees in the ordinary course of business consistent with past practices;

•                  declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by an Aslin Group subsidiary to Aslin Group;

•                  except as contemplated by the Merger Agreement, merge with or into any other entity, permit any other entity to merge into it or consolidate with any other entity, or effect any reorganization or recapitalization;

•                  acquire the assets or any equity interests of any entity or person other than in the ordinary course of business;

•                  liquidate, sell, dispose of, encumber, or permit any liens with respect to any assets or acquire any assets, including the extension of any credit, with a value in excess of $100,000 outside of the ordinary course of business; provided, however, that Aslin Group or an Aslin Group subsidiary may extend credit in excess of $100,000 for transactions which are outside of the ordinary course of business after providing First Business with such credit documents as First Business, in its reasonable discretion, deems necessary, and provided further that First Business does not disapprove of the credit extension in writing within three business days after receiving such credit documents;

•                  with respect to Aslin Group and ASA Holdings, LLC, borrow money from any entity or person;

•                  with respect to Alterra Bank, borrow money from any entity or person other than from the Federal Home Loan Bank of Topeka in the ordinary course of business; provided, however, this will not affect the ability of Aslin Group or Alterra Bank to accept deposits;

•                  acquire, issue, sell or deliver, split, reclassify, combine or otherwise adjust any securities issued by Aslin Group or any of Aslin Group’s subsidiaries, or grant or issue any options, warrants or other rights for issue thereof;

•                  propose or adopt any amendments to Aslin Group certificate of incorporation or bylaws, or any similar organizational documents of Aslin Group’s subsidiaries;

•                  change any of its methods of accounting in effect at December 31, 2013 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2013, except as may be required by GAAP;

•                  change any lending, investment, liability management or other material policies concerning the business or operations of Aslin Group or any of Aslin Group’s subsidiaries, except as required by law or by a governmental authority:

•                  take any of the following actions:

•                  acquire or sell any contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction, which would have gains or losses in excess of $20,000, or enter into, terminate or exchange a derivative instrument with a notional amount in excess of $20,000 or having a term of more than five years;

•                  make any investment with a maturity of five years or more;

•                  incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money in excess of an aggregate of $50,000 (for Aslin Group and Aslin Group’s subsidiaries on a consolidated basis) except in the ordinary course of business consistent with past practice;

•                  enter into any contract with respect to any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, debts or claims, not in the ordinary course of business and consistent with past practices (such as the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by United States government or agency securities, which are in the ordinary course of business and consistent with past practices), or impose, or suffer the imposition of, on any material asset of Aslin Group or any of Aslin Group’s subsidiaries of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement) and in no event with a value in excess of $20,000 individually;

•                  settle any proceeding for any amount in excess of $20,000 or in any manner which would restrict in any material respect the operations or business of Aslin Group or any of Aslin Group’s subsidiaries;

•                  purchase any new financial product or instrument outside of the ordinary course of business which involves entering into a contract under which the aggregate obligations of Aslin Group would exceed $20,000 or which would have a term of six months or longer;

•                  make any capital expenditure, except in the ordinary course and consistent with past practice and in no event in excess of $20,000 individually;

•                  take any action or fail to take any action which, individually or in the aggregate, would be reasonably expected to have an Aslin Group material adverse effect;

•                  take any action that would adversely affect or delay the ability of Aslin Group to perform any of its obligations on a timely basis under the Merger Agreement or cause any of the conditions set forth in Article VII (Conditions of the Merger) of the Merger Agreement to not be satisfied;

•                  fail to maintain in their present form and with their present coverage all existing policies of insurance with respect to any owned real property and leased real property;

•                  fail to comply with any law or order applicable to owned real property and leased real property if such failure would materially adversely affect the condition (physical or otherwise) of such property or Aslin Group’s ability to operate its business therefrom; or

•                  agree in writing or otherwise to do any of the foregoing.

First Business has agreed that prior to the effective time of the merger, subject to specified exceptions, it will, and will cause its subsidiaries to:

•                  maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in First Business’ financial statements applied on a consistent basis;

•                  maintain the “well capitalized” status of each bank subsidiary;

•                  conduct its business in a manner that does not violate any law, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect;

•                  operate its business in the usual, regular and ordinary course consistent with past practices;

•                  use its reasonable best efforts to deliver any necessary consents or waivers from BMO Harris Bank, N.A. pursuant to its Business Loan Agreement prior to Aslin Group’s stockholder meeting; and

•                  not take any action or fail to take any action which, individually or in the aggregate, can be expected to have a First Business material adverse effect.

Further, First Business has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will cause its subsidiaries to not, take any action that would adversely affect or delay the ability of First Business to perform any of its obligations on a timely basis under the Merger Agreement or cause any of the conditions set forth in Article VII (Conditions of the Merger) of the Merger Agreement to not be satisfied, and will not amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to the holders of Aslin Group common stock.

Regulatory Matters.  First Business and Aslin Group have agreed to promptly prepare and file with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part.  First Business and Aslin Group have agreed to use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and to mail or deliver the proxy statement/prospectus to their stockholders.  First Business and Aslin Group have each agreed to furnish all information concerning itself and its affiliates that is required to be included in this proxy statement/prospectus or, to the extent applicable, the other filings, or that is customarily included in a proxy statement/prospectus or other filings prepared in connection with transactions of the type contemplated by the Merger Agreement.

First Business and Aslin Group have agreed to use their respective reasonable best efforts to obtain all consents and orders required under law (including, without limitation, all rulings and approvals of governmental authorities) and from parties to material contracts required in connection with the authorization, execution and delivery of the Merger Agreement and the consummation by them of the merger, and make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement and the merger required under applicable federal and state securities laws, the Bank Holding Company Act, the Federal Deposit Insurance Act, any state banking laws and any other applicable federal or state banking laws and any other applicable law.  First Business and Aslin Group will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.  Aslin Group and First Business will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by the Merger Agreement.  In case at any time after the effective time any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the officers and directors of First Business and Aslin Group have agreed to use commercially reasonable efforts to take all such necessary action.

No Solicitation; Board Recommendation.  Before the effective time of the Merger Agreement, Aslin Group has agreed that neither it nor any subsidiary shall, and each shall use its best efforts to cause their respective representatives not to, initiate, solicit or take any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any acquisition transaction, or, except as provided below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any entity, person or group relating to an alternative acquisition proposal.  Aslin Group has also agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of the Merger Agreement with respect to any of the foregoing, and it will inform such parties of its obligations under the Merger Agreement; and that it will immediately notify First Business if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such entities, persons or groups.

Aslin Group’s board of directors has resolved to recommend that Aslin Group’s stockholders vote in favor of and adopt and approve the Merger Agreement at the Aslin Group stockholders’ meeting.  Neither Aslin Group’s board of directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify Aslin Group’s board of directors’ recommendation in a manner adverse to First Business.

However, prior to the receipt of the requisite stockholder approval at the Aslin Group stockholders’ meeting, solely in response to an unsolicited bona fide written acquisition proposal that did not result from the breach of the Merger Agreement and following delivery to First Business of notice of such acquisition proposal, Aslin Group is permitted to furnish information to the party making the acquisition proposal and/or engage in discussions or negotiations regarding the acquisition proposal, but only if (A) Aslin Group’s board of directors has reasonably concluded in good faith that the person or group making such acquisition proposal will have adequate sources of financing to consummate such acquisition proposal, (B) prior to furnishing any information to such person, such person shall have entered into a confidentiality agreement with Aslin Group (which shall expressly permit Aslin Group to disclose the terms of the confidentiality agreement to First Business) on terms no less favorable to Aslin Group than the Confidentiality Agreement between First Business and Aslin Group, (C) Aslin Group’s board of directors reasonably determines in good faith that the acquisition proposal would reasonably be expected to result in a “superior offer” (a defined below), and (D) Aslin Group’s board of directors based on the written opinion of outside legal counsel, reasonably determines in good faith that such action is required for Aslin Group’s board of directors to comply with its fiduciary duties to stockholders imposed by law.

A “superior offer” means an offer related to a merger or acquisition transaction on terms that Aslin Group’s board of directors determines, in its good faith judgment (after receipt and consideration of the written opinion of a financial advisor of nationally recognized reputation to the effect that the consideration offered in such offer is superior, from a financial point of view, to the per share consideration to be received in the merger), to be (1) more favorable to Aslin Group stockholders than the terms of the merger, and (2) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of the proposal, including, to the extent debt financing is required, whether such proposal is fully financed by means of an executed customary commitment letter from a reputable person that has agreed to provide or cause to be provided the amounts set forth therein, after taking into account any revisions to the terms of the Merger Agreement and the merger proposed by First Business during the notice period set forth in the Merger Agreement.

NASDAQ Listing.  First Business will use its reasonable efforts to cause the shares of First Business common stock to be issued in the merger to be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance, prior to the effective time of the merger.

Update Disclosure.  Until the effective time, Aslin Group has agreed to update the information contained in the disclosure schedule to the Merger Agreement, to reflect any matters which have occurred from and after the date of the Merger Agreement which, if existing on the date of the Merger Agreement, would have been required to be described therein.

Notice of Breach.  Each party has agreed to notify the other party in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach of any of its representations or agreements contained or referred to herein, and use its reasonable best efforts to prevent or promptly remedy the same.

Tax Treatment.  Each party has agreed to use its reasonable best efforts to cause the merger to qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code.

Delivery of Stockholder List.  Aslin Group has agreed to deliver to First Business, prior to the effective time, a list of the names and addresses of Aslin Group stockholders, their holdings of stock as of the latest practicable date, and such other information as First Business may reasonably request.

Loan and Investment Policies.  Aslin Group has agreed to maintain and to cause Aslin Group subsidiaries to maintain their existing loan and investment policies and procedures designed to ensure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by First Business, until the earlier of the effective time or termination of the Merger Agreement.  To the extent permitted by applicable law, First Business shall have the right to designate at least one observer to attend all meetings of Aslin Group’s (i) loan approval committee, or similar committee at any Aslin Group subsidiary designated by First Business, and (ii) investment committee or similar committee at any Aslin Group subsidiary designated by First Business, and Aslin Group will ensure that such representatives receive all information given by Aslin Group, Aslin Group subsidiary, or their respective agents to Aslin Group’s or Aslin Group subsidiaries’ committee members.

Access and Information.  Until the earlier of the effective time or the termination of the Merger Agreement, each party will give the other party and its representatives reasonable access to certain persons and information, including the officers, employees, properties, books and records of such company, as well as other information that is requested in connection with certain permitted activities, including due diligence review, verification of representations and warranties, confirming compliance with the Merger Agreement and preparing for the consummation of the transactions contemplated by the Merger Agreement.

Return of Documents.  In the event of termination of the Merger Agreement, each party has agreed to return to the other party all originals and copies of documents and work papers obtained by such party from the other party, and not to use, disclose or divulge any information so obtained, subject to certain exceptions.

Directors’ and Officers’ Indemnification and Insurance.  First Business has agreed to succeed to Aslin Group’s obligations with respect to indemnification or exculpation existing in favor of the directors, officers, employees and agents of Aslin Group and Aslin Group’s subsidiaries as provided in Aslin Group certificate of incorporation and bylaws, indemnification agreements or otherwise in effect as of the date of the Merger Agreement with respect to matters occurring before the effective time.  Aslin Group will not amend or enter into new indemnification arrangements or agreements from and after the date of the Merger Agreement.

Before Closing, Aslin Group will obtain a six year tail insurance coverage policy (on terms reasonably acceptable to First Business) at Aslin Group’s expense, relating to the policies of directors’ and officers’ liability insurance currently maintained by Aslin Group as of the date of the Merger Agreement with respect to claims arising from facts or events that occurred on or before the effective time.

Employee Matters.  The Merger Agreement provides that First Business shall provide each employee who continues employment with Alterra Bank after the closing date a rate of salary that is not less than the continuing employee’s current rate of salary as of the date of the Merger Agreement for at least one year.  Until at least December 31, 2014, continuing employees of Alterra Bank shall continue to be eligible for Alterra Bank’s benefits and incentive programs in effect as of January 1, 2014.  However, nothing in the Merger Agreement requires First Business to continue to employ any particular employee. Notwithstanding the terms set forth in the Merger Agreement, in the event any employee who continues employment with Alterra Bank after the closing of the Merger Agreement has entered into a written employment agreement or arrangement with First Business or Alterra Bank, the terms of such written employment agreement or arrangement will govern.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Aslin Group to First Business relating to a number of matters, including the following:

•                  corporate organization and qualification;

•                  subsidiaries;

•                  articles of incorporation and bylaws;

•                  capitalization of Aslin Group and its subsidiaries;

•                  authority to execute the Merger Agreement and perform its obligations thereunder;

•                  no conflict with organizational documents, laws and contracts;

•                  required filings and consents;

•                  regulatory approvals;

•                  compliance with laws and material contracts;

•                  securities and banking reports and financial statements;

•                  absence of certain changes or events since December 31, 2013;

•                  absence of proceedings and orders;

•                  employee benefit plans;

•                  information in this registration statement and proxy statement/prospectus;

•                  owned property and leased property;

•                  environmental matters;

•                  absence of agreements restricting the business of Aslin Group;

•                  taxes and tax matters;

•                  insurance;

•                  brokers;

•                  absence of a material adverse effect;

•                  material contracts;

•                  vote required;

•                  stockholders’ agreement termination;

•                  absence of related party loans;

•                  allowances for loan and lease losses;

•                  administration of trust accounts;

•                  loans and investment securities; and

•                  due inquiry of Aslin Group’s representatives to inform themselves as to the accuracy of certain of the foregoing.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect”.  For purposes of the Merger Agreement, an Aslin Group “material adverse effect” means an effect, that, individually or in the aggregate with other effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of Aslin Group and Aslin Group’s subsidiaries taken as a whole, or (ii) materially impairs the ability of Aslin Group to consummate the transactions contemplated by the Merger Agreement; provided, however, that the term Aslin Group material adverse effect is not deemed to include the impact of (a) any effect to the extent resulting from the announcement of the Merger Agreement or the transactions contemplated thereby; (b) any effect resulting from compliance with the covenants, terms and conditions of the Merger Agreement; (c) any effect to the extent resulting from changes in laws or interpretations thereof generally applicable to the banking industry; (d) any effect to the extent resulting from changes in generally accepted accounting principles which Aslin Group is required to adopt; (e) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally, including, without limitation, changes in interest rates (unless such effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, results of operations or financial condition of Aslin Group relative to other banking industry participants); or (f) actions contemplated and permitted by the Merger Agreement.

The representations and warranties in the Merger Agreement do not survive the effective time of the merger and, as described below under “Effect of Termination,” if the Merger Agreement is validly terminated, there will be no liability under the representations and warranties of the parties, unless a party knowingly breached the Merger Agreement.

Conditions to the Merger

Conditions to Each Party’s Obligations.  The respective obligations of each of First Business and Aslin Group to complete the merger are subject to the satisfaction of the following conditions:

•                  effectiveness of the Registration Statement on Form S-4;

•                  the approval of the Merger Agreement and the merger by the Requisite Vote of the stockholders of Aslin Group;

•                  the receipt of all necessary approvals or exemptions relating to the mergers from the appropriate governmental authorities, including the Board of Governors of the Federal Reserve System and the Office of the State Bank Commissioner of Kansas;

•                  the absence of any law or order preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement or restricting the consummation of the transactions contemplated by the Merger Agreement in a manner that would have a material adverse effect;

•                  the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the mergers, by any governmental authority which imposes any condition or restriction upon First Business or Aslin Group or their respective subsidiaries, which would materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement in such a manner as to render inadvisable the consummation of the mergers; and

•                  the filing of a notification form (and no objection thereto) for the listing of the First Business common stock to be issued at the effective time on NASDAQ.

Conditions to Obligations of First Business.  The obligation of First Business and Acquisition Sub to complete the merger is also subject to the satisfaction, or waiver by First Business, of the following conditions:

•                  the accuracy of the representations and warranties of Aslin Group as of the closing date of the merger, other than, in most cases, those failures to be true and correct that (disregarding any materiality, material adverse effect and similar qualifying terms), individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Aslin Group;

•                  the receipt by First Business of an officer’s certificate regarding the accuracy of the representations and warranties of Aslin Group;

•                  the performance or compliance by Aslin Group in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time;

•                  the receipt of all approvals, consents and orders required to be obtained under the Merger Agreement, and the completion of all filings and notifications required to be made by Aslin Group for the authorization, execution and delivery of the Merger Agreement, and the consummation by Aslin Group of the transactions contemplated by the Merger Agreement, except where the failure to obtain any such consents or orders, or make any such filings or notifications, would not have a material adverse effect;

•                  the absence of any pending proceeding before any governmental authority or any other person challenging or seeking material damages in connection with the mergers, or seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by First Business or the First Business subsidiaries of all or any portion of the business or assets of Aslin Group, which is reasonably likely to have a material adverse effect;

•                  the absence of an Aslin Group material adverse effect and an officer’s certificate to that effect;

•                  holders of five percent or fewer of all outstanding shares of Aslin Group’s common stock shall have undertaken steps to perfect appraisal rights in accordance with Section 262 of the DGCL;

•                  the execution of a non-competition agreement with Malcolm M. Aslin; employment-related agreements with certain executive officers of Aslin Group and Alterra Bank, including Pamela Berneking, Kent Brown, Doug Hoelscher, Jason Moxness, and Tim Gervy; and the voting agreement with certain Aslin Group stockholders;

•                  the exercise, before the effective time, of all Aslin Group warrants and options;

•                  the receipt of certain written Phase I environmental site assessments conducted in accordance with commercially reasonable standards; and

•                  the receipt of the required consent from BMO Harris Bank N.A. pursuant to the Business Loan Agreement.

Conditions to Obligations of Aslin Group.  The obligation of Aslin Group to complete the merger is also subject to the satisfaction, or waiver by Aslin Group, of the following conditions:

•                  the accuracy of the representations and warranties of First Business as of the closing date of the merger, other than, in most cases, those failures to be true and correct that (disregarding any materiality, material adverse effect and similar qualifying terms), individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on First Business;

•                  the receipt by Aslin Group of an officer’s certificate regarding the accuracy of the representations and warranties of First Business;

•                  the performance or compliance by First Business in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time;

•                  the receipt of all approvals, consents and orders required to be obtained under the Merger Agreement, and the completion of all filings and notifications required to be made by First Business for the authorization, execution and delivery of the Merger Agreement, and the consummation by First Business of the transactions contemplated by the Merger Agreement, except where the failure to obtain any such consents or orders, or make any such filings or notifications, would not have a material adverse effect;

•                  the receipt of an opinion of Stinson Leonard Street LLP, in form and substance reasonably satisfactory to Aslin Group, dated as of the closing date, to the effect that the mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

•                  the absence of a First Business material adverse effect and receipt of an officer’s certificate to that effect.

Termination; Termination Fee

The Merger Agreement can be terminated by either party at any time before completion of the merger in the following circumstances:

•                  by mutual written consent duly authorized by First Business’ board of directors and Aslin Group’s board of directors;

•                  if the merger has not been consummated by March 31, 2015, unless extended by First Business’ board of directors and Aslin Group’s board of directors for any reason; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of the Merger Agreement;

•                  if a governmental authority has issued a non-appealable order or taken any other action having the effect of restraining, enjoining or otherwise prohibiting the mergers; or

•                  if the Requisite Vote is not obtained at the Aslin Group stockholders’ meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate the Merger Agreement will not be available to Aslin Group where the failure to obtain approval by Aslin Group stockholders is caused by Aslin Group’s action or failure to act, and such action or failure to act is a breach of the Merger Agreement.

The Merger Agreement can be terminated by Aslin Group at any time before completion of the merger in the following circumstances:

•                  upon a breach by First Business of any covenant or agreement in the Merger Agreement, or if any representation or warranty of First Business was untrue when made or shall have become untrue, in either case such that the closing conditions of Aslin Group to effect the merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if the inaccuracy or breach was unintentional and is curable by First Business, then Aslin Group may not terminate the Merger Agreement for ten days, so long as First Business continues to exercise commercially reasonable efforts to cure such breach;

•                  if any of the closing conditions to the obligations of Aslin Group to effect the merger have not been satisfied or waived by Aslin Group at closing or Aslin Group reasonably determines that the timely satisfaction of any closing condition has become impossible (other than as a result of any failure on the part of Aslin Group to comply with or perform any covenant or obligation of Aslin Group set forth in the Merger Agreement);

•                  if there has been a First Business material adverse effect between the date of the Merger Agreement and the effective time of the Merger Agreement; or

•                  if Aslin Group opts to enter into a definitive agreement with respect to a Superior Offer, after complying with its obligations related to the non-solicitation of alternative business combination transactions.

The Merger Agreement can be terminated by First Business at any time prior to completion of the merger in the following circumstances:

•                  upon a breach by Aslin Group of any covenant or agreement in the Merger Agreement, or if any representation or warranty of Aslin Group was untrue when made or shall have become untrue, in either case such that the closing conditions of First Business to effect the merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if the inaccuracy or breach was unintentional and is curable by Aslin Group, then

First Business may not terminate the Merger Agreement for ten days so long as Aslin Group continues to exercise commercially reasonable efforts to cure such breach;

•                  if there is a Change of Recommendation (as defined in the Merger Agreement) or if Aslin Group shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions;

•                  if any of the closing conditions to the obligations of First Business to effect the merger have not been satisfied or waived by First Business at closing or First Business reasonably determines that the timely satisfaction of any closing condition has become impossible (other than as a result of any failure on the part of First Business to comply with or perform any covenant or obligation of First Business in the Merger Agreement); or

•                  if there has been an Aslin Group material adverse effect between the date of the Merger Agreement and the effective time of the Merger Agreement.

The Merger Agreement provides that, in the event of termination of the Merger Agreement (i) by First Business if there is a Change of Recommendation or if Aslin Group shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions, (ii) by Aslin Group in order to enter into a definitive agreement with respect to an unsolicited Superior Offer (as defined in the Merger Agreement), or (iii) by either party if the Requisite Vote of Aslin Group’s stockholders is not obtained at the Aslin Group stockholders’ meeting and there has been a Change of Recommendation, then Aslin Group will pay a termination fee of $1.2 million to First Business within two business days after such termination.

Amendments and Waivers

The Merger Agreement may only be amended by an instrument in writing signed on behalf of each of the parties.  At any time prior to the effective time of the merger, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies by the other parties in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto, and (c) waive compliance by the other parties with any of the Merger Agreements or conditions contained therein.  Any agreement on the part of a party to any extension or waiver must be in writing signed on behalf of such party.  Any such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of any subsequent or other failure.

Fees and Expenses

Except for any termination fees, as described elsewhere in this proxy statement/prospectus, all fees and expenses incurred in connection with the merger, the Merger Agreement, and the transactions contemplated by the Merger Agreement (including costs and expenses of printing and mailing this proxy statement/prospectus) will be paid by the party incurring such fees or expenses, whether or not the merger is completed.

This summary and the copy of the Merger Agreement attached to this proxy statement/prospectus as Appendix A are included solely to provide investors with information regarding the terms of the Merger Agreement.  They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates.  The Merger Agreement contains representations and warranties by First Business and Aslin Group, which were made only for purposes of that agreement and as of specific dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors.  In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of First Business, Aslin Group or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in First Business’ public disclosures.  For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that First Business publicly files with the SEC.  For more information regarding these documents, see the section entitled “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

Subject to the assumptions and limitations discussed below and in the opinions of Godfrey & Kahn, S.C., counsel to First Business, and Stinson Leonard Street LLP, counsel to Aslin Group, the following discussion sets forth the material United States federal income tax consequences of the mergers to Aslin Group stockholders who are U.S. Holders (as defined below) of Aslin Group common stock.  This discussion is based on the Internal Revenue Code and the related tax regulations issued by the United States Internal Revenue Service, or “Treasury Regulations”, administrative interpretations and court decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.  Any change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the mergers.  This discussion does not address all issues that may be applicable to holders who acquired shares of Aslin Group common stock pursuant to the exercise of options or otherwise as compensation.  Furthermore, this discussion does not address any alternative minimum tax or any state, local or foreign tax considerations.  We urge you to consult your own tax advisor as to the specific tax consequences of the mergers, including the applicable federal, state, local and foreign tax consequences to you of the mergers.

For purposes of this discussion, a U.S. holder is a beneficial owner of Aslin Group common stock who for United States federal income tax purposes is:

•                  a citizen or resident of the United States;

•                  a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof and taxed under Subchapter C of the Internal Revenue Code;

•                  a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•                  an estate that is subject to United States federal income tax on its income regardless of its source.

If a corporation taxed under Subchapter S of the Internal Revenue Code, referred to as an “S corporation”, or a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds Aslin Group common stock, the tax treatment of a shareholder or partner generally will depend on the status of the shareholder or partner and the activities of the S corporation or partnership.  If you are a shareholder of an S corporation or partner of a partnership holding Aslin Group common stock, you should consult your tax advisor.

This discussion addresses only those Aslin Group stockholders that hold their Aslin Group common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the United States federal income tax consequences that may be relevant to particular Aslin Group stockholders in light of their individual circumstances or to Aslin Group stockholders that are subject to special rules, such as:

•                  financial institutions;

•                  pass-through entities or investors in pass-through entities;

•                  insurance companies;

•                  tax-exempt organizations;

•                  dealers in securities;

•                  traders in securities that elect to use a mark to market method of accounting;

•                  persons who exercise appraisal rights;

•                  persons who hold Aslin Group common stock as part of a straddle, hedge, appreciated financial position, synthetic security, constructive sale, conversion transaction or other integrated investment or risk reduction transaction;

•                  certain expatriates or persons that have a functional currency other than the U.S. dollar;

•                  regulated investment companies;

•                  persons who are not U.S. holders; and

•                  stockholders who acquired their shares of Aslin Group common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax nor does it address any state, local or foreign tax consequences of the mergers.

The following discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect.  Any such change could affect the continuing validity of this discussion.

First Business and Aslin Group have structured the mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.  The obligation of Aslin Group to complete the mergers is conditioned upon the receipt of an opinion from Stinson Leonard Street LLP, counsel to Aslin Group, to the effect that the mergers, taken together, will for federal income tax purposes qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.  In addition, in connection with the filing of the registration statement of which this document is a part, Stinson Leonard Street LLP has delivered an opinion to Aslin Group to the same effect as the opinion described above.  This opinion will be based on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the closing date of the merger.  The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinion.  This opinion is not binding on the Internal Revenue Service or the courts.  First Business and Aslin Group have not requested and do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the mergers.  Accordingly, each Aslin Group stockholder should consult its tax advisor with respect to the particular tax consequences of the mergers to such holder.

Tax Consequences of the Mergers Generally to U.S. Holders of Aslin Group Common Stock.  On the basis of the opinion delivered in connection herewith, and subject to the limitations and assumptions described therein:

•                  gain (but not loss) will be recognized by the U.S. holders who receive shares of First Business common stock and cash in exchange for shares of Aslin Group common stock pursuant to the mergers, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the First Business common stock and cash received by a U.S. holder of Aslin Group common stock exceeds such holder’s cost basis in its Aslin Group common stock, and (2) the amount of cash received by such holder of Aslin Group common stock (except with respect to any cash received instead of fractional share interests in First Business common stock, as discussed in the section entitled “Cash Received Instead of a Fractional Share of First Business Common Stock”);

•                  the aggregate basis of the First Business common stock received in the merger will be the same as the aggregate basis of the Aslin Group common stock for which it is exchanged, decreased by the amount of cash received in the merger (except with respect to any cash received instead of fractional share interests in First Business common stock), decreased by any basis attributable to fractional share interests in First Business common stock for which cash is received, and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as dividend income, as discussed below, but excluding any gain or loss recognized with respect to fractional share interests in First Business common stock for which cash is received); and

•                  the holding period of First Business common stock received in exchange for shares of Aslin Group common stock will include the holding period of the Aslin Group common stock for which it is exchanged.

If U.S. holders of Aslin Group common stock acquired different blocks of Aslin Group common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Aslin Group common stock and such holders’ basis and holding periods in their shares of First Business common stock may be determined with reference to each block of Aslin Group common stock.  Any such holders should consult their tax advisors regarding the manner in which cash and First Business common stock received in the exchange should be allocated among different blocks of Aslin Group common stock and with respect to identifying the bases or holding periods of the particular shares of First Business common stock received in the merger.

Gain that U.S. holders of Aslin Group common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their Aslin Group common stock for more than one year as of the date of the mergers.  Long-term capital gain of non-corporate U.S. holders of Aslin Group common stock is generally taxed at preferential rates.  In some cases, if a U.S. holder actually or constructively owns First Business stock other than First Business stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Internal Revenue Code, in which case such gain would be treated as dividend income to the extent of such holder’s ratable share of undistributed earnings and profits.  Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of Aslin Group common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Cash Received Instead of a Fractional Share of First Business Common Stock.  A holder of Aslin Group common stock who receives cash instead of a fractional share of First Business common stock will generally be treated as having received the fractional share pursuant to the merger and then as having sold that fractional share of First Business common stock for cash.  As a result, a holder of Aslin Group common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in its fractional share interest as set forth above.  Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the mergers, the holding period for such shares is greater than one year.  The deductibility of capital losses is subject to limitations.

Medicare Tax.  A U.S. holder of Aslin Group common stock who is an individual is generally subject to a 3.8% tax on the lesser of: (i) his or her “net investment income,” as defined in Section 1411 of the Internal Revenue Code, for the relevant taxable year; or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally includes any gain incurred in connection with the merger (including any gain that is capital gain or that is treated as a dividend).

Backup Withholding and Information Reporting.  Payments of cash to a U.S. holder of Aslin Group common stock may, under certain circumstances, be subject to information reporting and backup withholding, unless such holder provides proof of an applicable exemption satisfactory to First Business and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules.  Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

The discussion set forth above does not address all United States federal income tax consequences that may be relevant to U.S. holders of Aslin Group common stock and may not be applicable to such holders that are subject to special rules.  It is not a complete analysis or discussion of all potential tax effects that may be important to you.  Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the mergers, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

FIRST BUSINESS

General

First Business is a registered bank holding company originally incorporated in 1986 under the laws of the State of Wisconsin and engaged in the commercial banking business through its two wholly-owned bank subsidiaries, First Business Bank, or “FBB”, headquartered in Madison, Wisconsin, and First Business Bank-Milwaukee, headquartered in Brookfield, Wisconsin, which we refer to as “FBB-Milwaukee” and, together with FBB, the “First Business Banks”.  All of its operations are conducted through the First Business Banks and certain subsidiaries of FBB.  The First Business Banks operate as business banks focusing on delivering a full line of commercial banking products, including commercial loans and commercial real estate loans, and services tailored to meet the specific needs of small- and medium-sized businesses, business owners, executives, professionals and high net worth individuals.  The First Business Banks generally target businesses with annual sales between $2.0 million and $75.0 million.  Because of their focus on business banking, the First Business Banks do not utilize branch networks to attract retail clients and, to supplement their business banking deposit base, the First Business Banks utilize wholesale funding alternatives to fund a portion of their assets.  As of June 30, 2014, on a consolidated basis, First Business had total assets of $1.307 billion, total deposits of $1.167 billion and total stockholders’ equity of $115.6 million.

Business Lines

Commercial Lending.  First Business strives to meet the specific commercial-lending needs of small- to medium-sized companies in its target market areas of Wisconsin, primarily through lines of credit for working capital needs and term loans to businesses with annual sales between $2.0 million and $75.0 million. Through FBB, First Business has a strong presence in Madison and its surrounding areas. In 2000, it opened FBB-Milwaukee to take advantage of the strong commercial base located in Milwaukee and the surrounding communities. In 2006, FBB opened a loan production office in Appleton to take advantage of the strong commercial environment in Northeast Wisconsin. Since then, First Business has opened additional loan production offices in Oshkosh and Green Bay.

First Business’ commercial loans are typically secured by various types of business assets, including inventory, receivables and equipment. First Business also originates loans secured by commercial real estate, including non-residential owner-occupied commercial facilities, multi-family housing, office buildings, retail centers, and, to a lesser extent, commercial real estate construction loans. In very limited cases, First Business may originate loans on an unsecured basis.

Asset-Based Financing.  First Business Capital Corp., which we refer to as “FBCC”, a wholly-owned subsidiary of FBB, is focused on asset-based lending to small- to medium-sized companies.  With its seven sales offices located in six states, FBCC does not limit itself to conducting business in Wisconsin.

FBCC primarily provides revolving lines of credit and term loans for financial and strategic acquisitions (e.g., leveraged or management buyouts), capital expenditures, working capital to support rapid growth, bank debt refinancing, debt restructuring, corporate turnaround strategies and debtor-in-possession financing in the course of bankruptcy proceedings or the exit therefrom. As a bank-owned, asset-based lender with strong underwriting standards, FBCC is positioned to provide cost-effective financing solutions to companies with annual sales between $5.0 million and $50.0 million that may not have the established stable cash flows necessary to qualify for a more traditional commercial lending product. Asset-based lending is generally more profitable than traditional commercial lending. This line of business complements First Business’ traditional commercial loan portfolio and provides it with more diverse income opportunities.

First Business Factors, which we refer to as “FBF”, a division of FBCC, provides factored receivable financing by purchasing accounts receivable from clients on a full recourse basis and advances up to 85% of the purchased receivable. FBF provides competitive rates to clients starting up, seeking growth and needing cash flow support, or currently experiencing financial issues. Factored receivable arrangements typically have contracts of one to two years. Similar to asset-based lending, factoring is generally more profitable than traditional commercial lending, and complements its traditional commercial portfolio. The purchase of the accounts receivable on a full recourse basis mitigates First Business’ risk and provides it with more diverse income opportunities. First Business started this line of business in November 2012 and First Business believes it will continue to grow this business in the future. The FBF office is located in Chicago, Illinois.

Equipment Financing.  First Business Equipment Finance, LLC, which we refer to as “FBEF”, a wholly-owned subsidiary of FBB, delivers a broad range of equipment finance products, including leases and loans, to address the financing needs of commercial clients in a variety of industries. FBEF’s focus includes manufacturing equipment, industrial assets, construction and transportation equipment, and drilling and oil field equipment, in addition to a wide variety of other commercial equipment. These financings generally range between $1.0 million and $10.0 million with terms of 36 to 84 months. First Business believes that it will continue to grow this business through its existing offices in Wisconsin, Kansas City, Kansas and Denver, Colorado.

Treasury Management Services.  The First Business Banks provide comprehensive services for commercial clients to manage their cash and liquidity, including lockbox, accounts receivable collection services, electronic payment solutions, fraud protection, information reporting, reconciliation and data integration solutions. The First Business Banks also offer a variety of deposit accounts and balance optimization solutions. As First Business continues to seek to diversify its income and increase its non-interest income, First Business has focused on increasing these services and has emphasized these offerings with new and existing business clients.

Trust and Investment Services.  FBB, through its First Business Trust & Investments, or “FBTI”, division, acts as fiduciary and investment manager for individual and corporate clients, creating and executing asset allocation strategies tailored to each client’s unique situation.  FBTI has full fiduciary powers and offers trust, estate, financial planning and investment services, acting in a trustee or agent capacity. First Business Trust & Investments also provides brokerage and custody-only services, for which it administers and safeguards assets but does not provide investment advice.

Additional Information

Financial and other information relating to First Business is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.  Information regarding the names, ages, positions, and business backgrounds of the executive officers and directors of First Business, as well as additional information, including executive compensation, and certain relationships and related person transactions, is set forth in or incorporated by reference in First Business’ 10-K and in its proxy statement for its 2014 annual meeting of shareholders.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

ASLIN GROUP

General

Aslin Group is a bank holding company originally incorporated in 2009 under the laws of the State of Delaware and engaged in the commercial banking business through its wholly-owned bank subsidiary, Alterra Bank.  The company also owns a related subsidiary, ASA Holdings (ASA), formed to own certain parcels of real estate acquired from Alterra Bank in order to facilitate the orderly disposal of these properties.  The business activities of Aslin Group consist primarily of the commercial banking business conducted by Alterra Bank, including the making of commercial loans to small businesses and individuals; deposit gathering from various local and wholesale sources; providing services to businesses and individuals in exchange for fees; and originating residential mortgage loans for sale in the secondary market.  Alterra Bank has established a niche in Small Business Administration, or SBA, lending and has been the top SBA lender in the Kansas City market, part of the Kansas City SBA District, as measured by the aggregate dollar volume of loans, in 2012, 2013 and for the year through May 31 in 2014.  Alterra Bank operates with a limited branch model, doing business throughout the Kansas City metro area from its headquarters location in Leawood, Kansas and from a single branch in Overland Park, Kansas.   As of June 30, 2014 on a consolidated basis, Aslin Group had total assets of $226.7 million, total deposits of $195.0 million and stockholders’ equity of $21.6 million.

Business Lines

Commercial Lending.  Alterra Bank serves the commercial lending needs of entrepreneurs and entrepreneur-led companies with credit needs generally up to $5 million in the aggregate, and with revenues generally below $50 million.  Lending activities are concentrated in Kansas City metropolitan area, including communities in both Missouri and Kansas that comprise the broad geography that makes up the Kansas City metropolitan area.

Commercial loans are typically secured by business assets, including inventory, accounts receivable and equipment, as well as owner-occupied commercial real estate.  Alterra Bank also originates commercial loans secured by non-owner occupied commercial real estate where the borrower is a commercial real estate investor or developer.   These loans include a variety of property types including multi-family residential, single-family residential, multi-tenant office, retail and industrial and mixed-use properties.   Alterra Bank also originates construction loans for residential properties as well as commercial properties, some of which convert to term loans after construction is complete.  In limited instances, commercial loans are originated on an unsecured basis.

Small Business Administration Lending.  Alterra Bank is an active originator of loans using the SBA’s various loan programs to meet the needs of small business clients who benefit from the features and benefits of those programs.   Since 2012, Alterra Bank has been the top SBA lender in the Kansas City District as measured by the total dollar volume of loans originated, and has been among the top three lenders measured by total number of loans.  The majority of Alterra Bank’s SBA lending activity is in the primary loan guaranty program known commonly as the 7(a) program.   These loans are generally term loans secured by business assets which may include inventory, accounts receivable, equipment and commercial real estate as well as available personal assets as required by program guidelines.  Alterra Bank also provides lines of credit under various programs within the 7(a) umbrella including the Express and CAPline programs.  In addition, Alterra Bank originates real estate loans under the CDC/504 debenture program.   In early 2014, Alterra Bank was designated a PLP (Preferred Lender), based on its track record of originating, servicing and liquidating loans.

SBA lending is complimentary to the other commercial lending activities of Alterra Bank.  SBA loans represent approximately twenty five percent of the loan portfolio managed and serviced by Alterra Bank.  Alterra Bank’s SBA division includes staff experienced in originating, packaging, underwriting and servicing loans according to the SBA’s Standard Operating Procedures.  As a result, Alterra Bank offers small business owners the advantage of a local team with expertise domiciled in Kansas City combined with the responsiveness available through the delegated authority of a PLP lender.

SBA lending is a capital-efficient strategy in that the portion of the loan subject to the government guaranty (generally 75%) carries a lower risk weighting for purposes of calculating Alterra Bank’s capital requirements, or in the alternative can be sold to investors to generate non-interest income.  In addition, Alterra Bank services its SBA loan portfolio for a fee.  Alterra Bank has generated significant non-interest income from SBA lending activities since the program was established at Alterra Bank in 2011.

Commercial (Treasury) Services.  Alterra Bank provides comprehensive services to business customers that allow customers to efficiently and effectively manage deposit and loan relationships.  These services include online banking and bill-payment, remote capture, retail and wholesale lockbox, electronic payment solutions, fraud-protection, merchant services, and card-based solutions, and Health Savings Accounts.  A full range of deposit accounts is offered and priced competitively with the market with the objective of generating growth in Alterra Bank’s non-interest bearing commercial deposit account relationships as well as non-interest income from fee-based services.

Residential Mortgage Lending.  Alterra Bank established a residential mortgage lending division in 2013 in order to meet the needs of individuals as part of a larger private banking strategy designed to serve the consumer banking needs of Alterra Bank’s core business owner clientele, expand its reach to other consumers, and generate additional non-interest income.  Alterra Bank functions as a “mini-correspondent”; all loans conform to Fannie Mae or Freddie Mac guidelines, and are sold to one of several investors who have underwritten and approved the loan prior to closing.

Retail and Consumer Banking.  Alterra Bank operates principally as a commercial bank serving the needs of entrepreneur-led companies as well as the individuals who own, lead and work in those businesses; additionally, Alterra Bank serves retail clients in proximity to its two offices or more broadly in the Kansas City metropolitan area.   Alterra Bank serves this client base with a range of deposit products and importantly through a robust online and mobile strategy that includes remote deposit capability.   Additional services provided to consumers include home equity lines of credit, auto and consumer loans.  Credit cards are offered through a private-label arrangement with a third party who underwrites and approves all credit extensions.

COMPARATIVE RIGHTS OF STOCKHOLDERS

Aslin Group is incorporated under the laws of the state of Delaware and, accordingly, the rights of Aslin Group stockholders are currently governed by the DGCL, Aslin Group’s certificate of incorporation and Aslin Group’s bylaws.  First Business is incorporated under the laws of the state of Wisconsin and, accordingly, the rights of First Business shareholders are governed by the Wisconsin Business Corporation Law, which we refer to as “WBCL”, First Business’ Amended and Restated Articles of Incorporation and First Business’ Amended and Restated Bylaws.  Upon completion of the Merger, all outstanding shares of Aslin Group stock will be converted into the right to receive per share consideration valued at $14,435.59, which will include a combination of cash and First Business common stock.  Therefore, upon completion of the Merger, the rights of the former Aslin Group stockholders will be governed by the WBCL, First Business’ Amended and Restated Articles of Incorporation and First Business’ Amended and Restated Bylaws.  The following is a summary of the material differences between the rights of Aslin Group common stockholders and the rights of First Business shareholders.

Authorized Capital Stock

Aslin Group	First Business
Authorized: 100,000 shares of common stock, $0.01 par value.	Authorized: 25,000,000 shares of common stock, $0.01 par value. 2,500,000 shares of preferred stock, $0.01 par value.

Outstanding as of April 30, 2014: 1,974 shares of common stock.	Outstanding as of June 30, 2014: 3,945,220 shares of common stock. 0 shares of preferred stock.

Size of Board of Directors

Aslin Group	First Business

The DGCL provides that the board of directors of a business corporation shall consist of one or more members, each of whom shall be a natural person, and that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change shall be made only by amendment.

Aslin Group’s bylaws provide that the number of directors shall be one, and the board of directors shall have the power to change the number of directors by resolution adopted by a majority of the whole board of directors. There are currently five members on Aslin Group’s board.

The WBCL provides that the board of directors of a business corporation shall consist of one or more natural persons, with the numbers specified or fixed in accordance with the articles of incorporation or bylaws.

First Business’ bylaws provide that the number of directors constituting the board of directors shall be neither fewer than seven nor more than 11. There are currently nine members on First Business’ board.

Cumulative Voting

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

Aslin Group	First Business
The DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting. Aslin Group’s certificate of incorporation does not provide for cumulative voting.

Under the WBCL, shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation provide for cumulative voting.

First Business’ articles of incorporation do not provide for cumulative voting.

Class of Directors

Aslin Group	First Business

The DGCL provides that, pursuant to a Delaware corporation’s certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders, a classified board of directions with staggered terms can be created. A maximum of three classes of directors is allowed with expiring terms in one-year intervals. There is no statutory requirement as to the number of directors in each class or that the number in each class be equal.

Aslin Group’s certificate of incorporation does not provide for classes of directors.

The WBCL provides that directors of a Wisconsin corporation may be divided into two or three classes if provided by the articles of incorporation or the bylaws, if the articles of incorporation so provide.

First Business’ articles of incorporation and bylaws provide that the board of directors is divided into three classes and each director serves for a term expiring at the third succeeding annual meeting or until his or her successor is elected and qualified.

Qualifications of Directors

Aslin Group	First Business

Under the DGCL, unless otherwise restricted in the certificate of incorporation or the bylaws, a director is not required to be a stockholder of the corporation, and that other qualifications of directors may be prescribed in the certificate of incorporation or the bylaws.

The Aslin Group bylaws provide that directors need not be stockholders of the corporation, and neither the bylaws nor the certificate of incorporation prescribe any other qualifications for directors.

Under the WBCL, a director is not required to be a resident of the state of Wisconsin or a shareholder of the corporation. First Business’ bylaws do not prescribe any qualifications for directors.

Voting for Directors

Aslin Group	First Business

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws of any corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Aslin Group’s certificate of incorporation and bylaws have no contrary applicable provisions.

Under the WBCL, unless otherwise provided in the company’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting.

First Business’ articles of incorporation and bylaws have no contrary applicable provisions.

Filling Vacancies on the Board

Aslin Group	First Business

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, the board of directors may fill any vacancy on the board of directors including newly created directorships resulting from an increase in the number of directors.

Aslin Group’s certificate of incorporation and bylaws have no contrary applicable provisions.

The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may filled by any of the following: (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new directors may not take office until the vacancy occurs.

First Business’ bylaws provide that any vacancy on the board of directors may be filled only by a majority of the vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by shareholders, if such vacancy was caused by the action of shareholders (in which event such vacancy may not be filled by directors or a majority thereof). Any director elected by the board of directors to fill a vacancy not resulting from an increase in the number of directors shall have the remaining term as that of his or her predecessor.

Removal of Directors

Aslin Group	First Business
Under the DGCL, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote on their election.

Under the WBCL, shareholders of a corporation may remove a director with or without cause, unless the corporation’s articles of incorporation or bylaws provide that a director may only be removed for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

First Business’ bylaws provide that directors may be removed from office by First Business shareholders only for cause, which shall be defined for this purpose as a breach of or failure to perform a duty as such breach or failure is described in the WBCL.

Nomination of Directors for Election

Aslin Group	First Business
Neither Aslin Group’s certificate of incorporation nor its bylaws have any provision covering the nomination of directors.

First Business’ bylaws provide that nominations for the election of directors to be considered by shareholders at any annual or special meeting of the shareholders may be made by the board of directors or by any shareholder of First Business entitled to vote generally in the election of directors. In order for a First Business shareholder to make any such nominations, and for such nominations to be properly before the annual or special meeting, he or she must give notice thereof in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of First Business: (a) with respect to an annual meeting, not less than 60 days nor more than 90 days prior to the date of the previous year’s annual meeting of shareholders, except that (i) if no annual meeting was held in the previous year, such notice must be provided not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders, and (ii) if the previous year’s annual meeting date occurred more than 60 days after the date specified in First Business’ bylaws, such notice must be provided not less than 60 days nor more than 90 days prior to the date so specified; and (b) with respect to a special meeting, such notice must be provided not later than the close of business on the tenth day following the day on which notice of the special meeting was mailed to shareholders.

To be in proper written form, such shareholder’s notice must be in writing and contain information regarding the nominee to the board of directors, the shareholder bringing the nomination and other information specified in First Business’ bylaws.

Anti-Takeover Provisions

Aslin Group	First Business

The DGCL generally prohibits certain Delaware corporations from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•                  before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL generally defines “business combination” as:

•                  any merger or consolidation of the corporation with the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested stockholder of 10 percent or more of the assets or outstanding stock of the corporation;

•                  subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation owned by

The WBCL protects domestic corporations from hostile takeovers and abusive takeover tactics by preventing a person from engaging in specified transactions with the corporation or from taking specific actions after that person has acquired a significant portion of the corporation’s shares. These protections fall into three categories:

•                  the business combination statute, which regulates specified types of transactions with interested stockholders;

•                  the fair price statute, which regulates the price at which significant shareholders may acquire the remaining shares of the corporation; and

•                  the control share statute, which regulates the voting power of shares held by specified large shareholders.

The following section summarizes each of these statutes.

Business combination statute. The WBCL prohibits business combinations between Wisconsin corporations and a person who is an interested stockholder. This prohibition lasts for three years after the date on which that person became an interested stockholder. Business combinations include mergers, consolidations, share exchanges, sales of assets, liquidations, dissolutions, and specified types of stock transactions and stock issuances. An interested stockholder is a person who is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock at any time within the prior three-year period. The prohibition on business combinations does not apply if the corporation’s board of directors has approved, before the interested stockholder’s stock acquisition, that business combination or the purchase of stock made by the interested stockholder on that stock acquisition date.

The prohibition on business combinations continues after the initial three-year period unless:

•                  the corporation’s board of directors has approved, before the interested stockholder’s stock acquisition date, the purchase of stock made by the interested stockholder on that stock acquisition date;

•                  the business combination is approved by the affirmative vote of the holders of a majority of the voting stock not beneficially owned by the interested stockholder at a meeting called for that the interested stockholder; or

•                  any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Generally, the DGCL defines an “interested stockholder” as any entity or person owning 15 percent or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by that entity or person.

A corporation may elect not to be governed by such anti-takeover provisions of the DGCL. Neither Aslin Group’s certificate of incorporation nor its bylaws contains an election not to be governed by such anti-takeover provisions under the DGCL.

purpose;

•                  the interested stockholder pays a fair price, as defined in the statute, for the shares it acquires in the business combination; or

•                  the business combination is a business combination specifically excluded from the prohibition on business combinations by the WBCL.

Fair price statute. The WBCL provides that a business combination must be approved by the affirmative vote of at least all of the following: (i) 80 percent of the votes entitled to be cast by outstanding voting shares of the corporation, voting together as a single voting group; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares beneficially owned by a significant shareholder who is a party to the business combination or an affiliate or associate of a significant shareholder who is a party to the business combination, voting together as a single voting group. This voting requirement does not apply to a business combination if the corporation’s shareholders receive a fair price, as defined in the statute, for their shares from the significant shareholder in the business combination. A significant shareholder is a person who is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock at any time within the prior three-year period.

Control share statute. Under the WBCL, unless otherwise provided in a corporation’s articles of incorporation, the voting power of shares of a corporation held by any person, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20 percent of the voting power in the election of directors shall be limited to 10 percent of the full voting power of those shares. The full voting power of the excess shares may be restored by a vote of a majority of the corporation’s shares. The person seeking restoration of full voting power may vote on this resolution. The Wisconsin anti-takeover provisions are not applicable to the transactions contemplated by the Merger Agreement.

Shareholder Rights Plan

Aslin Group	First Business
Aslin Group does not have a shareholder rights plan.

First Business has a shareholder rights plan. On June 5, 2008, the board of directors declared a dividend of one common share purchase right for each outstanding share of common stock, $0.01 par value per share (common shares), of First Business. The dividend was paid on July 15, 2008. Each right entitles the registered holder to purchase from First Business one-half of one common share, at a price of $85.00 per full common share (equivalent to $42.50 for each one-half of a common share), subject to adjustment. The rights will be exercisable only if a person or group acquires 15% or more of First Business’ common stock or announces a tender offer for such stock. Under conditions described in the shareholder rights plan, holders of rights may acquire additional shares of First Business’ common stock. The value of shares acquired under the plan would have a market value of two times the then-current per share purchase price. The rights will expire on June 5, 2018. Shares of First Business common stock that are received by Aslin Group stockholders in the merger will include the accompanying purchase rights described above.

Shareholders’ Meeting

Aslin Group	First Business

Annual Meetings. Under the DGCL, a corporation shall hold a meeting of stockholders either within or without Delaware, as may be designated by the bylaws or certificate of incorporation.

Aslin Group’s bylaws provide that the annual meeting of the stockholders shall be held the third Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Special Meetings. Under the DGCL, a special meeting may be called by the board of directors or such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Aslin Group’s bylaws provide that special meetings of the stockholders may be called for any purpose unless otherwise prohibited by law or the certificate of incorporation by the chairman of the board, by the Chairman of the Board of Directors, by the President, by the Secretary, the board of directors, by holders of, or by any officer or stockholder upon the written request of stockholders, not less than 20 percent of the outstanding stock entitled vote on the subject matter at such meeting, and shall be called by any officer directed to do so by the board of directors or requested to do so in writing by a majority of the board of directors. Such written request shall state the purpose or purposes of the proposed meeting.

Place of Meeting. The DGCL provides that meetings of stockholders may be held at such geographic location within or without the state of Delaware as may be

Annual Meetings. Under the WBCL, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

First Business’ bylaws provide that the annual meeting of the shareholders shall be held at 6:00 p.m. on the first Monday of May, or at such other time and date within 30 days before or after said date as may be fixed by or under the authority of the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Special Meeting. Under the WBCL, the board of directors, any person authorized by the articles of incorporation or bylaws, and holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, may hold a special meeting of shareholders.

First Business’ bylaws provide that special meetings of the shareholders, for any purpose or purposes, unless prescribed in the WBCL, may be called by the Chairperson of the board of directors, the President, by resolution adopted by a majority of the board of directors, or by the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to First Business one or more written demands for the meeting describing one or more purposes for which it is to be held. The record date for determining shareholders entitled to demand a special meeting shall be the date that the first shareholder signs the demand.

Place of Meeting. The WBCL provides that a corporation may hold the annual shareholders meeting or special shareholders meeting in or outside Wisconsin at the place provided in or fixed pursuant to the certificate of incorporation or the bylaws, or, if no place is designated, as determined by the board of directors.

The Aslin Group bylaws provide that meetings of stockholders shall be held at the offices of Aslin Group or at such other place either within or without the state of Delaware that the board of directors may from time to time designate.

Attendance and Voting. The DGCL provides that every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy shall be executed or authenticated by the stockholder or by his duly authorized attorney-in-fact and filed with or transmitted to the secretary of the corporation or its designated agent. A stockholder may execute or authenticate a writing or transmit an electronic message authorizing another person to act for the stockholder by proxy. The DGCL provides that, unless otherwise provided in the certificate of incorporation, every stockholder of a business corporation shall be entitled to one vote for every share of capital stock held by such stockholder.

Aslin Group’s bylaws provide that the holders of common stock are entitled to one vote per share of common stock owned for each matter which the holders of common stock are entitled to vote. The bylaws provide that each stockholder entitled to vote may vote in person or by proxy.

Quorum. The DGCL provides that unless the certificate of incorporation or bylaws provide otherwise, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings for the transaction of business except as otherwise provided by law.

The Aslin Group bylaws provide that the holders of a majority of outstanding shares of stock entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the certificate of incorporation or the bylaws.

stated in or fixed in accordance with the bylaws, or, if no place is stated or fixed in accordance with the bylaws, the corporation shall hold the annual meeting at the principal office.

First Business’ bylaws provide that the board of directors may designate any place, within or outside of the state of Wisconsin, as the place of meeting for any annual meeting or special meeting; and, if no designation is made, the place of the meeting shall be the principle office of First Business.

Attendance and Voting. The WBCL provides that a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy in writing or by transmitting or authorizing the transmission of an electronic transmission of the appointment. The WBCL provides that unless the articles of incorporation provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting.

First Business’ bylaws provide that each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the articles of incorporation or the WBCL. First Business’ bylaws provide that a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by a duly authorized attorney-in-fact.

Quorum. The WBCL provides that unless the articles of incorporation or bylaws provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group for action on that matter.

Under First Business’ bylaws, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action with respect to that matter.

Shareholder Action Without a Meeting

Aslin Group	First Business

Unless prohibited by the certificate of incorporation, the DGCL provides that stockholders may take action by written consent in lieu of a stockholders meeting if signed by the holders of outstanding stock having not less than the minimum number of votes that would have been required to be taken at a meeting of stockholders.

Under the WBCL, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting: (i) without action by the board of directors, by all shareholders entitled to vote on the action; or (ii) if the articles of incorporation so provide, by shareholders who would be entitled to vote at a meeting those shares with

The Aslin Group bylaws provide that any action required to be taken at any annual or special meeting of Aslin Group’s stockholders, or any action which may be taken at any such meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to Aslin Group by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of Aslin Group having custody of the book in which the proceedings of meetings of stockholders are recorded.

voting power to cast not less than the minimum number or, in the cast of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

First Business’ bylaws provide that any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Submission of Shareholder Proposals

Aslin Group	First Business
Neither Aslin Group’s certificate of incorporation nor its bylaws discuss the submission of stockholder proposals.

First Business’ bylaws provide that for proposals for any business to be considered by shareholders at any annual or special meeting of shareholders may be made by the board of directors or by any shareholder of First Business entitled to vote. In order for an First Business shareholder to make any such proposals, and for such business to be properly before the annual or special meeting, he or she must give notice thereof in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of First Business: (a) with respect to an annual meeting, not less than 60 days nor more than 90 days prior to the date of the previous year’s annual meeting of shareholders, except that (i) if no annual meeting was held in the previous year, such notice must be provided not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders, and (ii) if the previous year’s annual meeting date occurred more than 60 days after the date specified in First Business’ bylaws, such notice must be provided not less than 60 days nor more than 90 days prior to the date so specified; and (b) with respect to a special meeting, such notice must be provided not later than the close of business on the tenth day following the day on which notice of the special meeting was mailed to shareholders.

To be in proper written form, such shareholder’s notice must be in writing and contain a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, information regarding the shareholder bringing the proposal and whether such shareholder has any material interest in such business.

Notice of Shareholder Meetings

Aslin Group	First Business

Under the DGCL, written notice of any stockholders’ meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, subject to other provisions in the DGCL setting forth specific notice requirements for actions on particular matters.

The Aslin Group bylaws provide that Aslin Group shall notify those stockholders of the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes thereof, and shall give those stockholders such notice not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on Aslin Group’s corporate records. Additionally, as provided in the bylaws, any notice to stockholders given by Aslin Group shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given.

Under the WBCL, a corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting not less than 10 days nor more than 60 days before the meeting date, unless a different time is provided by the articles of incorporation or the bylaws.

First Business’ bylaws provide that notice of a meeting may be communicated in person, by telephone, facsimile or other form of wire or wireless communication, by mail or private carrier and, if these forms of personal notice are impracticable, notice may be communicated by any other means permitted by law. Such notice stating the place, day and hour of the meeting and, in the case of a special meeting, a description of each purposes for which the meeting is called, shall be communicated or sent not less than 10 days nor more than 60 days before the date of the meeting, by or a the direction of the chairperson of the board (if one is designated), the President, the Secretary or any other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice is effective at the earliest of the following: (i) when received; (ii) on deposit in U.S. mail, if mailed postpaid and correctly addresses; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder shall be deemed correctly addressed if it is addressed to the shareholder’s address shown in First Business’ current record of shareholders. Oral notice is effective when communicated and Aslin Group shall maintain a record setting forth the date, time, manner and recipient of the notice.

Shareholder Vote Required for Mergers

Aslin Group	First Business

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock entitled to vote thereon. Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

•                  the merger agreement does not amend the certificate of incorporation of the surviving corporation;

•                  each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger;

The WBCL provides that, unless a corporation’s articles of incorporation, bylaws or other provisions of the WBCL provide otherwise, a merger to which a Wisconsin corporation is a party must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote on the merger and the affirmative vote of the holders of a majority of the shares of each class or series entitled to vote separately on the merger, if any.

Approval of a plan of merger by the shareholders of the surviving corporation is not required if: (i) the articles of incorporation of the surviving corporation will not differ, except for certain limited changes; (ii) the number of shares and the rights and preferences of the shares held by the surviving corporation’s shareholders prior to the merger will not change immediately after the merger;

and

•                  either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20 percent.

In addition, the DGCL generally permits the merger of one corporation, of which at least 90 percent of the outstanding shares of each class is owned by another corporation, with or into the other corporation, without stockholder approval of either corporation.

(iii) the number of shares of stock of the surviving corporation outstanding immediately after the merger plus the number of shares issuable as a result of the merger will not be greater than 20 percent of the total number of shares of stock of the surviving corporation outstanding immediately before the merger; and (iv) the number of shares that entitle their holders to participate in distributions of stock of the surviving corporation, or “participating shares”, outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger will not be greater than 20 percent of the total number of participating shares of stock of the surviving corporation outstanding immediately before the merger.

Distributions

Aslin Group	First Business

The DGCL allows the board of directors to authorize a corporation to declare and pay dividends and other distributions to its stockholders, subject to any restrictions contained in the certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation’s capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

Aslin Group’s bylaws provide that dividends on the outstanding stock of the corporation, subject to provisions of the certificate of incorporation, if any, applicable law and the bylaws, may be declared by the board of directors at any meeting. Dividends may be paid in cash, in property or in shares of stock of Aslin Group. A member of the board of directors, or a member of any committee designated by the board of directors, shall be fully protected in relying in good faith upon the records of Aslin Group and upon such information, opinions, reports or statements presented to Aslin Group by any of its officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Aslin Group, as to the value and amount of the assets, liabilities and/or net profits of Aslin Group, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Aslin Group’s stock might properly be purchased or redeemed.

Under the WBCL, a corporation may issue share dividends unless the articles of incorporation provide otherwise. The board of directors may authorize and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation’s shares, in amounts determined by the board, unless: (i) after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

First Business’ bylaws provide that the board of directors may from time to time declare, and First Business may pay, dividends on its outstanding shares of common stock in the manner and upon the terms and conditions provided by law and its articles of incorporation.

Dissenters’ Rights of Appraisal

Aslin Group	First Business

Under the DGCL, stockholders have appraisal rights in connection with mergers and consolidations, provided the stockholder complies with certain procedural requirements of the DGCL. However, this right to demand appraisal does not apply for shares of any class or series of stock, which stock or depository receipt in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, if:

•                  the shares are listed on a national securities exchange; or

•                  the shares are held of record by more than 2,000 stockholders;

Further, no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation.

Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock if the holders are required by the terms of an agreement of merger or consolidation to accept for their stock anything except:

•                  shares of stock of the corporation surviving or resulting from the merger or consolidation;

•                  shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be listed on a national securities exchange or held of record by more than 2,000 stockholders;

•                  cash in lieu of fractional shares of the corporations described in either of the above; or

•                  any combination of the shares of stock and cash in lieu of fractional shares described in any of the three above.

A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or the sale of all or substantially all of the assets of the corporation.

Aslin Group’s certificate of incorporation and bylaws do not address appraisal rights; provided, however, the stockholders of Aslin Group have appraisal rights with respect to the merger with First Business pursuant to the DGCL.

Under the WBCL, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation’s property other than in the usual and regular course of business.

However, dissenters’ rights generally are not available to holders of shares that are listed on a national securities exchange, including shares of First Business common stock, unless the transaction is a business combination involving a significant shareholder or the corporation’s articles of incorporation provide otherwise.

First Business’ articles of incorporation and bylaws do not otherwise provide for dissenters’ rights.

Shareholder Preemptive Rights

Aslin Group	First Business

The DGCL provides that no stockholder shall have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants these rights.

Aslin Group’s certificate of incorporation provides that holders of any class of stock of the corporation shall not be entitled to any preemptive rights with respect to any shares of stock of the corporation of any class.

Under the WBCL, subject to specified limitations, holders of shares of a class authorized before January 1, 1991 have preemptive rights to acquire a corporation’s unissued shares or other securities convertible into unissued shares, unless the articles of incorporation provide otherwise. Subject to specified limitations, holders of shares of a class authorized after January 1, 1991 do not have a preemptive right to acquire the corporation’s unissued shares or other securities except to the extent provided in the articles of incorporation.

First Business’ articles of incorporation provide that holders of common stock of the corporation shall not be entitled to any preemptive rights with respect to any shares of First Business’ common stock.

Indemnification

Aslin Group	First Business

A Delaware corporation is required to indemnify a present or former director or officer against expenses actually and reasonably incurred in an action that such person successfully defended on the merits or otherwise.

Under the DGCL, in non-derivative third-party proceedings, a corporation may indemnify any director, officer, employee or agent who is or is threatened to be made a party to the proceeding against expenses, judgments and settlements actually and reasonably incurred in connection with a civil proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Further, in actions brought on behalf of the corporation, any director, officer, employee or agent who is or is threatened to be made a party can be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, indemnification is not permitted with respect to any claims in which such person has been adjudged liable to the corporation unless the appropriate court determines such person is entitled to indemnity for expenses.

Any permissive indemnification of a present or former director, officer, employee or agent, unless ordered by a court, shall be made by the corporation upon a determination by: (i) a majority vote of the disinterested

The WBCL requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation. Indemnification is also required in other instances, unless the director or officer is personally liable because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

•                  a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•                  a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•                  a transaction from which the director or officer derived an improper personal benefit; or

•                  willful misconduct.

The WBCL provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director of officer furnishes to the corporation: (i) a directors even though less than a quorum; (ii) a committee of disinterested directors, designated by a majority vote of such directors even though less than a quorum; (iii) independent legal counsel in a written opinion; or (iv) the stockholders. The statutory rights regarding indemnification are not exclusive.

The certificate of incorporation and bylaws of Aslin Group provide for indemnification of Aslin Group’s directors and officers to the fullest extent permitted by the laws of the state of Delaware.

written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and (ii) a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of the WBCL are not exclusive. A corporation may provide directors and officers additional rights to indemnification, except for conduct described above, in (i) the articles of incorporation or bylaws; (ii) by a written agreement between the director or officer and the corporation; (iii) by a resolution adopted by the board of directors; or (iv) by a resolution that is adopted, after notice, by a majority vote of all of the corporation’s voting shares then issued and outstanding.

The bylaws of First Business provide for indemnification of First Business’ directors to the fullest extent permitted by the WBCL.

Limitations on Directors’ Liability

Aslin Group	First Business

Under the DGCL, a Delaware corporation’s certificate of incorporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except that such provision shall not eliminate or limit the liability of a director: (i) for a breach of the duty of loyalty; (ii) for an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) certain unlawful distributions under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Aslin Group’s certificate of incorporation provides that a director of Aslin Group shall not be personally liable to Aslin Group or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to Aslin Group or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, Aslin Group’s certificate of incorporation further provides that the liability of a director of Aslin Group shall be eliminated or limited to the fullest extent as permitted by the DGCL.

Under the WBCL, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

•                  a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

•                  a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•                  a transaction from which the director derived an improper personal profit; or

•                  willful misconduct.

Under the WBCL, a director or officer, in discharging his or her duties to the corporation and determining what he or she believes to be in the best interests of the corporation may, in addition to considering the effects of any action on shareholders, consider:

•                  the effects of the action on employees, suppliers and customers of the corporation;

•                  the effects of the action on the communities in which the corporation operates; and

•                  any other factors that the director or officer considers pertinent.

First Business’ bylaws provide that a director or officer of First Business shall not be personally liable to First Business or its shareholders, or any person asserting rights on behalf of First Business or its shareholders, for monetary damages for breach or failure to perform any duty resulting from his or her status unless the person asserting liability proves that the breach or failure to perform constitutes (i) a willful failure to deal fairly with First Business or its shareholders in a matter in which the director or officer has a material conflict of interest, (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful, (iii) a transaction from which the director or officer received an improper personal benefit, or (iv) willful misconduct. First Business’ bylaws further provide that if the WBCL is hereafter amended to authorize corporation action further eliminating or limiting the personal liability of directors and officers, the liability of directors and officers of First Business shall be eliminated or limited to the fullest extent permitted by such law as amended.

Amendment of Certificate or Articles of Incorporation

Aslin Group	First Business

Under the DGCL, under the following circumstances, a class of stockholders has the right to vote separately on an amendment to a Delaware corporation’s certificate of incorporation even if the certificate does not include such a right: (i) increasing or decreasing the aggregate number of authorized shares of the class (the right to a class vote under this circumstance may be eliminated by a provision in the certificate of incorporation); (ii) increasing or decreasing the par value of the shares of the class; or (iii) altering or changing the powers, preferences, or special rights of the shares of the class in a way that would affect them adversely. Approval by the majority of outstanding shares entitled to vote is also required. Further, a separate series vote is not required unless a series is adversely affected by an amendment in a manner different from other shares in the same class. Under the DGCL, a corporation’s certificate of incorporation also may require, for action by the board of directors or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL, and, in such event, such provision cannot be

Under the WBCL, a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action in a limited number of specified circumstances unless the articles of incorporation provide otherwise. The WBCL also provides that the board of directors of a corporation may propose one or more amendments to the articles of incorporation for submission to shareholders. The board of directors may condition its submission of the proposed amendment on any basis. Unless the articles of incorporation or bylaws require a greater vote or a vote by voting groups, the amendment is adopted if approved by all of the following: (i) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters’ rights; and (ii) the votes required by every other voting group entitled to vote on the amendment.

First Business’ articles of incorporation provide that the articles of incorporation may be amended by an affirmative vote of shareholders and/or by the board of directors, in each case as to the extent permitted, and with altered, amended or repealed except by such greater vote.

Aslin Group’s certificate of incorporation provides that the corporation reserves the right to amend, alter, change or repeal any provision contained in the certificate of incorporation in the manner prescribed by the DGCL, and that all rights conferred upon stockholders pursuant to the certificate of incorporation are granted subject to such reservation.

the requisite vote prescribed, by the WBCL.

Amendment of Bylaws

Aslin Group	First Business

Under the DGCL, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors. However, the stockholders always retain the power to adopt, amend or repeal the bylaws, even though the board of directors may also be delegated such power.

Aslin Group’s certificate of incorporation provides that the bylaws of the corporation may from time to time be amended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the corporation entitled to vote, or (ii) by a majority of the full board of directors, and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the board of directors to alter, amend or repeal the bylaws, or to adopt new bylaws, (A) may be denied as to any bylaw or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide and (B) such power of the board of directors shall not divest the stockholders of the power, nor limit their power to amend or repeal the bylaws, or to adopt new bylaws.

Under the WBCL, a corporation’s board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws except to the extent that the articles of incorporation or the WBCL reserve that power exclusively to the shareholders or the shareholders, in adopting, amending or repealing a particular bylaw, provide within the bylaws that the board of directors may not amend, repeal or adopt that bylaw. A corporation’s shareholders may amend or repeal the corporation’s bylaws or adopt new bylaws even though the board of directors may also amend or repeal the corporation’s bylaws or adopt new bylaws.

First Business’ bylaws provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders at a meeting of shareholders called for that purpose. First Business’ bylaws further provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors by affirmative vote of a majority of the number of directors present at or participating in any meeting at which a quorum is in attendance; provided that, notwithstanding any other provisions of the bylaws, the board of directors may amend, alter, change or repeal, or adopt any provision inconsistent with provisions regarding term of office, vacancy or amendments by directors without the vote of the shareholders, only by a resolution adopted by the at least two-thirds of directors then in office plus one director; provided further that no bylaw adopted by the shareholders shall be amended or repealed by the board of directors if the bylaw so adopted so provides. First Business’ bylaws provide that any action taken or authorized by the shareholders or by the board of directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far as is necessary to permit the specific action so taken or authorized.

Shareholder Inspection Rights

Aslin Group	First Business

Under the DGCL, every stockholder of record, in person or by agent or attorney, shall, upon written demand under oath stating the stockholder’s purpose thereof, have the right during regular business hours to inspect, for any proper purpose, the corporation’s stock ledger, stockholder list, its other books and records and, subject to certain restrictions, the books and records of a subsidiary of the corporation.

Under the WBCL, each shareholder and his or her agent or attorney has the right to inspect and copy subject to specified requirements (including having a proper purpose) the list of shareholders entitled to notice of a shareholder’s meeting. The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder. Inspections must be conducted during regular business hours at the shareholder’s expense. This right of inspection begins two business days after notice of the shareholders’ meeting is given and continues through the meeting. This right of inspection may be exercised upon written demand.

The WBCL further provides that both shareholders of record and beneficial shareholders of a corporation who satisfy specified requirements, and their attorneys and agents, have the right to inspect and copy the corporation’s bylaws and, subject to the requirements discussed below, minutes of meetings and consent actions of the board of directors and shareholders, records of actions taken by a committee of the board of directors on behalf of the corporation, accounting records and the record of shareholders. Inspections must be conducted during regular business hours and are conducted at the shareholder’s expense. Notice of a demand must be given five business days before the date on which the shareholder wants to inspect and copy the records. For records other than the bylaws, the demand must be made in good faith and for proper purpose, and the person must have been a shareholder for at least six months before his or her demand or hold at least five percent of the outstanding shares of the corporation.

The WBCL also requires a corporation to mail a copy of its latest financial statements to any shareholder who requests a copy in writing.

SHAREHOLDER PROPOSALS

Proposals that shareholders of First Business intend to include in First Business’ proxy statement for the 2015 annual meeting and present at the 2015 annual meeting pursuant to SEC Rule 14a-8 must be received by First Business by the close of business on December 1, 2014.  In addition, a shareholder who otherwise intends to present business at the 2015 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in First Business’ Amended and Restated Bylaws.  Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Amended and Restated Bylaws, to the Corporate Secretary of First Business not less than 60 days and not more than 90 days prior to the anniversary date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).  Under the Amended and Restated Bylaws, if First Business does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2015 annual meeting but do not intend to include in First Business’ proxy statement for such meeting) after February 18, 2015 and before March 20, 2015, then the notice will be considered untimely and First Business will not be required to present such proposal at the 2015 annual meeting.  If the board of directors chooses to present such proposal at the 2015 annual meeting, then the persons named in proxies solicited by the board of directors for the 2015 annual meeting may exercise discretionary voting power with respect to such proposal.

LEGAL MATTERS

The validity of the First Business common stock to be issued in connection with the merger will be passed upon by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.  Godfrey & Kahn, S.C. will also render an opinion to First Business regarding the material U.S. federal income tax consequences of the merger. Stinson Leonard Street LLP, Kansas City, Missouri, will render an opinion to Aslin Group regarding the material U.S. federal income tax consequences of the merger.

EXPERTS

The consolidated financial statements of First Business as of December 31, 2013 and 2012 and the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, included in the Annual Report on Form 10-K, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE

INFORMATION

First Business files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC.  You may read and copy any materials that First Business files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room.  In addition, First Business files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information.  You will also be able to obtain these documents, free of charge, from First Business by accessing First Business’ website at http://www.firstbusiness.com/investor-relations/http://www.firstbusiness.com/investor-relations/.  Copies can also be obtained, free of charge, by directing a written request to First Business Financial Services, Inc., Attention: Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719.

First Business has filed a registration statement on Form S-4 to register with the SEC up to 486,997 shares of First Business common stock (the number of shares has been calculated based on a Bloomberg VWAP of First Business common stock of $34.00 which yields the maximum number of shares of First Business common stock that each share of Aslin Group common stock will be converted into the right to receive).  This proxy statement/prospectus is a part of that registration statement.  As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement.  You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above.  Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete.  In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.  This proxy statement/prospectus incorporates important business and financial information about First Business that is not included in or delivered with this proxy statement/prospectus, including incorporating by reference documents that First Business has previously filed with the SEC.  These documents contain important information about First Business and its financial condition.  See “Incorporation of Certain Documents by Reference” on page 75.

First Business common stock is traded on The NASDAQ Global Select Market under the symbol “FBIZ”.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows First Business to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by First Business (File No. 001-34095)(excluding any portion of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•             Annual Report on Form 10-K for the year ended December 31, 2013;

•             Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014;

•             Current Reports on Form 8-K filed on July 24, 2014, June 17, 2014, May 23, 2014, May 22, 2014, February 20, 2014, and January 29, 2014; and

•             The description of the Company’s Common Stock contained in Item 11 of the Company’s Registration Statement on Form 10, dated April 28, 2005, as amended on June 24, 2005, July 22, 2005 and December 21, 2005, and any amendment or report filed for the purpose of updating such description; and

•             The description of the Company’s Common Share Purchase Rights contained in Item 1 of the Company’s Registration Statement on Form 8-A filed June 6, 2008, including any amendments or reports filed for the purposes of updating such description.

In addition, First Business is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document, provided, however, that First Business is not incorporating by reference any information “furnished” but not “filed.”

First Business files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information First Business has incorporated by reference and any other materials First Business files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 74.

Neither Aslin Group nor First Business has authorized anyone to give any information or make any representation about the merger or the respective companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A

Merger Agreement

Execution Copy

AGREEMENT AND PLAN OF MERGER

BETWEEN

ASLIN GROUP, INC.,

AGI ACQUISITION CORP., AND

FIRST BUSINESS FINANCIAL SERVICES, INC.

Dated as of May 22, 2014

i

3.8	Absence of Proceedings and Orders	30
3.9	Registration Statement; Proxy Statement/Prospectus	31
3.10	Compliance; Permits	32
3.11	Title to Property	32
3.12	Brokers	32
3.13	Tax Matters	32
3.14	Financing	32
3.15	Company Material Adverse Effect	32
ARTICLE IV - COVENANTS OF SELLER		33
4.1	Affirmative Covenants	33
4.2	Negative Covenants	34
4.3	No Solicitation of Transactions	36
4.4	Update Disclosure; Breaches	38
4.5	Tax Treatment	39
4.6	Delivery of Stockholder List	39
4.7	Loan and Investment Policies	39
4.8	Access and Information	39
4.9	Documents from the Company	39
4.10	Resignations	40
4.11	No Control of Seller’s Business	40
ARTICLE V - COVENANTS OF THE COMPANY		40
5.1	Affirmative Covenants	40
5.2	Negative Covenants	41
5.3	Breaches	41
5.4	Stock Exchange Listing	41
5.5	Tax Treatment	42
5.6	Documents from the Seller	42
5.7	Access and Information	42
ARTICLE VI - ADDITIONAL AGREEMENTS		42
6.1	Proxy Statement/Prospectus; Registration Statement; Board Recommendation	42
6.2	Golden Parachute Vote	43
6.3	Meeting of Seller’s Stockholders	43
6.4	Appropriate Action; Consents; Filings	44
6.5	Directors’ and Officers’ Indemnification and Insurance	44
6.6	Notification of Certain Matters	45
6.7	Public Announcements	45
6.8	Exemption From Liability Under Section 16(b)	45
6.9	Customer Retention	45
6.10	Additional Documents	46
6.11	Employee Benefit Matters	46
6.12	Confidentiality	46
6.13	Aslin Group, Inc. Name and Intellectual Property	47
ARTICLE VII - CONDITIONS OF MERGER		47
7.1	Conditions to Obligation of Each Party to Effect the Merger	47
7.2	Additional Conditions to Obligations of the Company	48
7.3	Additional Conditions to Obligations of the Seller	50

ARTICLE VIII — TERMINATION AND WAIVER		51
8.1	Termination	51
8.2	Notice of Termination; Effect of Termination	53
8.3	Fees and Expenses	53
ARTICLE IX — GENERAL PROVISIONS		53
9.1	Non-Survival of Representations, Warranties and Agreements	53
9.2	Notices	53
9.3	Certain Definitions	54
9.4	Headings	58
9.5	Severability	58
9.6	Entire Agreement	58
9.7	Assignment	59
9.8	Parties in Interest	59
9.9	Binding Effect	59
9.10	Governing Law	59
9.11	Counterparts	59
9.12	Time is of the Essence	59
9.13	Specific Performance	59
9.14	Amendment; Waiver	59
9.15	Legal Representation	60
9.16	Interpretation	61

INDEX OF DEFINED TERMS

Acquisition Merger	SECTION 1.1(a)
Acquisition Proposal	SECTION 9.3
Acquisition Transaction	SECTION 9.3
Affiliate	SECTION 9.3
Agreement	PREAMBLE
ALLL	SECTION 2.24
Bank Secrecy Act	SECTION 2.9(d)
BHCA	SECTION 2.1(a)
Bloomberg VWAP	SECTION 1.4(d)
Business Day	SECTION 9.3
Cash Amount	SECTION 1.4(c)
Certificate or Certificates	SECTION 1.5(b)
Change of Recommendation	SECTION 4.3(b)
Closing	SECTION 1.2
Closing Date	SECTION 1.2
Code	PREAMBLE
Company	PREAMBLE
Company Approvals	SECTION 3.1(a)
Company Articles	SECTION 3.2
Company Bylaws	SECTION 3.2
Company Common Stock	SECTION 1.4(c)
Company Disclosure Schedule	ARTICLE III
Company Material Adverse Effect	SECTION 9.3
Company Preferred Stock	SECTION 3.3(a)
Company Reimbursable Expenses	SECTION 8.3(b)
Company Reports	SECTION 3.6(a)
Company SEC Reports	SECTION 3.6(a)
Company Subsidiaries	SECTION 3.1(a)
Company Subsidiary	SECTION 3.1(a)
Company’s Board of Directors	PREAMBLE
Confidentiality Agreement	SECTION 4.3(c)
Consent	SECTION 9.3
Continuing Employee	SECTION 6.11
Contract	SECTION 9.3
DFI	SECTION 1.1(c)
DGCL	PREAMBLE
Dissenting Shares	SECTION 1.4(f)
Effect	SECTION 9.3
Effective Time	SECTION 1.1(a)
Employee Agreements	PREAMBLE
Environmental Claims	SECTION 2.13
Environmental Laws	SECTION 2.13
ERISA	SECTION 2.10(a)

ERISA Affiliate	SECTION 9.3
Excess Parachute Payment	SECTION 9.3
Exchange Act	SECTION 2.5(b)
Exchange Agent	SECTION 1.4(e)
Exchange Fund	SECTION 1.5(a)
Executives	SECTION 7.2(h)
FDIA	SECTION 2.1(a)
FDIC	SECTION 2.1(b)
Federal Reserve Board	SECTION 2.1(a)
GAAP	SECTION 9.3
GLB Act	SECTION 2.9(d)
Governmental Authority	SECTION 1.5(e)
Hazardous Materials	SECTION 2.13
Indemnified Parties	SECTION 6.5(d)
Insiders	SECTION 6.8
Intellectual Property	SECTION 9.3
Internal Controls	SECTION 3.6(d)
IRS	SECTION 2.10(a)
Knowledge	SECTION 9.3
Law	SECTION 9.3
Leased Real Property	SECTION 2.12(a)
Lien	SECTION 9.3
Loan Property	SECTION 2.13(a)
Material Contracts	SECTION 2.20
Mergers	SECTION 1.1(f)
Mergersub	PREAMBLE
Non-Competition Agreement	PREAMBLE
Non-Employee Directors	SECTION 6.8
Notice Period	SECTION 4.3(e)
OFAC	SECTION 2.9(d)
Order	SECTION 9.3
Owned Real Property	SECTION 2.12(a)
Participation Facility	SECTION 2.13(b)
Patriot Act	SECTION 2.9(d)
Per Share Consideration	SECTION 1.4(c)
Person	SECTION 9.3
Plans	SECTION 2.10(a)
Proceeding	SECTION 9.3
Protected Seller Parties	SECTION 9.15(a)
Proxy Statement/Prospectus	SECTION 2.11
Registration Statement	SECTION 3.9
Regulatory Authorities	SECTION 9.3
Rights	SECTION 9.3
Rights Agreement	SECTION 3.3(a)
Sarbanes-Oxley	SECTION 3.6(c)
SBL	SECTION 2.5(b)

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SBA	SECTION 2.1(b)
SEC	SECTION 3.1(a)
Secondary Effective Time	SECTION 1.1(c)
Secondary Merger	SECTION 1.1(c)
Section 16 Information	SECTION 6.8
Securities Act	SECTION 2.5(b)
Seller	PREAMBLE
Seller Approvals	SECTION 2.1(b)
Seller Bylaws	SECTION 2.2
Seller Certificate	SECTION 2.2
Seller Common Stock	SECTION 1.4(a)
Seller Disclosure Schedule	ARTICLE II
Seller Material Adverse Effect	SECTION 9.3
Seller Reports	SECTION 2.7(b)
Seller Requisite Vote	SECTION 4.3(c)
Seller Stockholders’ Meeting	SECTION 2.11
Seller Subsidiaries	SECTION 2.1(a)
Seller Subsidiary	SECTION 2.1(a)
Seller’s Board of Directors	PREAMBLE
Seller’s Board of Directors Recommendation	SECTION 2.4
Seller Financial Statements	SECTION 2.7(c)
Shares	SECTION 1.4(a)
Stock Amount	SECTION 1.4(c)
Subsidiary	SECTION 9.3
Subsidiary Organizational Documents	SECTION 2.2
Superior Offer	SECTION 9.3
Tax or Taxes	SECTION 2.15(k)
Tax Returns	SECTION 2.15(k)
Termination Fee	SECTION 8.3(b)
Tiger Bank	SECTION 2.1(a)
Title IV Plan	SECTION 2.10(b)
Transmittal Materials	SECTION 1.5(b)
Voting Agreement	PREAMBLE
Waiver	SECTION 6.2
WBCL	PREAMBLE

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of May 22, 2014 (the “Agreement”), among Aslin Group, Inc., a Delaware corporation (the “Seller”), AGI Acquisition Corp., a Delaware corporation (“Mergersub”), and First Business Financial Services, Inc., a Wisconsin corporation (the “Company”).

WHEREAS, the Boards of Directors of the Company (the “Company’s Board of Directors”) and the Seller (the “Seller’s Board of Directors”) have each determined that it is advisable to and in the best interests of their respective stockholders for the Seller to merge with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Wisconsin Business Corporation Law (the “WBCL”);

WHEREAS, the Company’s Board of Directors and the Seller’s Board of Directors have each approved the merger of the Seller with and into the Company, upon the terms and subject to the conditions set forth herein, and approved and adopted this Agreement;

WHEREAS, subsequent to the Seller’s approval of this Agreement and concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company to enter into this Agreement, the Company has entered into a Stockholder Voting Agreement (“Voting Agreement”) pursuant to which each stockholder listed therein has agreed to vote the shares of the Seller Common Stock beneficially owned by such stockholder in favor of the merger;

WHEREAS, as a condition and an inducement to the willingness of the Company to enter into this Agreement, the Company has also entered into (i) a Non-Disclosure, Non-Solicitation and Non-Competition Agreement with Malcolm M. Aslin (“Non-Competition Agreement”), and (ii) certain employment-related agreements with various employees of Alterra Bank (“Employee Agreements”);

WHEREAS, for federal income Tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute the plan of reorganization.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I - THE MERGER

1.1                               The Mergers.  Subject to the terms and conditions set forth in this Agreement, upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, on the Closing Date:

(a)                                 Mergersub shall be merged with and into the Seller under Delaware law on the terms and conditions set forth in a Plan of Merger (Acquisition) (the “Acquisition Merger”).  The

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Plan of Merger (Acquisition) and Articles of Merger (Acquisition) shall be filed with the Secretary of State of the State of Delaware to effect the Acquisition Merger (the date and time of such filing or such date and time as is specified in the Articles of Merger (Acquisition) are referred to herein as the “Effective Time”).

(b)                                 As of the Effective Time each outstanding share of Seller Common Stock shall be converted into the right to receive consideration in the form and amount determined in accordance with Section 1.4.  Dissenting Shares shall be subject to Section 1.4(f) hereof.  The Seller shall be the surviving corporation in the Acquisition Merger, and shall thereby become a wholly-owned subsidiary of the Company.

(c)                                  Immediately after the Effective Time, the Seller shall be merged with and into the Company under Wisconsin and Delaware law on the terms and conditions set forth in a Plan of Merger (Secondary) (the “Secondary Merger”).  The Plan of Merger (Secondary) and Articles of Merger (Secondary) shall be filed with the Wisconsin Department of Financial Institutions (“DFI”) and the Secretary of State of the State of Delaware to effect the Secondary Merger (the date and time of such filing or such date and time as is specified in the Articles of Merger (Secondary) are referred to herein as the “Secondary Effective Time”).

(d)                                 The Company shall be the surviving corporation in the Secondary Merger.  The articles of incorporation and bylaws of the Company in effect immediately prior to the Secondary Effective Time shall be the articles of incorporation and bylaws of the surviving corporation.  The directors of the Company immediately prior to the Secondary Effective Time shall be the directors of the surviving corporation, each to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation and to be assigned to the class previously assigned.  At the Secondary Effective Time, the officers of the Company immediately prior to the Secondary Effective Time, shall be the officers of the surviving corporation, in each case until their respective successors are duly elected or appointed.

(e)                                  As of the Secondary Effective Time, each share of Company common stock outstanding immediately prior to the Secondary Merger shall remain outstanding and shall be deemed to be one share of the common stock of the surviving corporation.

(f)                                   The Acquisition Merger and the Secondary Merger are referred to herein collectively as the “Mergers.”

1.2                               Closing.  The closing of the Mergers and the transactions contemplated hereby (the “Closing”) shall be held at such time, date (the “Closing Date”) and location as may be mutually agreed by the parties.  In the absence of such agreement, the Closing shall be held at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin, commencing at 9:00 a.m., Milwaukee time, on a date specified by either party upon five (5) Business Days’ written notice (or at the election of either Company or Seller on the last Business Day of the month) after the last to occur of the following events:  (a) receipt of all consents and approvals of Governmental Authorities legally required to consummate the Mergers and the expiration of all statutory waiting periods; and (b) approval of this Agreement and the Acquisition Merger by the Seller’s stockholders.  Scheduling or commencing the Closing shall not constitute a waiver of the conditions set forth in Article VII by either the Company or the Seller.  Notwithstanding

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anything to the contrary herein, the parties will use their commercially reasonable efforts to conduct the Closing through electronic exchange of deliverables to avoid the necessity of an in-person meeting.

1.3                               Effect of the Mergers.  The effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL and the WBCL.  Without limiting the generality of the foregoing, and subject thereto, upon consummation of the Mergers, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Company, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Company.

1.4                               Conversion of Securities; Dissenting Shares.

(a)                                 Subject to Section 1.4(e) regarding fractional shares, at the Effective Time, by virtue of the Acquisition Merger and without action on the part of the Company, Mergersub or the Seller, each share of the common stock, $0.01 par value, of the Seller (“Seller Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Seller Common Stock (i) held in the treasury of the Seller, (ii) owned by the Company or any Company Subsidiary for its own account, or (iii) that are Dissenting Shares (such shares of Seller Common Stock other than those referenced in (i) to (iii) being referred to herein as the “Shares”), shall cease to be outstanding and shall be converted into the right to receive the Per Share Consideration.

(b)                                 Each share of Seller Common Stock held by the Seller as treasury stock and each such share held by the Company or any Company Subsidiary for its own account immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof as otherwise provided in this Section 1.4.

(c)                                  The aggregate consideration payable to the Seller’s stockholders is $30,105,423 (the “Purchase Price”), representing the sum of (i) $28,999,993, plus (ii) $455,000 (which is the aggregate amount of additional capital that the Seller will receive upon the exercise of all 45.5 outstanding stock options at $10,000 per share, contemporaneous with the Closing), plus (iii) $650,430 (which is the aggregate amount of additional capital that the Seller will receive upon the exercise of warrants for 66 shares at $9,855 per share, contemporaneous with the Closing).  The Purchase Price will be payable 45% in cash and 55% in Company Common Stock (subject to adjustment in accordance with Section 1.4(d) below).  As of the Effective Time, Seller will have 2,085.5 shares of Seller Common Stock issued and outstanding.  For purposes of this Agreement, “Per Share Consideration” means $14,435.59, which shall be payable in (A) an amount in cash equal to $6,496.02 (the “Cash Amount”), plus (B) a number of shares of common stock, $0.01 par value, of the Company (“Company Common Stock”) having a value of $7,939.57 (subject to adjustment in accordance with Section 1.4(d) below) (the “Stock Amount”).

(d)                                 The number of shares of Company Common Stock that each Share shall have the right to receive as the Stock Amount shall equal $7,939.57 divided by the Bloomberg VWAP of the Company Common Stock; provided, however, that if the number of shares as so calculated (1) is greater than 233.5154, such number shall be reduced to 233.5154, or (2) is less than

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155.6766, such number shall be increased to 155.6766.  For purposes hereof, the “Bloomberg VWAP” of the Company Common Stock means the volume weighted average price per share of the Company Common Stock, rounded to the nearest ten thousandth of a cent, during the period of ten (10) consecutive trading days ending on and including the third trading day immediately preceding the Effective Time.  The Bloomberg VWAP shall be calculated pursuant to the Bloomberg VWAP Price and Volume Dashboard using the default settings, with the calculation set to Bloomberg Definition and the time parameters set to 09:30 on the twelfth trading day immediately preceding the Effective Time through 16:01 on the third trading day immediately preceding the Effective Time.

(e)                                  No fractional shares of Company Common Stock shall be issued in the Acquisition Merger.  In lieu of a fractional share of Company Common Stock, the holder of any Shares who would otherwise be entitled to receive such fractional share (after taking into account all shares of Seller Common Stock delivered by such holder) shall be entitled to receive a cash payment, without interest and rounded up to the nearest whole cent, in an amount determined by multiplying the VWAP by the fraction of a share of Company Common Stock to which the holder would otherwise have been entitled.  As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the bank or trust company designated by the Company (the “Exchange Agent”) shall so notify the Company, and the Company shall deposit that amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to the holders of fractional share interests, subject to and in accordance with the terms of this Section 1.4(e).

(f)                                   Notwithstanding anything in this Agreement to the contrary, shares of Seller Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have validly exercised appraisal rights available under Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Per Share Consideration in accordance with Section 1.4(a) unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their appraisal rights under the DGCL.  Dissenting Shares shall be treated in accordance with Section 262 of the DGCL, if and to the extent applicable.  If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such appraisal rights, such holder’s shares of Seller Common Stock shall thereupon be converted into and become exchangeable in accordance with Section 1.4(a) only for the right to receive, as of the Effective Time, the Per Share Consideration.  The Seller shall give the Company (a) prompt notice of each and every notice of a stockholder’s intent to demand payment for the stockholder’s shares of Seller Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Seller relating to rights to be paid the “fair value” of Dissenting Shares, as provided in Section 262 of the DGCL and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.  The Seller shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to, offer to settle or settle, or approve any withdrawal of any demands for “fair value” under Section 262 of the DGCL.

(g)                                  If the tax opinion referred to in Section 7.3(d) cannot be rendered because the counsel charged with providing such opinion reasonably determines that the Mergers may not satisfy the continuity of interest requirements under applicable federal income tax principles

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relating to reorganizations under Section 368(a) of the Code, then the Company shall reduce the Cash Amount and correspondingly increase the Stock Amount to the minimum extent necessary to enable the relevant tax opinion to be rendered.

1.5                               Exchange of Certificates.

(a)                                 Exchange Agent.  The Company shall deposit, or shall cause to be deposited, from time to time, with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, the Per Share Consideration, together with any dividends or distributions with respect thereto, if any, to be issued in exchange for Shares pursuant to this Article I (the “Exchange Fund”).  Such deposits shall be made as requested by the Exchange Agent in order for the Exchange Agent to promptly deliver the Per Share Consideration in accordance with this Section 1.5, but in no event later than one (1) Business Day prior to the Closing Date.

(b)                                 Exchange Procedures.  At least ten (10) days before the Effective Time (unless Seller and Company mutually agree to a later date), the Exchange Agent shall mail to each holder of record of a certificate representing ownership of Shares (a “Certificate” or “Certificates”), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Consideration (collectively, the “Transmittal Materials”).  Promptly after receipt of Transmittal Materials from any stockholder of Seller, the Exchange Agent will review the Transmittal Materials in order to verify proper completion and execution thereof.  If a stockholder of Seller surrenders Certificates together with properly completed and executed Transmittal Materials, to the Exchange Agent at least five (5) Business Days prior to the Closing Date, then, on the Closing Date, (i) the Company will cause the Exchange Agent to (A) mail or wire (as directed by such stockholder in the Transmittal Materials) the Cash Amount and (B) mail to each such stockholder the Stock Amount with respect to each Share represented by the Certificate, and (ii) the Certificate surrendered will be canceled.  If a stockholder surrenders Certificates together with properly completed and executed Transmittal Materials, to the Exchange Agent at any time after five (5) Business Days prior to the Closing Date, then (i) the Company will cause the Exchange Agent to promptly, but in no event later than five (5) Business Days after receipt of such Certificates and Transmittal Materials (A) mail or wire (as directed by such stockholder in the Transmittal Materials) the Cash Amount and (B) mail to each such stockholder the Stock Amount with respect to each Share represented by the Certificate, and (ii) the Certificate surrendered will be canceled.  The stockholders of Seller will be entitled to receive their Per Share Consideration only after receipt by the Exchange Agent of properly completed Transmittal Materials.  If the Transmittal Materials contain an error, are incomplete or are not accompanied by all appropriate Certificates, then the Exchange Agent will notify that stockholder promptly of the need for further information or documentation, and will provide such stockholder with its Per Share Consideration promptly upon receipt of such corrected information or documentation.  Upon surrender of a Certificate for cancellation to the Exchange Agent together with properly completed Transmittal Materials, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I, which such holder has the right

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to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a transferee may exchange the Certificate representing such Shares for the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I, which such holder would have had the right to receive in respect of such lost, stolen or destroyed Certificate.  Until surrendered as contemplated by this Section 1.5, each Certificate (other than Certificates representing Shares owned by the Company or any Company Subsidiary, and Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I.

(c)                                  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.4(e), until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 1.4(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

(d)                                 No Further Rights in the Shares.  The Per Share Consideration issued and paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.

(e)                                  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Seller for six (6) months after the Effective Time shall be delivered to the Company, upon demand, and any former stockholders of the Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim the Per Share Consideration, any cash in lieu of fractional shares of Company Common Stock and any dividends or distributions with respect to Company Common Stock, in

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each case without interest thereon, and subject to Section 1.5(g).  Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory (including, without limitation, any Regulatory Authority) or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body (each a “Governmental Authority”) shall, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(f)                                   No Liability.  None of the Company, the Mergersub, the Seller, or any other Subsidiary of the Company or the Seller shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

(g)                                  Withholding Rights.  Each of the Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under any Laws relating to Taxes and pay such withholding amount over to the appropriate taxing authority.  To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company or the Exchange Agent as the case may be.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by Seller to the Company prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Seller Disclosure Schedule relates), Seller hereby represents and warrants to the Company as follows:

2.1                               Organization and Qualification; Subsidiaries.

(a)                                 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).  The Seller is also subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  The Seller does not have, and has not at any time had, any direct or indirect Subsidiaries, except for Alterra Bank, a Kansas state chartered bank, and ASA Holdings, LLC, a Kansas limited liability company (each a “Seller Subsidiary,” or collectively the “Seller Subsidiaries”).  Alterra Bank is an “insured bank” as defined in the Federal Deposit Insurance Act (“FDIA”), and is subject to regulation by the Federal Reserve Board and the Office of the State Bank Commissioner of Kansas.  Each Seller Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization.  Each of the

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Seller and the Seller Subsidiaries has the requisite corporate power and authority to own, lease and operate the properties it now owns or holds under lease and to carry on its business as it is now being conducted, is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Seller Material Adverse Effect.  Alterra Bank has been in existence and actively engaged in business for five or more years either under the name “Alterra Bank” or “1st Financial Bank.”

(b)                                 Each of the Seller and the Seller Subsidiaries has all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to carry on its business as it is now being conducted (“Seller Approvals”), including all required authorizations from the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”), the United States Small Business Administration (the “SBA”), and the Office of the State Bank Commissioner of Kansas, and neither the Seller nor any Seller Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Seller Approvals.

(c)                                  The Seller or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock or other equity interests of each of the Seller Subsidiaries.  Except for the Seller Subsidiaries, the Seller does not directly or indirectly own any capital stock or equity interest in, or any interests convertible into or exchangeable or exercisable for any capital stock or equity interest in, any corporation, partnership, joint venture or other business association or entity, other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

(d)                                 The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since May 21, 2010, of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

2.2                               Articles of Incorporation and Bylaws.  The Seller has heretofore furnished or made available to the Company a complete and correct copy of the Seller’s Certificate of Incorporation and the Seller’s Bylaws, as amended or restated (“Seller Certificate” and “Seller Bylaws,” respectively), and the Articles of Incorporation and the Bylaws, or other organizational documents, as the case may be, of each Seller Subsidiary (the “Subsidiary Organizational Documents”).  The Seller Certificate, Seller Bylaws and Subsidiary Organizational Documents are in full force and effect.  Neither the Seller nor any Seller Subsidiary is in breach of any of the provisions of the Seller Certificate, Seller Bylaws or Subsidiary Organizational Documents.

2.3                               Capitalization.  The authorized capital stock of the Seller consists of 100,000 shares of Seller Common Stock, $0.01 par value.  As of April 30, 2014, (i) 1,932 shares of Seller Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller stockholder, (ii) 0 shares of Seller Common Stock were held as treasury shares by the Seller, (iii) 45.5 shares of Seller Common Stock were subject to outstanding stock options issued pursuant to

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the Seller’s equity incentive plan, (iv) 42 shares of Seller Common Stock were issued as restricted stock pursuant to the Seller’s equity incentive plan (of which 11.25 shares were vested, and all of which shares will vest on the Closing Date), and (v) 66 shares were subject to the outstanding warrant owned by Malcolm M. Aslin, individually.  Except as set forth in the Seller Disclosure Schedule, there are no outstanding Rights relating to the issued or unissued capital stock or other equity interests of the Seller or any Seller Subsidiary or obligating the Seller or any Seller Subsidiary to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Seller or any Seller Subsidiary.  Except as set forth in the Seller Disclosure Schedule, there are no obligations, contingent or otherwise, of the Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock or other equity interests of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business.  Each of the outstanding shares of capital stock or other equity interests of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive rights of any Seller Subsidiary stockholder or other equity holder, and such shares or other equity interests owned by the Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Seller’s voting rights, charges or other encumbrances of any nature whatsoever.

2.4                               Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Acquisition Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the DGCL and the Seller Certificate and Seller Bylaws).  The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, including, without limitation, Seller’s Board of Directors.  As of the date of this Agreement, the Seller’s Board of Directors, at a meeting duly called, constituted and held in accordance with the DGCL and the provisions of the Seller Certificate and the Seller Bylaws, has by the unanimous vote of all directors determined (a) that this Agreement and the transactions contemplated thereby, including the Acquisition Merger, is advisable to, fair to and in the best interests of the Seller and its stockholders, (b) to submit this Agreement for approval and adoption by the stockholders of the Seller and to declare the advisability of this Agreement, and (c) to recommend that the stockholders of the Seller adopt and approve this Agreement and the transactions contemplated thereby, including the Acquisition Merger, and direct that this Agreement be submitted for consideration by the stockholders of the Seller at the Seller Stockholders’ Meeting (subsections (a), (b), and (c) collectively, the “Seller’s Board of Directors Recommendation”).  No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Acquisition Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the DGCL and the Seller Certificate and Seller Bylaws).  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and binding obligation of the Seller, and assuming due authorization, execution and delivery by Company, is enforceable against the Seller in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity

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whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

2.5                               No Conflict; Required Filings and Consents; Regulatory Approvals.

(a)                                 The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller will not, (i) conflict with or violate the Seller Certificate or Seller Bylaws or the Subsidiary Organizational Documents, (ii) conflict with or violate any Laws or Orders applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Seller or any Seller Subsidiary pursuant to, any Contract, except in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Seller Material Adverse Effect.  Section 203 of the DGCL is inapplicable to the execution, delivery or performance of this Agreement and the transactions contemplated thereby, including the Acquisition Merger.  No other “business combination,” “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under Delaware state law applies to the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby by the Seller, including the Acquisition Merger.

(b)                                 The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller will not, require any Consent from, or filing with or notification to, any Governmental Authority except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or blue sky laws, the BHCA, the banking laws and regulations of the States of Kansas and Wisconsin (the “SBL”), regulations promulgated by the SBA, and the filing and recordation of appropriate merger or other documents as required by the DGCL and WBCL, and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Acquisition Merger or otherwise prevent the Seller from performing its obligations under this Agreement, and would not have a Seller Material Adverse Effect.  Neither the Seller nor any Seller Subsidiary is subject to any foreign Governmental Authority or foreign law.

2.6                               Compliance with Laws and Material Contracts.  Neither the Seller nor any Seller Subsidiary is in (i) conflict with, or in violation of, any Law or Order applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) breach or default of any Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except in each case for any such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Seller Material Adverse Effect; provided, however, that the foregoing general representation regarding Seller’s and Seller Subsidiaries’ compliance with Laws and Contracts does not apply with respect to, and is superseded by, each of the more detailed representations and warranties set forth in this Agreement with respect to Seller and

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Seller’s Subsidiaries’ compliance with specific Laws and Contracts, including without limitation, the representation and warranties in Sections 2.05, 2.07 through 2.15, 2.20, 2.23 and 2.26 hereof.

2.7                               Securities and Banking Reports; Financial Statements.

(a)                                 In the ordinary course of business, neither the Seller nor the Seller Subsidiaries are required to file any forms, reports or documents with the Securities and Exchange Commission pursuant to the Exchange Act.

(b)                                 The Seller and the Seller Subsidiaries have filed, and paid all fees and assessments due in connection with, all forms, reports and documents required to be filed with the Federal Reserve Board, the FDIC, any state regulatory authority with jurisdiction over any of the activities of Seller or the Seller Subsidiaries, any self-regulatory organization, and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the “Seller Reports”).  The Seller Reports, including all Seller Reports filed from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(c)                                  The Seller has provided true and complete copies of the following financial statements to the Company: (i) the audited consolidated balance sheet of the Seller as of December 31, 2011, 2012 and 2013, the related audited consolidated statements of earnings for the one-year periods ended December 31, 2011, 2012 and 2013, and the audited statement of stockholders’ equity for the one-year period ended December 31, 2013; (ii) the unaudited consolidated balance sheet of the Seller as of March 31, 2014, the related unaudited consolidated statements of earnings for the three-month period ended March 31, 2014, and the unaudited statement of stockholders’ equity for the three-month period ended March 31, 2014; and (iii) the Report of Condition of Alterra Bank as of December 31, 2011, December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013, and March 31, 2014, together with the related Report of Income for the period then ended, together with accompanying schedules, as included in the Call Report of Alterra Bank as of said date as filed with the Federal Reserve Board (collectively, the “Seller Financial Statements”).  The Seller Financial Statements are true and correct in all material respects and fairly present the financial position and results of operations of the Seller and the Seller Subsidiaries as of the dates and for the periods then ended.  The Seller Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, and the Call Reports have been prepared in accordance with the applicable regulations and standards of the Federal Reserve Board and the Federal Financial Institutions Examination Council.

(d)                                 The Seller Financial Statements do not, as of the date thereof, include any material assets or omit to state any material liability, absolute or contingent, or other facts, the

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inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect.  The Seller Financial Statements reflect adequate provision for, or reserves against, the possible credit losses of the Seller and the Seller Subsidiaries as of such dates.  The books and records of the Seller have been, and are being, maintained in all material respects in accordance with applicable legal requirements and with GAAP and reflect only actual transactions, except to the extent required by applicable Law or accounting requirements.

(e)                                  Except (i) for those liabilities that are reflected or fully reserved against on the audited consolidated balance sheet of the Seller as of December 31, 2013, and (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2013, neither the Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise due or to become due), that is required to be disclosed on a balance sheet prepared in accordance with GAAP and that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Seller Material Adverse Effect.

(f)                                   Since December 31, 2013, neither the Seller nor the Seller Subsidiaries nor, to Seller’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Seller or the Seller Subsidiaries, has received  or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Seller or the Seller Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Seller or the Seller Subsidiaries has engaged in questionable accounting or auditing practices.  To Seller’s Knowledge, no attorney representing the Seller or the Seller Subsidiaries, whether or not employed by the Seller or the Seller Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Seller, the Seller Subsidiaries, or any of their respective officers, directors, employees or agents to the Seller’s or Seller Subsidiaries’ Boards of Directors or any committee thereof or to any director or officer of the Seller or the Seller Subsidiaries.  Since December 31, 2013, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, the Seller’s or the Seller Subsidiaries’ Board of Directors or any committee thereof.

2.8                               Absence of Certain Changes or Events.

(a)                                 Since December 31, 2013 to the date of this Agreement, the Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2013, there has not been (i) any change in the financial condition, results of operations, business, assets, properties, liabilities or reserves of the Seller and any of the Seller Subsidiaries that, individually or in the aggregate, has had, or would be reasonably expected to have a Seller Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Seller or any of the Seller Subsidiaries that has had, or would be reasonably expected to have, a Seller Material Adverse Effect, (iii) any change by the Seller in its accounting methods, principles or practices, (iv) any revaluation by the Seller of any of its assets in any material respect, (v) except for regular quarterly cash dividends on the Seller Common Stock with usual record and payment

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dates, to the date of this Agreement, any declaration setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (vi) any increase in the wages, salaries, bonuses, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director or any grant of any severance or termination pay, except in the ordinary course of business consistent with past practices, (vii) any strike, work stoppage, slow-down or other labor disturbance, (viii) the execution of any collective bargaining agreement or Contract with a labor union or organization, or (ix) any union organizing activities.

(b)                                 To the Seller’s Knowledge, no third Person has used, with or without permission, the Intellectual Property of the Seller or any Seller Subsidiary in connection with the marketing, advertising, promotion or sale of such third party’s products or services.  Neither Seller nor any Seller Subsidiary is a party to any joint marketing or other affinity marketing program with a third party.  The Seller and all Seller Subsidiaries have valid licenses for, or exclusively own free and clear of any Liens, all Intellectual Property presently used or proposed to be used in the conduct of the business of the Seller and the Seller Subsidiaries.  The Seller and the Seller Subsidiaries have taken all actions reasonably necessary to ensure full protection of its owned Intellectual Property under all applicable Laws.  No claims are pending that allege that the Seller or the Seller Subsidiaries are infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.  To the Knowledge of the Seller and the Seller Subsidiaries, no Person is infringing the rights of the Seller or the Seller Subsidiaries with respect to any of their respective owned Intellectual Property.

2.9                               Absence of Proceedings and Orders.

(a)                                 There is no Proceeding pending or, to the Seller’s Knowledge, threatened, against the Seller or any Seller Subsidiary or any of their property or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Seller Material Adverse Effect.

(b)                                 There is no Order imposed upon the Seller, any of the Seller Subsidiaries or the assets of the Seller or any of the Seller Subsidiaries which has had, or would be reasonably expected to have, a Seller Material Adverse Effect. There is no Order imposed upon the Seller or any Seller Subsidiary or any of their property or assets relating to any of the transactions contemplated by this Agreement.

(c)                                  The Seller and the Seller Subsidiaries (i) are not subject to, and there are no pending Proceedings, and to the Seller’s Knowledge no facts or circumstances exist, that will result in the Seller or any Seller Subsidiary becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, (ii) have not submitted a commitment letter or similar submission to, or received an extraordinary supervisory letter from, and (iii) have not adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries, nor has any Governmental

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Authority advised Seller or any Seller Subsidiary in writing or, to Seller’s Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding or similar arrangement or extraordinary supervisory letter or any such board resolutions, nor, to Seller’s Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)                                 To Sellers Knowledge, there are no facts or circumstances which would cause it or any of the Seller Subsidiaries to be (i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, as amended (the “Patriot Act”), the Laws and regulations promulgated and administered by the Office of Foreign Asset Control (“OFAC”), any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network, any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance, with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification Laws, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999, as amended (the “GLB Act”) and the provisions of the information security program adopted pursuant to 12 C.F.R Part 332.  To Seller’s Knowledge, no non-public customer identification information has been disclosed to or accessed by any unauthorized third Person in a manner which would cause it to undertake any remedial action.  The Seller (or where appropriate a Seller Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act, and it (or such other of the Seller Subsidiaries) has complied in all material respects, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act or any other anti-money laundering Laws.

2.10                        Employee Benefit Plans.

(a)                                 Current Plans.  The Seller Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended (“ERISA”)), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, cafeteria, flexible spending account, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance and other employment Contracts or employment arrangements, with respect to which the Seller, any Seller Subsidiary, or their respective ERISA Affiliate has or could have any obligation, whether absolute, accrued or contingent and whether due or to become due (collectively, the “Plans”).  The Seller has furnished or made available to the Company a complete and correct copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust, insurance Contract, or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3)

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most recently filed United States Internal Revenue Service (“IRS”) Forms 5500 and related schedules and attachments, (iv) the most recently issued determination letter from the IRS for each such Plan and the materials submitted to obtain such letter or the most recently issued IRS opinion or advisory letter with respect to the Plan, (v) the three (3) most recently prepared actuarial and financial statements with respect to each such Plan, and (vi) the three (i) most recently completed nondiscrimination testing reports.

(b)                                 Absence of Certain Types of Plans.  No member of the Seller’s “controlled group,” within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA (“Title IV Plan”).  No Title IV Plan is a “multiemployer pension plan” as defined in Section 3(37) of ERISA.  None of the Plans obligates the Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code.  Except as required by COBRA, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller or any of the Seller Subsidiaries.  Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

(c)                                  Compliance with Applicable Law.  Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Law, and all Persons who participate in the operation of such Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law.  The Seller, the Seller Subsidiaries, and their respective ERISA Affiliates have performed all material obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller and the Seller Subsidiaries have no Knowledge of any default or violation by any party to, any Plan.  No Proceeding is pending or, to the Seller’s Knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Seller’s Knowledge, no fact or event exists that could give rise to any such Proceeding.

(d)                                 Qualification of Certain Plans.  Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS that it is so qualified or is entitled to rely on a favorable opinion or advisory letter issued to the sponsor of a master and prototype plan, and, to the Seller’s knowledge, there is no fact or event that could adversely affect the qualified status of any such Plan.  No trust maintained or contributed to by the Seller, any of the Seller Subsidiaries, or any of their respective ERISA Affiliates is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

(e)                                  Non-Qualified Deferred Compensation Plans.  Each Plan of the Seller or any Seller Subsidiary that is or has ever been a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code and the applicable Treasury Regulations and other official guidance: (i) at all times, since December 31, 2004, has satisfied the requirements of

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Section 409A of the Code and such Treasury Regulations and other official guidance and has been operated in accordance with such requirements; or (ii) has not been “materially modified,” within the meaning of Section 409A of the Code and such Treasury Regulations and other guidance, at any time since October 3, 2004 with respect to deferred compensation earned and vested before December 31, 2004, under any such plan existing before October 3, 2004.  No participant in such a plan will incur any Tax on any benefit under such plan before the date as of which such benefit is actually paid to such participant.  Each plan that is subject to Section 409A of the Code has been established or amended in form to comply with the final Treasury Regulations issued under Section 409A of the Code.  No event has occurred that would be treated by Section 409A(b) of the Code as a transfer of property for purposes of Section 83 of the Code.  No plan requires the Seller or any Seller Subsidiary to gross up any former or current employee, officer, director or contractor for any Tax related to payments under Section 409A of the Code.  The exercise price of any and all stock rights (as such term is defined in Treasury Regulation 1.409A-1(l)) of the Seller is at least equal to the fair market value of the Seller Common Stock on the date such stock rights were granted and such stock rights are fully exempt from Section 409A of the Code, and the Seller has not incurred any liability or obligation to withhold Taxes under Section 409A of the Code upon the vesting of any stock rights.

(f)                                   Absence of Certain Liabilities and Events.  There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.  The Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under Sections 4971 through 4980G of the Code, and no fact or event exists that could give rise to any such liability.

(g)                                  Plan Contributions.  All contributions, premiums or payments required to be made with respect to any Plan by the Seller, any Seller Subsidiary, or their respective ERISA Affiliates have been made on or before their due dates or within the applicable grace period for payment without default.

(h)                                 Employment Contracts.  Neither the Seller nor any Seller Subsidiary is a party to any Contracts for employment, severance, consulting or other similar agreements with any employees, consultants, officers or directors of the Seller or any of the Seller Subsidiaries.  Neither the Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

(i)                                     Effect of Agreement.  The consummation of the transactions contemplated by this Agreement will not, directly or indirectly, obligate the Seller or any Seller Subsidiary to pay any separation, severance, termination, or similar benefit to, or accelerate the time of vesting for, change the time of payment to, or increase the amount of compensation due to, any former or current employee, officer, director or contractor of the Seller or any Seller Subsidiary.  No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Seller or any Seller Subsidiary who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Plan currently in effect would be characterized as an Excess Parachute Payment.  No employment, severance or termination agreement, other compensation arrangement or any Plan requires the Seller to gross up any former or current employee, officer or director of the Seller for any Tax related to Section 4999 of the Code.

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2.11                        Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Seller for inclusion or incorporation by reference in the Registration Statement will not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information supplied by the Seller for inclusion or incorporation by reference in the proxy statement/prospectus to be sent to the stockholders of the Seller in connection with the meeting of the Seller’s stockholders to consider the Acquisition Merger (the “Seller Stockholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) will not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact stated therein, or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Seller or any of its Affiliates, officers or directors is discovered by the Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Seller shall promptly inform the Company.  The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable) and the rules and regulations thereunder.

2.12                        Owned Property and Leased Property.

(a)                                 The Seller Disclosure Schedule identifies all real property, other than foreclosed Other Real Estate Owned Property (“OREO Property”) that, as of the date of this Agreement is (i) owned by the Seller or the Seller Subsidiaries (“Owned Real Property”), including all tax parcel identification numbers and legal descriptions, or (ii) leased pursuant to which the Seller or a Seller Subsidiary is a party, either as a lessor or lessee (“Leased Real Property”).  The Seller and each of the Seller Subsidiaries: (i) has good and marketable title to all its Owned Real Property; (ii) holds valid and enforceable leases for all its Leased Real Property; (iii) owns all of its personal property reflected on the Seller Financial Statements; and (iv) holds valid and enforceable leases for all leased personal property used by the Seller or any Seller Subsidiary, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Seller Material Adverse Effect.  All leases and licenses pursuant to which Seller or any of the Seller Subsidiaries lease or license from others any real or personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, under any of such leases and licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Seller or such Seller Subsidiary, except for any such default or event which has not had, and would not reasonably be expected to have, a Seller Material Adverse Effect.  Seller’s and each of the Seller Subsidiaries’ Owned Real Property and Owned Personal Property in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

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(b)                                 The Seller Disclosure Schedule identifies all OREO Property that, as of the date of this Agreement, was owned by the Seller or the Seller Subsidiaries, including all tax parcel identification numbers.  Seller and each Seller Subsidiary has good and marketable title to all of its OREO Property, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

(c)                                  With respect to the Owned Real Property, there are no:  (i) actual or, to Seller’s Knowledge, proposed special assessments; (ii) pending or, to Seller’s Knowledge, threatened Proceedings, including any condemnation Proceedings; (iii) material structural or mechanical defects in any of the buildings, building systems, equipment, fixtures or other improvements located thereon; (iv) Orders requiring the repair, alteration or correction of any existing condition with respect thereto; or (v) pending or, to Seller’s Knowledge, threatened change in any zoning Laws.

(d)                                 A complete and correct copy of each lease applicable to the Leased Real Property has been provided to Seller.  No rent payable under the lease has been prepaid by more than thirty (30) days in advance of the due date pursuant to the terms of the lease.  There exist no defaults or events or conditions that with the giving of notice or the passage of time would constitute a default by the Seller or any Seller Subsidiary under the lease.

(e)                                  To the Seller’s Knowledge all governmental authorizations, including certificates of occupancy and business licenses, required in connection with the occupancy of the Owned Real Property and the Leased Real Property have been obtained by Seller and are in effect and in good standing.

2.13                        Environmental Matters.  To the Knowledge of Seller and Seller Subsidiaries:  (i) the Owned Real Property, OREO Property, the Leased Real Property, the Participation Facilities (as hereinafter defined), and the Loan Properties (as hereinafter defined) are and at all times since they became properties owned or operated by the Seller, Seller Subsidiaries or, in the case of Participation Facilities or Loan Properties, since they became Participation Facilities or Loan Properties, as the case may be, have been in compliance in all material respects with all applicable Laws, Orders, and Contractual obligations relating to the environment, health, safety, natural resources, wildlife or “Hazardous Materials” which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum or other regulated substances or materials, but excluding substances ordinarily utilized for maintenance, cleaning, or janitorial purposes, which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment (“Environmental Laws”); (ii) during and prior to the period of (a) the Seller’s or any of the Seller Subsidiaries’ ownership or operation of any of their respective current properties, (b) the Seller’s or any of the Seller Subsidiaries’ participation in the management of any Participation Facility or (c) the Seller’s or any of the Seller Subsidiaries’ holding of a security interest in a Loan Property, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property; (iii) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Seller or any

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Seller Subsidiary; (iv) the Seller and the Seller Subsidiaries have not received any notice from any Governmental Authority or third Person notifying the Seller or any Seller Subsidiary of any Environmental Claim; and (v) there are no circumstances with respect to any properties currently owned or operated by the Seller or a Seller Subsidiary or any Participation Facility or any Loan Property that could reasonably be anticipated (a) to form the basis for an Environmental Claim against Seller or the Seller Subsidiaries or any properties currently or formerly owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or Consent of any Governmental Authority or third Person pursuant to any Environmental Law.

The following definitions apply for purposes of this Section 2.13:  (a) “Loan Property” means any real property in which the Seller or any of the Seller Subsidiaries holds a security interest and, where required by the context, said term means the owner or operator of such property; (b) “Participation Facility” means any facility in which the Seller or any of the Seller Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; and (c) “Environmental Claims” shall mean any and all material administrative, regulatory, judicial or private Proceedings relating in any way to (i) any Environmental Law; (ii) any Hazardous Material including without limitation any abatements, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or order of a Governmental Authority; or (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife, or the environment.

2.14                        Absence of Agreements.  Neither the Seller nor any Seller Subsidiary is a party to any Contract or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any Order or directive by, or is a recipient of any extraordinary supervisory letter which restricts the conduct of its business (including any Contract containing covenants which limit the ability of the Seller or of any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable Governmental Authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Seller or any Seller Subsidiary been advised that any Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Contract or Order.

2.15                        Taxes.

(a)                                 The Seller, and all Seller Subsidiaries have timely filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (and all such Tax Returns were accurate and complete in all material respects).  Seller and all Seller Subsidiaries have timely paid and discharged all Taxes due with respect to each Tax Return, except such as are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves for their payment.  For the purposes of this Section 2.15,

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references to the Seller and the Seller Subsidiaries include former subsidiaries of the Seller for the periods during which any such corporations were owned, directly or indirectly, by the Seller.

(b)                                 All Taxes that the Seller and all Seller Subsidiaries are required to have withheld and collected have been duly withheld and collected and, to the extent required, have been paid to the appropriate taxing authority, including, without limitation, all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, former employee, non-resident, independent contractor, creditor, stockholder, affiliate, customer or third party.

(c)                                  There are no audits pending or threatened against Seller or any Seller Subsidiary. To the Knowledge of Seller, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes from Seller or any Seller Subsidiary.  No government body in any jurisdiction where the Seller or any Seller Subsidiary does not file a Tax Return has made a claim in writing that such entity is or may be subject to taxation by that government body or jurisdiction.

(d)                                 Neither the Seller nor any of the Seller Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  Except for statutory liens for current Taxes not yet due, there are no material Tax Liens on any assets of the Seller or any of the Seller Subsidiaries.

(e)                                  Neither the Seller nor any of the Seller Subsidiaries will be required to include in taxable income either for any taxable period (or portion thereof) ending after the Closing Date (i) any amount in respect of any adjustment under Section 481(a) of the Code as a result of a change in accounting method for a taxable period beginning on or before the Closing Date; (ii) any installment sale or open transaction disposition made prior to the Closing Date; (iii) prepaid amount received prior to the Closing Date; or (iv) closing agreement under Section 7121 of the Code (or other comparable agreement) entered into prior to the Closing Date.

(f)                                   Neither the Seller nor any of the Seller Subsidiaries is a party to or bound by, or has any Liability to another Person under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement, or other similar agreement with respect to Taxes (including any closing agreement, gain recognition agreement or other material agreement relating to Taxes).  The Seller Disclosure Schedule sets forth each agreement relating to allocating or sharing of Taxes among the Seller and the Seller Subsidiaries.  No tax indemnities given by the Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect. Neither the Seller nor any of the Seller Subsidiaries (i) is a member of an affiliated, consolidated, combined or unitary group, other than one of which the Seller was the common parent, or (ii) has any liability for the Taxes of any Person (other than the Seller and the Seller Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law) as a transferee or successor, by Contract or otherwise.  Neither the Seller nor any of the Seller Subsidiaries is a “foreign person” within the meaning of the Code.

(g)                                  Neither the Seller nor any of the Seller Subsidiaries (i) owns any “tax-exempt use property” within the meaning of Section 168(h) of the Code, or (ii) is a party to any “safe harbor

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lease” that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any “long term contract” within the meaning of Section 460 of the Code.

(h)                                 Each of the Seller and the Seller Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  No member of the Seller’s consolidated group for federal income Tax purposes is, or ever has been, a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation §1.6011-4(b).

(i)                                     Neither the Seller nor the Seller Subsidiaries has, or has ever had, a permanent establishment (within the meaning of any applicable Tax treaty) or office or other fixed place of business in a country other than the United States.

(j)                                    There is no Contract with or covering any employee or former employee or independent contractor or former independent contractor of either the Seller or the Seller Subsidiaries that, individually or collectively, could give rise to (or already has resulted in) a payment or provision of any other benefit (including accelerated vesting) by any member of Seller’s consolidated group for federal income Tax purposes that could not be deductible by reason of Code Section 280G or could be subject to an excise Tax under Code Section 4999, and neither the Seller nor the Seller Subsidiaries is obligated to pay, gross-up or otherwise indemnify any employee or contractor for any Taxes including potential Taxes imposed under Code Section 409A or Code Section 4999.

(k)                                 For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Authority, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Authority, including, without limitation, consolidated, combined and unitary tax returns.

2.16                        Insurance.  The Seller Disclosure Schedule lists all material policies of insurance of the Seller and the Seller Subsidiaries currently in effect.  To the Knowledge of Seller and the Seller Subsidiaries, the Seller and each Seller Subsidiary is presently insured, and during each of the past five calendar years (or so long as the Seller or any Seller Subsidiary has been in existence if less than five calendar years), has been insured, for reasonable amounts against such risks as companies engaged in a similar business would customarily be insured.  Since January 1, 2010, there have been no claims that individually exceed $25,000 or in the aggregate exceed $100,000 with respect to the Seller or any Seller Subsidiary under such bonds and insurance policies.  Neither the Seller nor any Seller Subsidiary is aware of any facts that would form the

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basis of a material claim under such bonds or insurance coverage.  Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due.  Neither the Seller nor any Seller Subsidiary has been notified that its fidelity or insurance coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

2.17                        Brokers.  No broker, finder or investment banker (other than Macquarie Group Limited) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Seller Subsidiary.

2.18                        Tax Matters.  Neither Seller, nor any Seller Subsidiary, through the date of this Agreement has taken or agreed to take any action that would prevent the Acquisition Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

2.19                        Seller Material Adverse Effect.  Since December 31, 2013, there has not been any Effect, that, individually or in the aggregate, has had, or would be reasonably expected to have a Seller Material Adverse Effect, and to Seller’s Knowledge, no fact or condition exists that would reasonably be expected to have a Seller Material Adverse Effect.

2.20                        Material Contracts.  Excluding any loan, credit, deposit and similar agreements, entered into by the Seller or any Seller Subsidiary in the ordinary course of business, the Seller Disclosure Schedule lists all of the following Contracts, instruments or other arrangements, whether written or oral, to which Seller or any Seller Subsidiary is a party or by which it is bound (collectively, the “Material Contracts”):

(a)                                 any lease or license with respect to any property, real or personal, involving payments in excess of $50,000 in any twelve-month period, whether as lessor, lessee, licensor, or licensee;

(b)                                 any Contract or commitment for capital expenditures in excess of $25,000 for any one project or $50,000 in the aggregate;

(c)                                  any Contract or commitment for total expenses in excess of $50,000 for the purchase of materials, supplies, or for the performance of services for a period of more than one hundred eighty (180) days from the date of this Agreement;

(d)                                 any Contract or option for the purchase or sale of any real property, other than OREO Property in the ordinary course of business;

(e)                                  any Contract, commitment or agreement outside of the ordinary course of business;

(f)                                   any management, employment, consulting or other personal services Contract, not terminable without penalty by the Seller or Seller Subsidiary on sixty (60) days’ notice or less;

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(g)                                  any Contract relating to or involving the merger, consolidation or sale of the Seller or Seller Subsidiary, or any stock or material amount of the assets, of the Seller or any Seller Subsidiary;

(h)                                 any Contract or promissory note evidencing any indebtedness of Seller or any Seller Subsidiary;

(i)                                     any power of attorney given to any Person by the Seller or any Seller Subsidiary;

(j)                                    any Contract not to compete in any business or in any geographical area, or to use or receive the products or services of any third party on an exclusive basis;

(k)                                 any Contract restricting the right of the Seller or any Seller Subsidiary to use or disclose any information in its possession, entered into outside the ordinary course of business;

(l)                                     any partnership, joint venture or similar arrangement;

(m)                             any agreement for data processing or technology services; or

(n)                                 any other Contract or series of related Contracts which involves an expenditure by Seller or any Seller Subsidiary in excess of $50,000 on an annual basis.

Each Material Contract is a valid and legally binding obligation of the Seller or the applicable Seller Subsidiary.  The Seller and the Seller Subsidiaries have performed in all material respects all their obligations under the Material Contracts, and, to the Knowledge of Seller and the Seller Subsidiaries, there is no default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default, by Seller or any Seller Subsidiary under any Material Contract that could result in damages, costs or expenses of more than $50,000 in the aggregate.

2.21                        Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of the Seller capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Acquisition Merger.

2.22                        Stockholders’ Agreement.  The Stockholders’ Agreement dated January 1, 2010 is inapplicable to this Agreement and the transactions contemplated hereby, including the Acquisition Merger, and, by virtue of the Company becoming the sole stockholder of Seller in the Acquisition Merger, shall terminate without any further action on the part of the holders of Seller Common Stock or the Seller’s Board of Directors as of the Effective Time.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will trigger any rights for any Person under the Stockholders’ Agreement.

2.23                        Related Party Loans.  There are no outstanding loans made by the Seller or any Seller Subsidiary to any executive officer or director of the Seller or a Seller Subsidiary, other than loans that are subject to and that were made and continue to be in compliance with Regulation O under the Federal Reserve Act.

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2.24                        ALLL.  In the reasonable judgment of Alterra Bank, the allowance for loan and lease losses (“ALLL”) shown on the March 31, 2014 Call Report filed for Alterra Bank is in compliance with GAAP and adequate to provide for estimated loan losses, net of recoveries relating to loans previously charged off, on loans outstanding as of March 31, 2014.  In the reasonable judgment of Seller, the ALLL on the consolidated balance sheet of the Seller as of March 31, 2014 is in compliance with GAAP and adequate to provide for estimated loan losses, net of recoveries relating to loans previously charged off, on consolidated loans outstanding as of March 31, 2014.

2.25                        Administration of Trust Accounts.  Neither the Seller nor any Seller Subsidiary is the trustee of any trust or otherwise exercises trust powers.

2.26                        Loans.  (i) The Seller Disclosure Schedule lists each written or oral loan Contract or borrowing arrangement of Seller or any Seller Subsidiary which has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by the Seller, Seller Subsidiaries, or banking regulators.  Neither the Seller nor any Seller Subsidiary is a party to any Contract for a loan or borrowing arrangement in violation of any Law, which violation could reasonably be expected to have a Seller Material Adverse Effect. Notwithstanding any term contained herein to the contrary, all loan-related Contracts, including without limitation, all promissory notes, accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of Seller and any Seller Subsidiary, as held in its respective portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable Contract, each of which has been executed and delivered in material compliance in form and substance with any and all applicable Laws.  All Uniform Commercial Code filings, or filings of mortgages, or of Liens or other security interest documentation that are required by any applicable Laws to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such mortgages, documents or security agreements have been perfected.

2.27                        Investment Securities.  Except for Seller’s ownership of the equity interests in the Seller Subsidiaries, neither the Seller nor any Seller Subsidiary beneficially, directly or indirectly owns any class of equity securities or similar interests of any other corporation, bank, business trust, association, or similar organization.  The Seller Disclosure Schedule lists all investment securities owned by Seller or any Seller Subsidiary.  The Seller and each Seller Subsidiary have good and marketable title to all investment securities held by them (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien.  Such securities are valued on the general ledger of the Seller or Seller Subsidiary, as applicable, in accordance with GAAP relative to their designation as securities held to maturity.

2.28                        Due Inquiry.  Where representations and warranties herein are qualified by the Knowledge of the Seller, the Seller represents and warrants that the individuals described in the Definition of “Knowledge” in Section 9.3 have conducted a commercially reasonable due diligence review of the Seller’s and the Seller Subsidiaries’ operations and business, including without limitation, all reasonably necessary inquiries to key personnel and a review of, and all

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reasonably necessary discussions with key personnel regarding, the books, records and operations of the Seller and the Seller Subsidiaries.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Reports or in the disclosure schedule delivered by the Company to the Seller prior to the execution of this Agreement (the “Company Disclosure Schedule”) which shall set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates, the Company hereby represents and warrants to the Seller as follows:

3.1                               Organization and Qualification; Subsidiaries.

(a)                                 The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and a registered bank holding company under the BHCA.  Each subsidiary of the Company (a “Company Subsidiary” or, collectively, “Company Subsidiaries”) is a bank, a corporation, a limited liability company or another form of business entity duly organized, validly existing and in good standing under the laws of the state of its organization or the United States of America.  Each of the Company and the Company Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate their respective properties and to carry on their respective business as now being conducted (“Company Approvals”), including appropriate authorizations from the Federal Reserve Board, the FDIC, the Securities and Exchange Commission (the “SEC”), and the DFI, and neither Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals.

(b)                                 The Company and each Company Subsidiary is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Company Material Adverse Effect.

(c)                                  A true and complete list of all of the Company Subsidiaries as of March 31, 2014 is set forth in the Company Disclosure Schedule.

3.2                               Articles of Incorporation and Bylaws.  The Company has previously furnished or made available to the Seller a complete and correct copy of the Company Articles and the Company Bylaws.  The Company Articles and Company Bylaws are in full force and effect.  The Company is not in breach of any of the provisions of the Company Articles or Company Bylaws.

3.3                               Capitalization.

(a)                                 The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 2,500,000 shares of preferred stock (“Company Preferred Stock”).

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As of April 30, 2014, (i) 3,944,795 shares of the Company Common Stock, together with associated rights under the Company’s Rights Agreement dated June 5, 2008 (“Rights Agreement”), were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Company shareholder, (ii) 162,285 shares of Company Common Stock are held in the treasury of the Company, (iii) 0 shares of Company Preferred Stock are issued and outstanding, (iv) 51,000 shares of Company Common Stock, together with the associated rights under the Rights Agreement, are subject to outstanding stock options issued pursuant to the Company’s equity incentive plans, and (v) 1,635,316 shares of Company Common Stock have been reserved for issuance pursuant to the Rights Agreement.  Except as set forth in this Section above, there are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character, including, without limitation, voting agreements or arrangements, relating to the issued or unissued capital stock or other equity interests of the Company or obligating the Company to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Company or any Company Subsidiary.

(b)                                 The shares of Company Common Stock to be issued pursuant to the Acquisition Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

3.4                               Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company and assuming the due authorization, execution and delivery by the Seller, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by Laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

3.5                               No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company Bylaws or the Articles of Incorporation or Bylaws or other organizational documents, as the case may be, of any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond,

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mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)                                 The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or blue sky laws, the BHCA, the FDIA, any other applicable federal or state banking Laws and regulations, and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Acquisition Merger or otherwise prevent the Company from performing its obligations under this Agreement, and would not have, or be reasonably expected to have, a Company Material Adverse Effect.  Neither the Company nor any Company Subsidiary are subject to any foreign Governmental Authority or foreign law.

3.6                               Securities and Banking Reports; Financial Statements.

(a)                                 The Company and each Company Subsidiary have filed all forms, reports, schedules and documents required to be filed with (x) the SEC since December 31, 2010 (collectively, the “Company SEC Reports”) and (y) the FDIC, the Federal Reserve Board, the DFI and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the “Company Reports”).  The Company Reports, including all Company Reports filed from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.  The parties agree that the failure of the Company’s Chief Executive Officer or Chief Financial Officer to provide any certification required to be filed with any document filed with the SEC shall constitute an event that has a Company Material Adverse Effect.

(b)                                 Each of the audited and unaudited consolidated financial statements (including, if applicable, any related notes thereto) contained in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except (i) for any statement therein or omission therefrom which were corrected,

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amended or supplemented or otherwise disclosed or updated in a subsequent Company SEC Report filed prior to the date hereof, and (ii) that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date requiring disclosure pursuant to Item 304 of Regulation S-K promulgated by the SEC.

(c)                                  To the Company’s Knowledge, the Company and each of its officers and directors are in compliance with and have complied in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any related rules and regulations promulgated by the SEC thereunder and (B) the applicable listing and corporate governance rules and regulations of the NASDAQ.  With respect to each Report on Form 10-K and Form 10-Q and each amendment of any such report filed by the Company with the SEC since December 31, 2010, the Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by Sarbanes-Oxley and the rules and regulations promulgated thereunder at the time of such filing, and to the Company’s Knowledge, the statements contained in each such certification were true and correct when made.  Further, the Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of Sarbanes-Oxley with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.

(d)                                 The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“internal controls”).  To the Company’s Knowledge, based on its evaluation of internal controls prior to the date hereof, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to the Company in the design or operation of internal controls which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize and report financial information and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.  The Company has made available to the Seller a summary of any such disclosure regarding material weaknesses and fraud made by management to the Company’s auditors and audit committee since December 31, 2012.  For purposes of this Agreement, a “significant

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deficiency” in internal controls means an internal control deficiency that adversely affects an entity’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP. A “significant deficiency” may be a single deficiency or a combination of deficiencies that results in more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected.  For purposes of this Agreement, a “material weakness” in internal controls means a significant deficiency or a combination of significant deficiencies, that results in more than a remote likelihood that a material adverse misstatement of the annual or interim financial statements will not be prevented or detected.

(e)                                  There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) or director of the Company, other than loans that are subject to Regulation O under the Federal Reserve Act.

(f)                                   Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or described in the notes thereto or on the consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2014, and (iii) liabilities or obligations that arise under this Agreement, neither Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), required to be disclosed on a balance sheet prepared in accordance with GAAP that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(g)                                  The Company has not been notified by its independent public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, are of the view that any financial statement included in any registration statement filed by the Company under the Securities Act or any periodic or current report filed by the Company under the Exchange Act should be restated, or that the Company should modify its accounting in future periods in a manner that would have a Company Material Adverse Effect.

(h)                                 Since December 31, 2013, neither the Company nor the Company Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Company Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices.  To the Company’s Knowledge, no attorney representing the Company or the Company Subsidiaries, whether or not employed by the Company or the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or any of their respective officers, directors, employees or agents to the Company’s or any Company Subsidiary’s Board of Directors or any committee thereof or to any director or

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officer of the Company or any Company Subsidiary.  Since December 31, 2013, there have been no material internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, general counsel, the Company’s or any Company Subsidiary’s Board of Directors or any committee thereof.

3.7                               Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2013 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2013, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries that has had a Company Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets in any material respect, (v) any strike, work stoppage, slow down or other labor disturbance, (vi) the execution of any collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (vii) any union organizing activities.

3.8                               Absence of Proceedings and Orders.

(a)                                 There is no Proceeding pending or, to the Company’s Knowledge, threatened, against the Company or any Company Subsidiary or any of their property or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Company Material Adverse Effect.

(b)                                 There is no Order imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which has had, or would reasonably be expected to have, a Company Material Adverse Effect.  There is no Order imposed upon the Company or any Company Subsidiary or any of their property or assets relating to any of the transactions contemplated by this Agreement.

(c)                                  The Company and the Company Subsidiaries (i) are not subject to, and there are no pending Proceedings, and to the Company’s Knowledge no facts or circumstances exist, that will result in the Company or any Company Subsidiary becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, (ii) have not submitted a commitment letter or similar submission to, or received an extraordinary supervisory letter from, and (iii) have not adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries, nor has any Governmental Authority advised Company or any Company Subsidiary in writing or, to Company’s Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order,

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agreement, memorandum of understanding or similar arrangement or extraordinary supervisory letter or any such board resolutions, nor, to Company’s Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)                                 To the Company’s Knowledge, there are no facts or circumstances which would cause it or any Company Subsidiary to be, (i) operating in violation of the Bank Secrecy Act, the Patriot Act, the Laws and regulations promulgated and administered by OFAC, any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network, any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance, with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification Laws, including, without limitation, in Title V of the GLB Act, and the provisions of the information security program adopted pursuant to 12 C.F.R Part 332.  To the Knowledge of Company and any Company Subsidiary, no non-public customer identification information has been disclosed to or accessed by any unauthorized third Person in a manner which would cause it to undertake any remedial action.  The Company (or where appropriate a Company Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act, and it (or such other of the Company Subsidiaries) has complied in all material respects, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act or any other anti-money laundering Laws.

3.9                               Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company for inclusion or incorporation by reference in the registration statement of the Company (the “Registration Statement”) pursuant to which the shares of Company Common Stock to be issued in the Acquisition Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform the Seller.  The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable) and the rules and regulations thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Seller which is contained in any of the foregoing documents.

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3.10                        Compliance; Permits.  Neither the Company nor any Company Subsidiary is in (i) conflict with, or in violation of, any Law or Order applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) breach or default of any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in each case for any such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that the foregoing general representation regarding Company’s and Company Subsidiaries’ compliance with Laws and Contracts does not apply to, and is superseded by, the more detailed representations and warranties set forth in this Agreement with respect to Company’s and Company’s Subsidiaries’ compliance with specific Laws and Contracts, including without limitation, representation and warranties in Sections 3.05 through 3.09.

3.11                        Title to Property.  The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Company Material Adverse Effect; and all leases and licenses pursuant to which the Company or any of the Company Subsidiaries lease or license from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring), except for any such default or event which has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.  Substantially all of the Company’s and each of the Company Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

3.12                        Brokers.  No broker, finder or investment banker (other than Keefe, Bruyette & Woods, Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.13                        Tax Matters.  Neither the Company, nor any Company Subsidiary, has through the date of this Agreement taken or agreed to take any action that would prevent the Acquisition Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

3.14                        Financing.  The Company has authorized and unissued shares and available funds in amounts sufficient for the purpose of distributing the Stock Amount and the Cash Amount of the Per Share Consideration.

3.15                        Company Material Adverse Effect.  Since December 31, 2013, there has not been any Effect that, individually or in the aggregate, has had, or would be reasonably expected to

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have a Company Material Adverse Effect, and to Company’s Knowledge, no fact or condition exists that would reasonably be expected to have a Company Material Adverse Effect.

ARTICLE IV - COVENANTS OF SELLER

4.1                               Affirmative Covenants.  The Seller hereby covenants and agrees with the Company that, except (i) as permitted by this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Seller notifies the Company thereof and to the extent required by the Company, uses its reasonable best efforts to take any such action otherwise subject to such Law or Governmental Authority, or (iv) as otherwise consented to in writing by the Company, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, it will, and it will cause each Seller Subsidiary, to:

(a)                                 operate its business only in the usual, regular and ordinary course consistent with past practices;

(b)                                 use commercially reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

(c)                                  use commercially reasonable efforts to maintain and keep the Owned Real Property and the Leased Real Property in as good repair and condition as at present, ordinary wear and tear excepted;

(d)                                 use commercially reasonable efforts to keep in full force and effect director and officer liability insurance comparable in amount and scope of coverage to that now maintained by it;

(e)                                  perform in all material respects all obligations required to be performed by it under all Material Contracts relating to or affecting its assets, properties, and business;

(f)                                   comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws;

(g)                                  maintain the “well capitalized” status of Alterra Bank;

(h)                                 deliver written Phase I environmental site assessments for each piece of Owned Real Property and OREO Property (excluding single family residences with an appraised value of less than $100,000) held by the Seller or any Seller Subsidiary as of the Effective Time;

(i)                                     not to take any action or fail to take any action which, individually or in the aggregate, can be expected to have a Seller Material Adverse Effect;

(j)                                    use its reasonable best efforts to deliver all written Consents necessary to properly assign or transfer all Material Contracts to the Company prior to the Effective Time;

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(k)                                 take any and all actions necessary to require that all stock options, restricted shares, or other awards already vested or vesting as a result of a change in control pursuant to any incentive compensation plan, including the Seller’s 2010 Equity Incentive Plan, either be exercised by the Effective Time or expire.

4.2                               Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Seller notifies the Company thereof and to the extent required by the Company, uses its reasonable best efforts to avoid having to take such action required by such Law or Governmental Authority, or (iv) as otherwise consented to in writing by the Company, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Seller shall not do, or permit any Seller Subsidiary to do, any of the following:

(a)                                 (i) except to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any other agreement, arrangement, plan or policy between the Seller or any Seller Subsidiary and one or more of its current or former directors, officers or employees or (ii) except for normal increases for non-executive employees in the ordinary course of business consistent with past practices, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or other agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(b)                                 declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a Seller Subsidiary to the Seller;

(c)                                  except as contemplated by this Agreement, merge with or into any other Person, permit any other Person to merge into it or consolidate with any other Person, or effect any reorganization or recapitalization;

(d)                                 purchase or otherwise acquire the assets or any equity interests of any Person other than in the ordinary course of business;

(e)                                  liquidate, sell, dispose of, encumber, or permit any Liens with respect to any assets or acquire any assets, including the extension of any credit, with a value in excess of $100,000 outside of the ordinary course of business; provided, however, that Seller or a Seller Subsidiary may extend credit in excess of $100,000 for transactions which are outside of the ordinary course of business after providing the Company with such credit documents as the Company, in its reasonable discretion, deems necessary, and provided further that the Company does not disapprove of the credit extension in writing within three (3) Business Days after receiving such credit documents;

(f)                                   with respect to the Seller and ASA Holdings, LLC, borrow money from any Person;

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(g)                                  with respect to Alterra Bank, borrow money from any Person other than from the Federal Home Loan Bank of Topeka in the ordinary course of business; provided, however, this shall not affect the ability of Seller or Alterra Bank to accept deposits;

(h)                                 repurchase, redeem or otherwise acquire, or issue, sell or deliver, split, reclassify, combine or otherwise adjust, or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stock (except pursuant to the exercise of options and warrants identified on the Seller Disclosure Schedule), bonds or other corporate securities of which the Seller or any of the Seller Subsidiaries is the issuer (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any options, warrants or other Rights (including convertible securities) calling for issue thereof;

(i)                                     propose or adopt any amendments to the Seller Certificate or Seller Bylaws, or any similar organizational documents of the Seller Subsidiaries;

(j)                                    change any of its methods of accounting in effect at December 31, 2013 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2013, except as may be required by GAAP;

(k)                                 change any lending, investment, liability management or other material policies concerning the business or operations of the Seller or any of the Seller Subsidiaries, except as required by Law or by a Governmental Authority:

(l)                                     take any of the following actions:

(i)                                     acquire or sell any Contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction, which would have gains or losses in excess of $20,000, or enter into, terminate or exchange a derivative instrument with a notional amount in excess of $20,000 or having a term of more than five (5) years;

(ii)                                  make any investment with a maturity of five (5) years or more;

(iii)                               incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money in excess of an aggregate of $50,000 (for the Seller and the Seller Subsidiaries on a consolidated basis) except in the ordinary course of business consistent with past practice;

(iv)                              enter into any Contract with respect to any discharge, waiver, satisfaction, release or relinquishment of any material Contract rights, Liens, debts or claims, not in the ordinary course of business and consistent with past practices (such as the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by United States government or agency securities, which are in the ordinary course of business and consistent with past practices), or impose, or suffer the imposition of, on any material asset of the Seller or any Seller Subsidiaries of any Lien or permit any such Lien to exist

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(other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Schedule) and in no event with a value in excess of $20,000 individually;

(v)                                 settle any Proceeding for any amount in excess of $20,000 or in any manner which would restrict in any material respect the operations or business of the Seller or any of the Seller Subsidiaries;

(vi)                              purchase any new financial product or instrument outside of the ordinary course of business which involves entering into a Contract under which the aggregate obligations of the Seller would exceed $20,000 or which would have a term of six (6) months or longer;

(vii)                           make any capital expenditure, except in the ordinary course and consistent with past practice and in no event in excess of $20,000 individually;

(viii)                        take any action or fail to take any action which, individually or in the aggregate, would be reasonably expected to have a Seller Material Adverse Effect;

(ix)                              take any action that would adversely affect or delay the ability of the Seller to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied;

(m)                             fail to maintain all existing policies of insurance with respect to the Owned Real Property and Leased Real Property in their present form and with their present coverage;

(n)                                 fail to comply with any Law or Order applicable to the Owned Real Property or the Leased Real Property if such failure would materially adversely affect the condition (physical or otherwise) of such Owned Real Property or Leased Real Property or Seller’s ability to operate its business therefrom; or

(o)                                 agree in writing or otherwise to do any of the foregoing.

4.3                               No Solicitation of Transactions.

(a)                                 Prior to the Effective Time, the Seller agrees:

(i)                                     that neither it nor any Seller Subsidiary shall, and each shall use its best efforts to cause their respective representatives not to, initiate, solicit or take any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any Acquisition Transaction, or, except as provided herein below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person or group relating to an Acquisition Proposal (excluding the transactions contemplated by this Agreement);

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(ii)                                  that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of this Agreement with respect to any of the foregoing, and it will inform such parties of its obligations under this Section 4.3; and

(iii)                               that it will immediately notify the Company if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such Persons or groups.

(b)                                 Except as provided herein below:  (i) the Seller’s Board of Directors shall recommend that the Seller’s stockholders vote in favor of and adopt and approve this Agreement and the Acquisition Merger at the Seller Stockholders’ Meeting; and (ii) neither the Seller’s Board of Directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify the Seller’s Board of Directors Recommendation in a manner adverse to the Company (a “Change of Recommendation”).

(c)                                  Notwithstanding Section 4.3(a) and (b) above, prior to the receipt of the requisite stockholder approval at the Seller Stockholders’ Meeting (the “Seller Requisite Vote”), the Seller may, solely in response to an unsolicited bona fide written Acquisition Proposal that did not result from the breach of this Section 4.3 and following delivery to the Company of notice of such Acquisition Proposal in compliance with its obligations under Section 4.3(a)(iii), (1) furnish information to the party making the Acquisition Proposal and/or (2) engage in discussions or negotiations regarding the Acquisition Proposal, but only if (A) the Seller’s Board of Directors has reasonably concluded in good faith that the Person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal, (B) prior to furnishing any information to such Person, such Person shall have entered into a confidentiality agreement with the Seller (which shall expressly permit the Seller to disclose the terms of the confidentiality agreement to the Company) on terms no less favorable to the Seller than the Confidentiality Agreement between the Company and the Seller dated as of February 27, 2014 (the “Confidentiality Agreement”), (C) the Seller’s Board of Directors reasonably determines in good faith that the Acquisition Proposal would reasonably be expected to result in a Superior Offer, and (D) the Seller’s Board of Directors, based on the written opinion of outside legal counsel, reasonably determines in good faith that such action is required for Seller’s Board of Directors to comply with its fiduciary duties to stockholders imposed by Law.

(d)                                 The Seller’s Board of Directors shall not take any of the actions referred to in Section 4.3(c) unless the Seller shall have delivered to the Company a prior written notice advising the Company that it intends to take such action.  The Seller shall notify the Company within twenty-four (24) hours after it receives any Acquisition Proposal, any inquiry that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Seller or for access to the business, properties, assets, books or records of the Seller by any third party, and, for the avoidance of doubt, the Seller is obligated to notify the Company of any Acquisition Proposal (or any discussion, negotiation or inquiry with respect thereto) learned by the Seller pursuant to Section 2(c)(iii) of the Voting Agreement.  In such notice, the Seller shall identify the Person making, and details of the material terms and

37

conditions of, any such Acquisition Proposal, indication or request.  The Seller shall keep the Company fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.  The Seller shall provide the Company with at least forty-eight (48) hours prior notice of any meeting of the Seller’s Board of Directors (or such lesser notice as is provided to the members of the Seller’s Board of Directors) at which the Seller’s Board of Directors is reasonably expected to consider any Acquisition Proposal.  The Seller shall promptly provide the Company with a list of any non-public information concerning the Seller’s business, present or future performance, financial condition or results of operations, provided to any Person, and, to the extent such information has not been previously provided to the Company, copies of such information.

(e)                                  Except as set forth in this Section 4.3, the Seller’s Board of Directors shall not make any Change of Recommendation.  Notwithstanding the foregoing, at any time prior to the receipt of the Seller Requisite Vote, the Seller’s Board of Directors may make a Change of Recommendation, if: (i) the Seller promptly notifies the Company, in writing, at least ten (10) Business Days (the “Notice Period”) before making a Change of Recommendation, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that the Seller has received an Acquisition Proposal that the Seller’s Board of Directors intends to declare a Superior Offer and that the Seller’s Board of Directors intends to make a Change of Recommendation; (ii) the Seller attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the Person making such Superior Offer; (iii) the Seller shall, during the Notice Period, negotiate with the Company in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Offer, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least five (5) Business Days remains in the Notice Period subsequent to the time the Seller notifies the Company of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Seller’s Board of Directors determines in good faith, after consulting with outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Offer after taking into account any adjustments made by the Company during the Notice Period in the terms and conditions of this Agreement.

(f)                                   If all requirements of Section 4.3(c), Section 4.3(d) and Section 4.3(e) are satisfied, the Seller may terminate this Agreement solely in order to concurrently enter into a definitive agreement with respect to a Superior Offer.

4.4                               Update Disclosure; Breaches.

(a)                                 From and after the date of this Agreement until the Effective Time, the Seller shall update the Seller Disclosure Schedule on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein.

(b)                                 The Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or

38

would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its reasonable best efforts to prevent or promptly remedy the same.

4.5                               Tax Treatment.  The Seller will use its reasonable best efforts to cause the Acquisition Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

4.6                               Delivery of Stockholder List.  The Seller shall deliver or arrange to have its transfer agent deliver, as the case may be, to the Company or its designee, from time to time prior to the Effective Time, a complete and correct list setting forth the names and addresses of the Seller stockholders, their holdings of stock as of the latest practicable date, and such other information as the Company may reasonably request.

4.7                               Loan and Investment Policies.  The Seller agrees to maintain and to cause the Seller Subsidiaries to maintain their existing loan and investment policies and procedures designed to ensure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by the Company, from the date hereof until the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII.  To the extent permitted by applicable Law, the Company shall have the right to designate at least one (1) observer to attend all meetings of the Seller’s (i) loan approval committee, or similar committee at any Seller Subsidiary designated by the Company, and (ii) investment committee or similar committee at any Seller Subsidiary designated by the Company, and the Seller shall ensure that such representatives receive all information given by the Seller, the Seller Subsidiary, or their respective agents to the Seller’s or Seller Subsidiaries’ members of said committees.

4.8                               Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Seller will give the Company and its representatives, employees, counsel and accountants reasonable access to the officers, employees, properties, books and records of the Seller and any Seller Subsidiary and any other information relating to the Seller and any Seller Subsidiary that is reasonably requested by the Company for purpose of permitting the Company, among other things, to:  (a) conduct its due diligence review; (b) review the financial statements of the Seller and any Seller Subsidiary; (c) verify the accuracy of the representations and warranties of the Seller contained in this Agreement; (d) confirm compliance by the Seller with the terms of this Agreement; and (e) prepare for the consummation of the transactions contemplated by the Agreement.  The parties hereto acknowledge and agree that any investigation by the Company pursuant to this Section 4.8 shall not unreasonably interfere with the business and operations of the Seller or any Seller Subsidiary.  The Company shall not, without the consent of the Seller (which consent shall not be unreasonably withheld), contact any customers or key employees of the Seller or any Seller Subsidiary.  General advertisements by the Company or any Company Subsidiary will not be deemed a violation of the preceding sentence.

4.9                               Documents from the Company.  In the event of termination of this Agreement, the Seller and the Seller Subsidiaries will promptly deliver to the Company all originals and copies of documents and work papers obtained by the Seller and the Seller Subsidiaries from the Company and the Company Subsidiaries, whether so obtained before or after the execution

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hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law, regulation or judicial or regulatory process; and provided further, the Seller and the Seller Subsidiaries shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to the Seller or the Seller Subsidiaries at the time that such information was disclosed to it by the Company or the Company Subsidiaries or which is rightfully received by the Seller or the Seller Subsidiaries from a third party.

4.10                        Resignations.  The Seller shall use its reasonable best efforts to obtain and deliver to the Company at the Closing the resignations, effective as of the Effective Time, of those directors of the Seller Subsidiaries designated by the Company to the Seller in writing at least ten (10) days prior to the Closing.

4.11                        No Control of Seller’s Business.  Nothing contained in this Agreement shall give the Company or any of its representatives or Affiliates, directly or indirectly, the right to control or direct the operations of the Seller or any Seller Subsidiary prior to the Effective Time.  Prior to the Effective Time, the Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of Seller and the Seller Subsidiaries.  Notwithstanding the preceding sentence, the Company shall have the right, from time to time and without unreasonably disrupting normal business operations, to have an employee or agent present on the Seller’s or any Seller Subsidiary’s premises during normal business hours to observe activities, but this shall not authorize such person in any way to control or direct the operations of the Seller or any Seller Subsidiary.  Also, the Company may designate a person to attend and observe, but such person shall have no right to participate in, any regular board of directors meeting of Seller or any Seller Subsidiary, and reasonable advance notice of any such meeting shall be given to the Company by Seller; provided that the Board of Directors of Seller or any Seller Subsidiary may exclude such person when discussing any matter related to this Agreement, the transactions contemplated herein, any Acquisition Proposal or any Superior Offer.

ARTICLE V - COVENANTS OF THE COMPANY

5.1                               Affirmative Covenants.  The Company hereby covenants and agrees with the Seller that, except (i) as permitted by this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Company notifies the Seller thereof and to the extent required by the Seller, uses its reasonable best efforts to take any such action otherwise subject to such Law or Governmental Authority, or (iv) as otherwise consented to in writing by the Seller, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, it will, and it will cause each Company Subsidiary, to:

(a)                                 maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in the Company’s financial statements applied on a consistent basis;

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(b)                                 maintain the “well capitalized” status of each bank subsidiary; and

(c)                                  conduct its business in a manner that does not violate any Law, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(d)                                 operate its business in the usual, regular and ordinary course consistent with past practices;

(e)                                  use its reasonable best efforts to deliver any necessary consents or waivers from BMO Harris Bank, N.A. pursuant to that certain Business Loan Agreement dated March 12, 2010, as amended, between the Company and BMO Harris Bank, N.A. prior to the Seller’s Stockholder Meeting; and

(f)                                   not to take any action or fail to take any action which, individually or in the aggregate, can be expected to have a Company Material Adverse Effect.

5.2                               Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Company notifies the Seller thereof and to the extent required by the Seller, uses its reasonable best efforts to avoid having to take such action required by such Law or Governmental Authority, or (vi) as otherwise consented to in writing by the Company, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not do, or permit any Company Subsidiary to do, any of the following:

(a)                                 take any action that would adversely affect or delay the ability of the Company to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied or

(b)                                 amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the Acquisition Merger to the holders of Seller Common Stock.

5.3                               Breaches.  The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its reasonable best efforts to prevent or promptly remedy the same.

5.4                               Stock Exchange Listing.  The Company shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued in the Acquisition Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

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5.5                               Tax Treatment.  The Company will use its reasonable best efforts to cause the Acquisition Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

5.6                               Documents from the Seller.  In the event of termination of this Agreement, the Company and the Company Subsidiaries will promptly deliver to the Seller all originals and copies of documents and work papers obtained by the Company and the Company Subsidiaries from the Seller and the Seller Subsidiaries, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that the Company and the Company Subsidiaries shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to the Company or the Company Subsidiaries at the time that such information was disclosed to it by the Seller or the Seller Subsidiaries or which is rightfully received by the Company or the Company Subsidiaries from a third party.

5.7                               Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Company will give the Seller and its representatives, employees, counsel and accountants reasonable access to the officers and employees of the Seller and any other information relating to the Seller that is reasonably requested by the Company for purpose of permitting the Company, among other things, to: (a) conduct its due diligence review; (b) verify the accuracy of the representations and warranties of the Company contained in this Agreement; (c) confirm compliance by the Company with the terms of this Agreement; and (d) prepare for the consummation of the transactions contemplated by the Agreement.  The parties hereto acknowledge and agree that any investigation by the Seller pursuant to this Section 5.7 shall not unreasonably interfere with the business and operations of the Company.

ARTICLE VI - ADDITIONAL AGREEMENTS

6.1                               Proxy Statement/Prospectus; Registration Statement; Board Recommendation.  As promptly as practicable after the execution of this Agreement, the Seller and the Company shall prepare, and the Company shall file with the SEC, the Proxy Statement/Prospectus and Registration Statement on Form S-4 promulgated under the Securities Act (or on such other form as shall be appropriate) relating to the approval of this Agreement and the transactions contemplated hereby, including the Acquisition Merger, by the stockholders of the Seller and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.  Each of the Seller and Company shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement/Prospectus or, to the extent applicable, the other filings, or that is customarily included in a Proxy Statement/Prospectus or other filings prepared in connection with transactions of the type contemplated by this Agreement.  Each of the Seller and Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement/Prospectus or the other filings, and the Seller shall use its commercially reasonable efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the Seller’s stockholders as promptly as reasonably practicable after the date of this Agreement.  The Company shall promptly notify Seller upon the receipt of any comments from

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the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement/Prospectus or the other filings and shall provide Seller with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement/Prospectus or the other filings.  If at any time prior to the Seller Stockholders’ Meeting, any information relating to the Seller, Company or any of their respective Affiliates, officers or directors, should be discovered by the Seller or Company which should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the other filings, so that the Proxy Statement/Prospectus or the other filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Seller.  Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement/Prospectus or filing the other filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other party an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other party.  Subject to Section 4.3, the Proxy Statement/Prospectus shall include a statement by the Seller’s Board of Directors to recommend that the stockholders of the Seller adopt and approve this Agreement and the transactions contemplated thereby, including the Acquisition Merger.

6.2                               Golden Parachute Vote.  If any employee of Seller or any Seller Subsidiary has any Excess Parachute Payment as a result of the transaction contemplated by this Agreement, then in accordance with Section 280G(b)(5) of the Code and Q&A-7 of Treasury Regulation 1.280G-1, Seller shall include in the Proxy Statement/Prospectus a proposal to stockholders to vote their approval of any excess parachute payments (the “Parachute Disclosure”) payable to officers, directors, or employees of Seller or any Seller Subsidiary (“Affected Persons”), and prior to seeking such vote of approval, Seller shall use its commercially reasonable best efforts to obtain from such Affected Persons a written agreement waiving such excess parachute payments in the event that the requisite approval is not obtained (the “Waiver”).  Within ten days prior to mailing the Parachute Disclosure or seeking the Waivers, Seller shall provide copies of such documents to the Company for its review and approval.

6.3                               Meeting of Seller’s Stockholders.  Seller shall promptly after the date of this Agreement take all action necessary in accordance with the DGCL and the Seller Certificate and the Seller Bylaws to convene the Seller Stockholders’ Meeting.  Seller shall use its reasonable best efforts to solicit from stockholders of Seller proxies in favor of the Acquisition Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL to approve the Acquisition Merger, unless the Seller’s Board of Directors shall have determined in good faith based on advice of counsel that such actions would reasonably be likely to result in violation of its fiduciary duty to Seller’s stockholders under applicable Law.

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6.4                               Appropriate Action; Consents; Filings.  The Seller and the Company shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all Consents and Orders required under Law (including, without limitation, all rulings and approvals of Governmental Authorities) and from parties to Material Contracts required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, including, without limitation, the Acquisition Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition Merger required under (A) the Securities Act and the Exchange Act (to the extent applicable) and any other applicable federal or state securities Laws, (B) the BHCA, the FDIA, any SBL and any other applicable federal or state banking Laws and (C) any other applicable Law; provided that, the Company and the Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.  The Seller and the Company shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use commercially reasonable efforts to take all such necessary action.

6.5                               Directors’ and Officers’ Indemnification and Insurance.

(a)                                 By virtue of the occurrence of the Acquisition Merger, the Company shall from and after the Effective Time succeed to the Seller’s obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Seller and the Seller Subsidiaries as provided in the Seller Certificate, Seller Bylaws, indemnification agreements of Seller or the Seller Subsidiaries or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time.  The Seller Disclosure Schedule contains a complete and correct list of all indemnification arrangements to which the Seller is a party on the date of this Agreement.  The Seller agrees not to amend or enter into new indemnification arrangements or agreements from and after the date hereof.

(b)                                 Prior to Closing, the Seller shall obtain a six (6) year tail insurance coverage policy (on terms reasonably acceptable to the Company) at Seller’s expense, relating to the policies of directors’ and officers’ liability insurance currently maintained by the Seller as of the date hereof with respect to claims arising from facts or events that occurred on or prior to the Effective Time.

(c)                                  In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any Person, then, and in each such case, to the extent necessary, proper provision shall

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be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.5.

(d)                                 The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Seller or any Seller Subsidiary (the “Indemnified Parties”) and his or her heirs and representatives.

6.6                               Notification of Certain Matters.  The Seller shall give prompt notice to the Company, and the Company shall give prompt notice to the Seller, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.7                               Public Announcements.  The Company and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Acquisition Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law, including disclosures required under the federal securities laws.

6.8                               Exemption From Liability Under Section 16(b).  The Seller and the Company agree that, in order to most effectively compensate and retain Insiders in connection with the Acquisition Merger, both prior to and after the Effective Time, it is desirable that Insiders be relieved of the risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of Seller Common Stock into shares of Company Common Stock denominated in shares of Company Common Stock in the Acquisition Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.8.  Following the delivery to the Company of the Section 16 Information in a timely fashion, the Company Board, or a committee of “Non-Employee Directors” thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will adopt a resolution providing that the receipt by Insiders of Company Common Stock in exchange for or satisfaction of shares of Seller Common Stock pursuant to the transactions contemplated by this Agreement and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act.  “Section 16 Information” will mean information accurate in all material respects regarding Insiders, the number of shares of Seller Common Stock held by each such Insider and expected to be exchanged for Company Common Stock in the Acquisition Merger.  “Insiders” will mean those officers and directors of Seller who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company following the Effective Time and who are listed in the Section 16 Information.

6.9                               Customer Retention.  Following approval of the Acquisition Merger by the Seller’s stockholders and all applicable Regulatory Authorities, to the extent permitted by applicable Law, the Seller shall use commercially reasonable efforts to assist the Company in its

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efforts to retain the Seller’s and all Seller Subsidiaries’ customers.  Such efforts shall include making introductions of the Company’s employees to such customers, assisting in the mailing of information prepared by the Company and reasonably acceptable to the Seller or the applicable Seller Subsidiary to such customers and actively participating in any “transitional marketing programs” as the Company may reasonably request.

6.10                        Additional Documents.  From time to time, as and when requested by a party hereto, each party shall execute and deliver any additional agreements, instruments, documents and certificates which are consistent with the terms and conditions of this Agreement and are reasonably necessary to consummate the transactions contemplated by this Agreement.

6.11                        Employee Benefit Matters.

(a)                                 The Company agrees that each employee of the Seller and any Seller Subsidiary who continues employment with Alterra Bank, after the Closing Date (a “Continuing Employee”) shall for at least one year be paid at a rate of salary that is not less than the Continuing Employee’s current rate of salary as of the date of this Agreement.  Until at least December 31, 2014, Continuing Employees shall continue to be eligible for Alterra Bank’s benefits and incentive programs in effect as of January 1, 2014.  Nothing in this Agreement (i) shall require the Company to continue to employ any particular employee of the Seller or any Seller Subsidiary following the Closing Date, or (ii) except as specifically provided otherwise herein, shall alter or limit the Company’s ability to amend, modify, or terminate any benefit plan, program, agreement, or arrangement.

(b)                                 The Company shall ensure that, as of the Closing Date, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, and benefit accrual, but excluding benefit accrual under any defined benefit pension plan) for service with the Seller and Seller Subsidiary under each of the continuing employee benefit plans, programs and policies, as applicable, in which such Continuing Employee is eligible to participate in after Closing; provided, however, that no such service recognition shall result in any duplication of benefits.

(c)                                  Notwithstanding the terms set forth in this Section 6.11, in the event any Continuing Employee has entered into a written employment agreement or other employment arrangement with the Company or any Company Subsidiary, including Alterra Bank, the terms of which conflict with the terms contained in this Section 6.11, the terms of such written employment agreement or other arrangement shall govern.

6.12                        Confidentiality.  Each party shall use the non-public information that it obtains from the other parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes, including but not limited to the competitive detriment of the other parties, except as may be otherwise required by Law or judicial or regulatory process.  Each party shall maintain strictly confidential all non-public information it receives from the other parties and shall, upon termination of this Agreement prior to the Effective Date, return such information in accordance with Sections 4.9 and 5.6 hereof.  The provisions of this Section 6.12 shall not prohibit the use of information consistent with the

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provisions of Sections 4.9 and 5.6 or prohibit disclosure of information to the parties’ respective counsel, accountants, tax advisors, and consultants, provided that those persons also agree to maintain such information confidential in accordance with this Section 6.12 and Sections 4.9 and 5.6 hereof.

6.13                        Aslin Group, Inc. Name and Intellectual Property. On the Closing Date, Seller shall enter into an agreement with Malcolm M. Aslin conveying the name “Aslin Group, Inc.” and all intellectual property rights relating thereto, to Malcolm M. Aslin, effective as of the Effective Time.

ARTICLE VII - CONDITIONS OF MERGER

7.1                               Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Acquisition Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)                                 Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the Knowledge of the Company or the Seller, threatened by the SEC.  The Company shall have received all other Federal or state securities permits and other authorizations necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Acquisition Merger.

(b)                                 Stockholder Approval.  This Agreement and the Acquisition Merger shall have been approved and adopted by the requisite vote of the stockholders of the Seller.

(c)                                  Regulatory Approval.  The parties shall have received all necessary approvals or exemptions relating to the Mergers from the appropriate Governmental Authorities, including the Federal Reserve Board and the Office of the State Bank Commissioner of Kansas, and (i) the approvals or exemptions of the Mergers shall have not been contested or threatened to be contested by a Governmental Authority or other Person, (ii) the approvals or exemptions shall be in full force and effect and (iii) no such approval or exemption shall impose any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the surviving corporation or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Mergers.  All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

(d)                                 No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is in effect preventing or prohibiting consummation of the transactions contemplated by this Agreement or restricting the consummation of the transactions contemplated by this Agreement in a manner that would have a Seller Material Adverse Effect or a Company Material Adverse Effect.

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(e)                                  Burdensome Conditions.  There shall not be any action taken, or any statute, rule, regulation or Order enacted, entered, enforced or deemed applicable to the Mergers, by any Governmental Authority which imposes any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the surviving corporation or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Mergers.

(f)                                   NASDAQ Listing.  The Company shall have filed with NASDAQ a notification form for the listing of all shares of Company Common Stock to be issued at the Effective Time, and NASDAQ shall not have objected to the listing of such shares of Company Common Stock.

7.2                               Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Acquisition Merger is also subject to the satisfaction at or prior to the Effective Time (or, if an earlier time is set forth in this Section 7.2, at such earlier time) of the following conditions:

(a)                                 Representations and Warranties.  Without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under Sections 4.4 or 6.6, above, and except for Section 2.19, above, which is provided for in subsection (e), below, (i) each of the representations and warranties of the Seller contained in Sections 2.3 and 2.4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date;  (ii) each of the representations and warranties of the Seller contained in this Agreement that is qualified by reference to “materiality” or Seller Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except, to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (iii) each of the representations and warranties of the Seller contained in this Agreement that is not qualified by reference to “materiality” or Seller Material Adverse Effect (other than Section 2.3 or 2.4) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and except in the case of clauses (ii) or (iii), above, where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a Seller Material Adverse Effect.  The Company shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer and the Chief Financial Officer of the Seller to the foregoing effect.

(b)                                 Agreements and Covenants.  The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)                                  Consents Obtained.  (i) The Seller shall continue to possess all Seller Approvals and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made by the Seller for the authorization, execution and delivery of this Agreement, and the consummation by the Seller of the transactions contemplated hereby shall have been obtained

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and made by Seller, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Seller Material Adverse Effect.

(d)                                 No Challenge.  There shall not be pending any Proceeding before any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with, the Mergers or the conversion of Seller Common Stock into Company Common Stock pursuant to the Acquisition Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of the Seller, which is reasonably likely to have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(e)                                  No Material Adverse Effect.  Since the date of this Agreement, there shall have been no Seller Material Adverse Effect, and no Effect shall have occurred, that, either individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect.  The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Seller to that effect.

(f)                                   Dissenter’s Rights.  Stockholders of Seller Common Stock who have undertaken steps to perfect their right to object in accordance with Section 262 of the DGCL in respect of the Acquisition Merger shall not have done so with respect to shares aggregating more than five percent (5%) of all outstanding shares of the Seller’s Common Stock.

(g)                                  Noncompetition Agreement for Malcolm M. Aslin.  The Non-Competition Agreement shall have been executed by Malcolm M. Aslin as of the date of this Agreement and shall remain in full force and effect.

(h)                                 Employment and Other Agreements.  The Employee Agreements shall have been executed by the employees named therein (the “Executives”) as of the date of this Agreement and shall remain in full force and effect.  As of the Effective Time, each Executive shall continue to be employed by the Seller or the Seller Subsidiaries and shall neither have resigned, been terminated, nor expressed any indication of terminating his or her affiliation with the Company or the Company Subsidiaries after Closing.

(i)                                     Voting Agreement.  The Voting Agreement shall have been executed by the stockholders identified therein as of the date of this Agreement and shall remain in full force and effect.

(j)                                    Exercise of Warrants and Options.  All warrants issued by the Seller, including that certain warrant held by Malcolm M. Aslin granted as of April 30, 2010, shall have been exercised prior to the Effective Time, and Seller shall have received the entire exercise price for the warrant.  All outstanding stock options issued by Seller shall have been exercised prior to the Effective Time, and Seller shall have received the entire option price per share for such options.

(k)                                 Environmental Reports.  The Seller shall have delivered to the Company a written Phase I environmental site assessment conducted in accordance with commercially reasonable standards for each piece of Owned Real Property and OREO Property (excluding single family residences with an appraised value of less than $100,000) held as of the Effective Time.

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(l)                                     Consent of BMO Harris Bank N.A.  Pursuant to that certain Business Loan Agreement dated March 12, 2010, as amended, between the Company and BMO Harris Bank, N.A., Company shall have received the necessary consents or waivers from BMO Harris Bank N.A. evidencing its acquiescence to the Mergers.

7.3                               Additional Conditions to Obligations of the Seller.  The obligation of the Seller to effect the Acquisition Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)                                 Representations and Warranties.  Without giving effect to any notice to the Seller under Sections 5.3 or 6.6, above (i) each of the representations and warranties of the Company contained in Section 3.4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by reference to “materiality” or Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent that such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (iii) each of the representations and warranties of the Company contained in this Agreement that is not qualified by reference to “materiality” or Company Material Adverse Effect (other than Section 3.4) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and except in the case of either clause (ii) or (iii), above, where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a Company Material Adverse Effect.  The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(b)                                 Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)                                  Consents Obtained.  (i) The Company shall continue to possess all requisite power and authority and be in possession of all Consents and Orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Company Material Adverse Effect.

(d)                                 Tax Opinion.  The Seller shall have received an opinion of Stinson Leonard Street LLP, in form and substance reasonably satisfactory to the Seller, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion which are consistent

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with the state of facts existing as of the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

(e)                                  No Material Adverse Effect.  Since the date of the Agreement, there shall have been no Company Material Adverse Effect, and no Effect shall have occurred that, either individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.  The Seller shall have received a certificate of the President and the Chief Financial Officer of the Company to that effect.

ARTICLE VIII — TERMINATION AND WAIVER

8.1                               Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the stockholders of the Seller adopt this Agreement, as applicable:

(a)                                 by mutual written consent duly authorized by the Company’s Board of Directors and the Seller’s Board of Directors;

(b)                                 by either the Seller or the Company if the Acquisition Merger shall not have been consummated by March 31, 2015, unless extended by the Company’s Board of Directors and the Seller’s Board of Directors for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition Merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of this Agreement;

(c)                                  by either the Seller or the Company if a Governmental Authority shall have issued a non-appealable Order or taken any other action having the effect of restraining, enjoining or otherwise prohibiting the Mergers;

(d)                                 by either the Seller or the Company if the Seller Requisite Vote for the consummation of the Acquisition Merger shall not have been obtained at the Seller Stockholders’ Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Seller where the failure to obtain approval by the Seller stockholders shall have been caused by the action or failure to act of the Seller, and such action or failure to act constitutes a breach by the Seller of any provision of this Agreement;

(e)                                  by the Seller, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company was unintentional and is curable by the Company through exercise of commercially reasonable efforts, then the Seller may not terminate this Agreement pursuant to this Section 8.1(e) for ten (10) days after delivery of written notice from the Seller to the Company of such breach, provided, that the

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Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by the Company is cured during such ten (10) day period);

(f)                                   by the Company upon a breach of any covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.2(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Seller’s representations and warranties or breach by the Seller was unintentional and is curable by the Seller through exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement pursuant to this Section 8.1(f) for ten (10) days after delivery of written notice from the Company to the Seller of such breach, provided, that the Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Seller is cured during such ten (10) day period);

(g)                                  by the Company if there is a Change of Recommendation or Seller shall have materially violated or breached any of its obligations under Section 4.3;

(h)                                 by the Company:

(i)                                     if any of the conditions to the obligations of the Company to effect the Acquisition Merger set forth in Section 7.1 or 7.2, above, have not been satisfied or waived by the Company at Closing or the Company reasonably determines that the timely satisfaction of any condition to the obligations of the Company to effect the Acquisition Merger set forth in Sections 7.1 or 7.2, above, has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement); or

(ii)                                  in the event there has been a Seller Material Adverse Effect between the date hereof and the Effective Time;

(i)                                     by the Seller:

(i)                                     if any of the conditions to the obligations of the Seller to effect the Acquisition Merger set forth in Sections 7.1 and 7.3, above, have not been satisfied or waived by the Seller at Closing or the Seller reasonably determines that the timely satisfaction of any condition to the obligations of the Seller to effect the Acquisition Merger set forth in Sections 7.1 or 7.3, above, has become impossible (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation of the Seller set forth in this Agreement);

(ii)                                  in the event there has been a Company Material Adverse Effect between the date hereof and the Effective Time; or

(iii)                               pursuant to Section 4.3(f) hereof.

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8.2                               Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1, above, will be effective immediately upon (or if termination is pursuant to Sections 8.1(e) or 8.1(f), above, and the proviso therein is applicable, ten (10) days after) the delivery of written notice thereof by the terminating party to the other party.  In the event of termination of this Agreement as provided in Section 8.1, above, this Agreement shall be of no further force or effect, with no liability of any party to the other parties, except (i) the provisions set forth in this Section 8.2, Section 8.3 and Article IX (General Provisions), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

8.3                               Fees and Expenses.

(a)                                 Except as set forth herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Mergers are consummated.

(b)                                 If the Company shall have terminated this Agreement pursuant to Section 8.1(g) or the Seller shall have terminated this Agreement pursuant to Section 4.3(f), then the Seller shall pay to Company a termination fee of $1,200,000 (the “Termination Fee”) within two (2) Business Days after such termination.

(c)                                  If the Seller or the Company shall have terminated this Agreement pursuant to Section 8.1(d) because the Seller Requisite Vote was not obtained at the Seller Stockholders’ Meeting and there has been a Change of Recommendation, then the Seller shall pay to Company the Termination Fee, within two (2) Business Days after such termination.

(d)                                 Any Termination Fee that is due under this Agreement shall be paid by wire transfer of immediately available funds to such account as Company may designate in writing to the Seller.

(e)                                  The Company and the Seller agree that, in the circumstances in which the Termination Fee becomes payable, the payment of the Termination Fee, in accordance with this Agreement, (A) constitutes liquidated damages, and (B) is not a penalty, but rather a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby.

ARTICLE IX — GENERAL PROVISIONS

9.1                               Non-Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and Sections 6.5 and 6.7, above, shall survive the Effective Time indefinitely, and those set forth in Sections 4.9, 5.6, 8.2, 8.3 and Article IX hereof shall survive termination indefinitely.

9.2                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given and received when delivered personally, three (3)

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Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), one (1) Business Day after being delivered by an express courier (with confirmation), or when sent by electronic mail or facsimile (with confirmation), in each case to the parties at the following addresses, electronic mail addresses or telecopy numbers, as the case may be (or at such other address or telecopy number for a party as shall be specified by like notices of changes of address or telecopy number) and shall be effective upon receipt:

(a)                                 If to the Seller:

Aslin Group, Inc.
11300 Tomahawk Creek Parkway, Suite 100

Leawood, Kansas 66211
Attention:  Malcolm M. Aslin, Chairman
Facsimile:  (913) 428-8581

Email: mick.aslin@gmail.com

With a copy to:

Stinson Leonard Street LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
Attention:  Mike W. Lochmann
Facsimile:  (816) 412-1249

Email: mike.lochmann@stinsonleonard.com

If to the Company:

First Business Financial Services, Inc.
401 Charmany Drive

Madison, Wisconsin 53719
Attention:  Barbara Conley, General Counsel
Facsimile:  (608) 232-5978

Email: bconley@firstbusiness.com

With a copy to:

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Attention:  Peter J. Wilder

Facsimile:  (414) 273-5198

Email: pwilder@gklaw.com

9.3                               Certain Definitions.  For purposes of this Agreement, the term:

“Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by the Company) relating to any Acquisition Transaction.

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“Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

(i)                                     any acquisition or purchase from the Seller by any Person of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Seller or any tender offer or exchange offer that if consummated would result in any Person beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Seller, or any merger, consolidation, business combination or similar transaction involving the Seller;

(ii)                                  any sale, lease, exchange, transfer, license, acquisition or other disposition of more than fifteen percent (15%) of the assets of the Seller; or

(iii)                               any liquidation or dissolution of the Seller.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which any Person (either alone, or through or together with any other Person) has, directly or indirectly, an interest of five percent (5%) or more.  For purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Business Day” means any day other than a day on which banks in Wisconsin are required or authorized to be closed.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole, or (ii) materially impairs the ability of the Company to consummate the transactions contemplated hereby; provided, however, that the term “Company Material Adverse Effect” shall not be deemed to include:  (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby, (b) any Effect resulting from compliance with the terms and conditions of this Agreement, (c) any decrease in the price or trading volume of the Company Common Stock (but not excluding any Effect underlying such decrease to the extent such Effect would constitute a Company Material Adverse Effect), (d) any Effect to the extent resulting from changes in Laws generally applicable to the banking industry, (e) any Effect to the extent resulting from changes in GAAP which the Company or any of the Company Subsidiaries is required to adopt, (f) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, financial condition or results of operations of the Company and Company Subsidiaries taken as a whole relative to other banking industry participants), or (g) actions contemplated and permitted by this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, permit, franchise, charter, license, easement, grant, or similar affirmation by any Person pursuant

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to any Contract, Law, or Order, including but not limited to any lease agreement with respect to the Leased Real Property.

“Contract” shall mean any agreement, arrangement, authorization, commitment, contract, indenture, instrument, license, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business, including, without limitation, any letter of intent or memorandum of understanding.

“Effect” means any effect, change, event, fact, condition, occurrence, or development.

“ERISA Affiliate” means any Person or entity that is treated as a single employer with the Seller under Code Section 414.

“Excess Parachute Payment” shall have the meaning set forth in Code § 280G(b).

“GAAP” means generally accepted accounting principles.

“Intellectual Property” means the corporate name and all trademarks, service marks, trade names, logos, trade dress, including all goodwill associated with the foregoing, domain names, copyrights and registrations and applications to register or renew the registration of any of the foregoing, patents, patent applications and patent rights, trade secrets, and all similar intellectual property rights.

“Knowledge” as used with respect to an entity (including references to such entity being aware of a particular matter) shall mean those facts that are actually known by the Chairman, Chief Executive Officer, President, or Chief Financial Officer of such entity, or individuals performing similar functions.

“Law” shall mean any federal, state, or local constitution, statute, regulation, rule, common law, Order, judgment or legally enforceable policy or requirement applicable to a Person.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property (real or personal) or property (real or personal) interest, other than (i) Liens for current Taxes upon the assets or property of a Person or its subsidiaries which are not yet due and payable, provided appropriate reserves have been established therefore on the financial statements of such Person, and (ii) for depository institution subsidiaries of a Person, pledges to secure deposits and Liens incurred in the ordinary course of the banking business.

“Order” shall mean any award, decision, decree, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Authority; but excluding matters requiring attention generated by Regulatory Authorities following an examination.

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“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d) of the Exchange Act) or Governmental Authority.

“Proceeding” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability of another Person, or invoking or seeking to invoke legal process to obtain information relating to or affecting another Person, which affects such other Person’s business assets (including Contracts related to it), or obligations under the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Governmental Authorities in the ordinary course consistent with past practice, nor matters requiring attention following such examinations.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the Office of the State Bank Commissioner of Kansas, the SEC, the DFI, and all other federal and state regulatory agencies and public authorities having jurisdiction over the parties and their respective subsidiaries.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person.

“Seller Material Adverse Effect” means Effect, that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Seller and Seller Subsidiaries taken as a whole, or (ii) materially impairs the ability of the Seller to consummate the transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not be deemed to include the impact of (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby; (b) any Effect resulting from compliance with the covenants, terms and conditions of this Agreement; (c) any Effect to the extent resulting from changes in Laws or interpretations thereof generally applicable to the banking industry; (d) any Effect to the extent resulting from changes in GAAP which the Seller is required to adopt; or (e) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally, including, without limitation, changes in interest rates (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, results of operations or financial condition of the Seller relative to other banking industry participants); or (f) actions contemplated and permitted by this Agreement.

“Subsidiary” means, with reference to any corporation, partnership, limited liability company, business trust, joint venture or other entity, ownership by such entity, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity.

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“Superior Offer” means an unsolicited, bona fide written offer made by a third Person, who is unaffiliated with the Seller, the Seller Subsidiaries, and their respective affiliated Persons, to consummate any of the following transactions or in one or a series of related transactions:

(i)                                     a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller pursuant to which those stockholders of the Seller immediately preceding such transaction will hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction;

(ii)                                  a sale, lease, exchange, transfer, license or other disposition by the Seller of all or substantially all of its assets; or

(iii)                               the acquisition by any Person (including by way of a tender offer, merger, consolidation, business combination, exchange offer or similar transaction or issuance by the Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Seller;

provided, however, that in each of clause (i), (ii) or (iii) immediately above, the Superior Offer shall be on terms that the Seller’s Board of Directors determines, in its good faith judgment (after receipt and consideration of the written opinion of a financial advisor of nationally recognized reputation to the effect that the consideration offered in such offer is superior, from a financial point of view, to the Per Share Consideration), to be (1) more favorable to the Seller stockholders than the terms of the Acquisition Merger, and (2) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of the proposal, including, to the extent debt financing is required, whether such proposal is fully financed by means of an executed customary commitment letter from a reputable Person that has agreed to provide or cause to be provided the amounts set forth therein, after taking into account any revisions to the terms of this Agreement and the Acquisition Merger proposed by the Company during the Notice Period set forth in Section 4.3(e).

9.4                               Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5                               Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.6                               Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all

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prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided in Section 9.8 below, are not intended to confer upon any other Person any rights or remedies hereunder.

9.7                               Assignment.  This Agreement shall not be assigned by operation of Law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any Affiliate, provided that no such assignment shall relieve the Company of its obligations hereunder.

9.8                               Parties in Interest.  This Agreement (including the exhibits and schedules attached hereto) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5, above (which is intended to be for the benefit of and may be enforced by such Indemnified Parties).

9.9                               Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.10                        Governing Law.  Except to the extent that the laws of the State of Delaware are mandatorily applicable to the matters arising under or in connection with this Agreement, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, regardless of the Laws that might otherwise govern under applicable principles of choice of law or conflicts of law.

9.11                        Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.12                        Time is of the Essence.  Time is of the essence as to all performance under this Agreement.

9.13                        Specific Performance.  The parties hereto acknowledge that monetary damages would not be a sufficient remedy for breach of this Agreement.  Therefore, upon breach of this Agreement by any party, the aggrieved party may proceed to protect its rights and enforce this Agreement by suit in equity, action at law or other appropriate Proceeding, including an action for the specific performance of any provision herein or any other remedy granted by Law, equity or otherwise, in each case without posting a bond.  Any action for specific performance hereunder shall not be deemed exclusive and may also include claims for monetary damages as may be warranted under the circumstances.  The prevailing party in any such suit, action or other Proceeding arising out of or related to this Agreement shall be entitled to recover its costs, including attorney’s fees, incurred in such suit, action or other Proceeding.

9.14                        Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the

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obligations or other acts of the other parties hereto, (b) waive any inaccuracies by the other parties hereto in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other parties hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

9.15                        Legal Representation.

(a)                                 Each of the parties to this Agreement (and the surviving corporation of the Mergers after the Effective Time) hereby agrees, on its own behalf and on behalf of its directors, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that following consummation of the Mergers, Stinson Leonard Street LLP may serve as counsel to any directors or stockholders of Seller, including Aslin Opportunity Fund BK, LP, and any Affiliate of the Seller or any Seller Subsidiary (together, the “Protected Seller Parties”), in connection with any dispute, litigation, claim, or proceeding arising out of or relating to this Agreement or the Mergers (any such representation, the “Post-Closing Representation”), notwithstanding such representation (or any continued representation) of the Seller (and the surviving corporation of the Mergers after the Effective Time) or any Seller Subsidiary. Each of the parties hereto hereby does, and shall cause each of the Waiving Parties to, consent to the foregoing arrangements, and irrevocably waives (and will not assert) any actual or potential conflict of interest or any objection that may arise from any representation by Stinson Leonard Street LLP expressly permitted by this Section. The Company and Seller acknowledge that the foregoing provision applies whether or not Stinson Leonard Street LLP provides legal services to the surviving corporation of the Mergers, or any of its subsidiaries, after the Closing Date.

(b)                                 Each of the Company and Seller (and the surviving corporation of the Mergers after the Effective Time), for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications and attorney work-product documentation between the Seller or the Seller Subsidiaries and their counsel made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement (including the schedules and exhibits hereto) or the Mergers, are privileged communications and documentation between the Seller or the Seller Subsidiaries and such counsel, will not pass and become an asset or property of the surviving corporation of the Mergers or its subsidiaries following Closing Date and from and after the Closing Date neither the Company, the surviving corporation of the Mergers, nor any Person acting on behalf of or through the Company or such surviving corporation, or any of the Waiving Parties, will seek to obtain the same by any legal process or otherwise. From and after the Closing Date, each of the Company and the surviving corporation of the Mergers, on behalf of itself and the Waiving Parties, waives and agrees not to assert any attorney-client privilege with respect to any communication between Stinson Leonard Street LLP and the Seller (including such surviving corporation), the Seller Subsidiaries, or any stockholder of Seller occurring prior to the Closing Date; provided, however, that if a dispute arises between the Company or the surviving corporation of the Mergers and a third party other than the Protected Seller Parties, then the

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Company (to the extent applicable)  may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications with Stinson Leonard Street LLP.

9.16                        Interpretation.  When a reference is made in this Agreement to Articles, Sections, exhibits, or schedules, such reference will be to an Article or Section of or exhibit or schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein.  No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any party hereto.  The Seller Disclosure Schedule and the Company Disclosure Schedule, as well as all other schedules and exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.  References to the “other party” will be deemed to refer to the Seller or the Company, as the case may be.

[Signatures on next page]

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IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASLIN GROUP, INC.

By:	/s/ Malcolm M. Aslin
Malcolm M. Aslin, Chairman and
Chief Executive Officer

AGI ACQUISITION CORP.

By:	/s/ Barbara Conley
Barbara Conley, President

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Corey Chambas
Corey Chambas, President and
Chief Executive Officer

Signature Page to Agreement and Plan of Merger

62

APPENDIX B

Section 262 et seq. of the Delaware General Corporation Law

(a)         Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)         Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)         Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)         Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.              Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.              Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.               Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.              Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)         In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)         In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)          Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)         Appraisal rights shall be perfected as follows:

(1)         If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)         If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)          Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)           Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)          At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)         After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)             The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)            The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)         From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)             The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.